Exhibit 99.1

CYNAPSUS THERAPEUTICS INC.

Annual and Special Meeting of Shareholders

And

Management Information Circular

April 4, 2016

CYNAPSUS THERAPEUTICS INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To the shareholders of Cynapsus Therapeutics Inc. (the “Corporation”):

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the “Meeting”) of the shareholders of Cynapsus Therapeutics Inc. will be held on May 10, 2016 at 10:00 a.m. (Toronto time) at the offices of Borden Ladner Gervais LLP, 40 King Street West, 44th floor, Toronto, Ontario, for the following purposes:

1.	to receive and consider the audited financial statements of the Corporation for the fiscal year ended December 31, 2015, together with the auditor’s report thereon;

2.	to elect directors for the ensuing year;

3.	to appoint the auditors for the ensuing year and authorize the directors to fix their remuneration;

4.	to consider and, if deemed advisable, pass an ordinary resolution of the shareholders approving certain amendments to the Corporation’s stock option plan, as more fully described in the accompanying Management Information Circular;

5.	to consider and, if deemed advisable, pass an ordinary resolution of the shareholders repealing the existing general by-law and approving a new general by-law for the Corporation, as more fully described in the accompanying Management Information Circular; and

6.	to transact such other business as may properly come before the Meeting or any adjournments thereof.

Only holders (“Shareholders”) of record at the close of business on March 29, 2016 (the “Record Date”) of common shares of the Corporation are entitled to notice of and to attend the Meeting or any adjournments or postponements thereof and to vote thereat.

Shareholders may vote in person at the Meeting or any adjournments thereof, or they may appoint another person (who need not be a Shareholder) as their proxy to attend and vote in their place.

Shareholders unable to be present at the Meeting are requested to date and sign the enclosed form of proxy and return it to TMX Equity Transfer Services, 200 University Avenue, Suite 300, Toronto, Ontario, M5H 4H1, Attention: Proxy Department, not later than 5:00 p.m. (Toronto time) on the second last business day prior to the date of the Meeting, or with the Chair of the Meeting before the commencement of the Meeting, or, if the Meeting is adjourned, not less than 5:00 p.m. (Toronto time) on the second last business day prior to the date of such adjourned Meeting or with the Chair of the Meeting before the commencement of such adjourned Meeting.

A Management Information Circular relating to the business to be conducted at the Meeting and the audited financial statements of the Corporation for the fiscal year ended December 31, 2015 accompany this Notice.

DATED at Toronto, Ontario this 4th day of April, 2016.

By Order of the Board of Directors

"Anthony Giovinazzo"

Anthony Giovinazzo
President and Chief Executive Officer

CYNAPSUS THERAPEUTICS INC.

LETTER FROM THE PRESIDENT AND CEO, ANTHONY GIOVINAZZO

2016 ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS

Dear Shareholders,

I want to take this opportunity to give you an update on our progress at Cynapsus over the past year and provide you some insights to our goals for 2016 and 2017.

In 2015, we made significant progress advancing our strategic plan in key areas, including strengthening our financial position by completing an initial public offering in the United States for gross proceeds of US$72.5 million, a listing on the NASDAQ Global Market, and commencing our pivotal Phase 3 studies for APL-130277 for Parkinson’s disease (PD).

Clinical Highlights

•	On February 4, 2015, we held our end of Phase 2 meeting with the United States Food and Drug Administration (FDA). We will follow Section 505(b)(2) of the United States Federal Food, Drug, and Cosmetic Act (FDCA) for the development of APL-130277 in the U.S. The drug substance (apomorphine) in APL-130277 is identical to the active pharmaceutical ingredient (API) in the FDA approved subcutaneous injection, Apokyn®, and APL-130277 is designed for similar usage but potentially for a broader range of PD patients. The Section 505(b)(2) regulatory pathway will require us to provide statistically significant clinical evidence that PD patients experience improvement in their motor function as a result of delivery of apomorphine via the sublingual thin film route compared to placebo.

•	On April 22, 2015, we presented data at the American Academy of Neurology annual meeting that demonstrated that a minimum efficacious plasma threshold of apomorphine was required to convert a patient from the OFF state to the ON state. APL-130277 reached this threshold in as early as 10 minutes and levels were maintained over this threshold through 90 minutes after dosing. This translated to clinically meaningful improvement in motor function as assessed by the Movement Disorders Society UPDRS Part III (a newer version of the UPDRS Part III scale), or MDS-UPDRS Part III, score.

•	On June 25, 2015, we announced that we presented data from clinical trials of APL-130277 at the 19th International Congress of Parkinson’s Disease and Movement Disorders (MDS) in San Diego, California, showing APL-130277 significantly improved PD symptoms (as measured by MDS-UPDRS Part III), rapidly turning patients from the OFF to ON state and was generally safe and well-tolerated.

•	On June 29, 2015, we announced enrollment of the first patient in the CTH-300 clinical trial, a pivotal Phase 3 study to examine the efficacy, safety and tolerability of APL-130277 for the acute treatment of OFF episodes in patients with PD. The CTH-300 trial is a double-blind, placebo-controlled, parallel-design study with an estimated enrollment of 126 PD patients in 35 centers who have at least one OFF episode every 24 hours, with total OFF time of at least two hours per day. The study objective is to evaluate the efficacy and safety of APL-130277 versus placebo in patients with PD. Up to 126 patients will each be observed for 12 weeks, with dosing at home and in clinic. The primary endpoint will be measured at week 12 in clinic and will be the mean change in the MDS-UPDRS Part III score at 30 minutes after dosing. The key secondary endpoint will be the percentage of patients who convert from the OFF to the ON state at or before 30 minutes of dosing with APL-130277 in clinic at the week 12 visit.

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•	On September 2, 2015, we announced enrollment of the first patient in the CTH-301 clinical trial, a pivotal Phase 3 study to examine the safety and tolerability of APL-130277 for the acute treatment of OFF episodes in patients with PD. The CTH-301 trial is a 6-month, open-label, single arm safety study in PD patients who have at least one OFF episode every 24 hours, with total OFF time of at least two hours per day. The primary endpoint for the study is the safety and tolerability of APL-130277 in patients with PD. The secondary endpoints examine efficacy variables, including the change in the MDS-UPDRS Part III scores over the 6-months of treatment. Sites will recruit patients over several months, with each patient being evaluated for six months. An estimated 226 patients will be enrolled, including up to 126 who had been enrolled in the CTH-300 efficacy study and rolled over to this study, plus an additional 100 new patients.

•	On December 10, 2015, we announced that we successfully completed the CTH-200 bridging study comparing APL-130277 to subcutaneous apomorphine. In addition, we provided an update on our European clinical plans. The CTH-200 study was a single-dose, crossover comparative bioavailability and PK study in healthy volunteers. CTH-200 is a bioavailability study required for the Section 505(b)(2) New Drug Application (NDA) to confirm the PK characteristics and comparability of APL-130277 to the reference listed drug. This short study was completed in December 2015 comparing a single dose of APL-130277 to a single dose of the subcutaneous apomorphine product ApoGo. ApoGo is the European approved bioequivalent of the FDA approved product Apokyn. Results of this study are expected to be submitted to the FDA as part of an NDA submission, as well as to European regulatory authorities as part of a European submission.

•	In December 2015, Cynapsus attended the XXI World Congress on Parkinson’s Disease (IAPRD) and presented in five poster presentations updated clinical data from the Phase 2 trial of APL-130277. Results showed that APL-130277 significantly improved PD symptoms (as measured by MDS-UPDRS Part III), rapidly turning patients from the OFF to ON state, and was generally safe and well tolerated. We also sponsored a symposium titled “The Importance and Impact of OFF Episodes in PD Patients and the Need for Turning ON Therapies,” which included a key opinion leader panel discussion.

Organizational Highlights

•	On March 12, 2015, Tamar Howson was appointed to our board of directors. Ms. Howson is a seasoned business development executive within the pharmaceutical industry, having formerly served as Senior Vice President at both Bristol-Myers Squibb and SmithKline Beecham. Ms. Howson currently serves as a business development and strategy consultant to biopharmaceutical companies and she also serves as a director at Oxigene, Inc., Organovo Holdings Inc. and Enzymotic Ltd. She has formerly served as a director at several biotechnology companies, including Actavis plc, Ariad Pharmaceuticals, Inc., Cardax, Inc., Idenix Pharmaceuticals Inc., NPS Pharmaceuticals Inc., SkyePharma PLC and Warner Chilcott plc.

•	On June 4, 2015, we announced the issuance of a U.S. Patent No. 9,044,475 providing broad coverage for sublingual apomorphine. This patent is solely owned by Cynapsus and granted with claims that provide us with protection of pharmaceutical dosage forms that combine apomorphine hydrochloride particles with an organic pH neutralizing agent and a permeation enhancer in a sublingual film. This patent is scheduled to expire in June of 2030 and covers APL-130277 and related formulations. The issued patent is the third to issue as a U.S. patent from our patent application filings directed to sublingual apomorphine therapies.

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Financial Highlights

•	On March 31, 2015, we announced the completion of a private placement of 1,377,467 common shares for gross proceeds of approximately Cdn$21.0 million (approximately US$17 million). The financing was led by funds associated with OrbiMed, Aisling Capital and Venrock, with participation from various other institutional investors, including existing shareholders Broadfin Capital, Sphera Funds Management, Pura Vida Investments, DAFNA Capital Management and Dexxon Holdings Ltd.

•	On June 18, 2015, following the pricing of our initial public offering in the United States, our common shares commenced trading on the NASDAQ Global Market under the symbol “CYNA”. Our common shares also continue to be listed on the TSX under the symbol “CTH.” On June 23, 2015, we announced the completion of our initial public offering in the United States of 5,175,000 common shares for total gross proceeds of approximately Cdn$89.3 million (approximately US$72.5 million), including the exercise in full of the underwriters’ option to purchase additional common shares.

Goals for 2016 and 2017

The following table outlines the Company’s strategic focus and action plan in 2016 and 2017 to achieve its strategic objectives.

1.	Complete CTH-300 Efficacy Study. A double-blind, placebo-controlled, parallel-design study with an estimated 126 PD patients who have at least one OFF episode every 24 hours, with total OFF time of at least two hours per day. Top-line data expected in the second or third quarter of 2016.

2.	Complete CTH-301 Safety Study. A long-term open-label, single arm safety study in PD patients who have at least one OFF episode every 24 hours, with total OFF time of at least two hours per day. Top-line data expected in the fourth quarter of 2016 or the first quarter of 2017.

3.	Commence and Complete CTH-201 Phase 2 Thorough QT Study. A Phase 2, randomized, double-blind, placebo-controlled three-period crossover, positive control, QT-evaluation study of APL-130277 in subjects with PD complicated by motor fluctuations (OFF episodes). Subject to FDA review and agreement, if required, this study is planned to begin in the second half of 2016. If commenced, the trial is expected to be completed in the fourth quarter of 2016 or the first quarter of 2017.

4.	Ongoing Chemistry, Manufacturing and Controls (CMC) Activities. In parallel to the CTH-300 and CTH-301 studies, Cynapsus will be performing the necessary activities required for the filing of an NDA. This CMC work is ongoing throughout 2016 and 2017.

5.	Preparation of 505(b)(2) NDA. Upon completion of the efficacy and safety studies, Cynapsus intends to prepare and submit a 505(b)(2) NDA to the FDA near the end of 2016 or in early 2017.

6.	Activities Related to Potential Commercial Launch. In anticipation of a possible new product approval and possible commercial launch of APL-130277 in the U.S. market in late 2017 or early 2018, Cynapsus will conduct additional commercialization studies, including neurologist, patient, payer, pricing and/or reimbursement studies, as well as product brand name selection and filings, and plans for launch.

7.	Activities Related to European Registration. Cynapsus intends to establish guidance from the European Union for a path to approval in the European Union, required clinical studies and reimbursement conditions. A pre-submission meeting is expected to occur with the European Medicines Agency (EMA) in the second quarter of 2016. An active comparator study is expected to commence in the second half of 2016.

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Our progress in 2015 and goals for 2016/2017 provide for exciting times which we believe may contribute to further benefit for PD patients and shareholders. As always, thank you for your continued support.

Please feel free to contact me if you have any questions.

Sincerely,

/s/ Anthony Giovinazzo

Anthony Giovinazzo

President and Chief Executive Officer

Forward-Looking Statements

This document contains "forward-looking statements" within the meaning of applicable securities laws, including without limitation, expectations regarding the Company’s clinical and regulatory activities; the anticipated timing and completion of clinical studies; the filing of a new drug application with the U.S. FDA near the end of 2016 or in early 2017; possible commercial launch of APL-130277 in the U.S. market in late 2017 or early 2018; registration of APL-130277 in Europe; and the Company’s beliefs regarding benefits for PD patients and shareholders. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. These forward-looking statements are based on the Company’s current expectations and beliefs and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ from those anticipated in such forward-looking statements as a result of risks and uncertainties, and include, but are not limited to, those factors identified under the caption “Risk Factors” in the Company’s Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on March 9, 2016, as amended by Amendment No. 1 to Form 10-K/A filed with the SEC on March 18, 2016, and its other filings and reports in the United States with the SEC available on the SEC’s web site at www.sec.gov, and in Canada with the various Canadian securities regulators, which are available online at www.sedar.com. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes or otherwise, except as required by law.

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MANAGEMENT INFORMATION CIRCULAR

Table of Contents

Article 1 - VOTING AND PROXIES	1

1.1 Solicitation of Proxies	1
1.2 Appointment of Proxyholders	1
1.3 Revocation of Proxies	2
1.4 Non-Registered Holders of Shares	2
1.5 Non-Objecting Beneficial Owners	2
1.6 Voting Shares and Principal Shareholders Thereof	3

Article 2 - BUSINESS TO BE TRANSACTED AT THE MEETING	3

2.1 Presentation of the Financial Statements and Auditor’s Report	3
2.2 Election of Directors	3
2.3 Appointment of Auditors	8
2.4 Amendments to Stock Option Plan	8
2.5 Approval of New By-Law Number 4	11

Article 3 - STATEMENT OF CORPORATE GOVERNANCE PRACTICES	12

3.1 General	12
3.2 Board Mandate	12
3.3 Composition and Operation of the Board	12
3.4 Diversity	14
3.5 Ethical Business Conduct	14
3.6 Orientation and Continuing Education	15
3.7 Board Committees	15
3.8 Audit Committee	15
3.9 Corporate Governance, Nominating and Compensation Committee	17
3.10 Attendance at Board and Committee Meetings	19

Article 4 - STATEMENT OF EXECUTIVE COMPENSATION	20

4.1 Compensation Discussion and Analysis	20
4.2 Summary Compensation Table	26
4.3 Incentive Plan Awards	27
4.4 Termination and Change of Control Benefits	28
4.5 Executive Employment Agreements	29

Article 5 - NON-EXECUTIVE DIRECTOR COMPENSATION	38

5.1 General	38
5.2 Individual Director Compensation	39
5.3 Incentive Plan Awards	40
5.4 Option Based Awards - Value Vested or Earned	41

Article 6 - EQUITY BASED COMPENSATION PLANS	42

6.1 Stock Option Plan	42
6.2 Securities Authorized for Issuance under Equity Based Compensation Plans	44

Article 7 - INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS	44

Article 8 - INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS	44

Article 9 - AUDITED FINANCIAL STATEMENTS	45

Article 10 - DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE	45

Article 11 - TRANSFER AGENT AND REGISTRAR	45

Article 12 - INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	45

Article 13 - OTHER MATTERS WHICH MAY COME BEFORE THE MEETING	45

Article 14 - ADDITIONAL INFORMATION	45

Article 15 - APPROVAL OF BOARD	46

Schedule “A”	Audit Committee Charter
Schedule “B”	Stock Option Plan, as amended
Schedule “C”	By-Law Number 4

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MANAGEMENT INFORMATION CIRCULAR

ARTICLE 1 - VOTING AND PROXIES

1.1           Solicitation of Proxies

This Management Information Circular is furnished in connection with the solicitation, by the Management of Cynapsus Therapeutics Inc. (the “Corporation”), of proxies to be used at the Annual and Special Meeting of Shareholders of the Corporation (the “Meeting”), to be held on May 10, 2016, at the time and place and for the purposes set forth in the Notice of Annual and Special Meeting of Shareholders (the “Notice of Meeting”) or any adjournment thereof.

Unless otherwise indicated, the information contained in this Management Information Circular is given as of April 4, 2016. All dollar amounts in this Management Information Circular refer to Canadian dollars, unless otherwise indicated.

The solicitation of proxies will be conducted primarily by mail. Some proxies may also be solicited directly in the case of directors, officers or employees of the Corporation, but without further compensation. The Corporation may also reimburse brokers and other persons holding the Corporation’s common shares (“Common Shares”) on their behalf or on behalf of nominees, for costs incurred in sending the proxy documents to principals and to obtain their proxies. The Corporation will assume the costs of solicitation, which are expected to be minimal.

1.2           Appointment of Proxyholders

The persons named as proxyholders in the enclosed form of proxy are directors and/or officers of the Corporation.

A shareholder has the right to appoint a person other than the persons indicated in such proxy form to act as his or her proxyholder. To do so, the shareholder must write the name of such person in the appropriate space on the form of proxy.

In order to ensure they are counted, duly completed proxies must be received at the office of Equity Financial Trust Company, 200 University Avenue, Suite 300, Toronto, Ontario, M5H 4H1, Attention: Proxy Department no later than 10:00 a.m. on the second last business day prior to the date of the Meeting or they may be delivered to the Chairman at the Meeting or at any adjournment thereof. A person acting as proxyholder need not be a shareholder of the Corporation.

The persons named as proxies will vote or withhold from voting the shares in respect of which they are appointed or vote for or against any particular question, in accordance with the instructions of the shareholder appointing them. In the absence of such instructions, the shares will be voted in favour of all matters identified in the enclosed Notice of Meeting. The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting and to other matters which may properly come before the Meeting. At the time of printing of this Management Information Circular, the management of the Corporation knows of no such amendment, variation or other matter expected to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if any amendments or other matters not known to management should properly come before the Meeting, the accompanying form of proxy confers discretionary authority upon the persons named therein to vote on such amendments or matters in accordance with their best judgment.

1.3           Revocation of Proxies

A shareholder giving a proxy may revoke it at all times by a document signed by him or her or by a proxyholder authorized in writing or, if the shareholder is a corporation, by a document signed by an officer or a proxyholder duly authorized, given to Equity Financial Trust Company, 200 University Avenue, Suite 300, Toronto, Ontario, M5H 4H1, Attention: Proxy Department, no later than 10:00 a.m. on the second last business day prior to the date of the Meeting or any adjournment thereof at which the proxy is to be used, or to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof.

1.4           Non-Registered Holders of Shares

The information set forth in this section should be reviewed carefully by the non-registered shareholders of the Corporation. Shareholders who do not hold their shares in their own name should note that only proxies deposited by shareholders who appear on the records maintained by the Corporation’s registrar and transfer agent as registered holders of shares, or the persons they appoint as their proxies, will be recognized and acted upon at the Meeting.

Non-registered shareholders may vote shares that are held by their nominees in one of two manners. Applicable securities laws and regulations, including National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer, require nominees of non-registered shareholders to seek their voting instructions in advance of the Meeting. Non-registered shareholders will receive (or will have received) from their nominees either a request for voting instructions or a proxy form for the number of shares held by them. The nominees’ voting instructions or proxy forms will contain instructions relating to signature and return of the document and these instructions should be carefully read and followed by non-registered shareholders to ensure that their shares are appropriately voted at the Meeting.

Non-registered shareholders who would like their shares to be voted for them must therefore follow the voting instructions provided by their nominees.

Non-registered shareholders who wish to vote their shares in person at the Meeting must insert their own name in the space provided on the request for voting instructions or proxy form, as the case may be, in order to appoint themselves as proxyholder and follow the signature and return instructions provided by their nominees. Non-registered shareholders who appoint themselves as proxyholders should present themselves at the Meeting to a representative of Equity Financial Trust Company. Non-registered shareholders should not otherwise complete the form sent to them by their nominees as their votes will be taken and counted at the Meeting.

All references to “shareholders” in this Management Information Circular and the accompanying form of proxy and Notice of Meeting are to registered shareholders unless specifically stated otherwise.

1.5           Non-Objecting Beneficial Owners

These meeting materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the Corporation or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding securities on your behalf. By choosing to send these materials to you directly, the Corporation (and not the intermediary holding on your behalf) has assumed responsibility for (a) delivering these materials to you, and (b) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions or form of proxy delivered to you.

1.6           Voting Shares and Principal Shareholders Thereof

The shares conferring voting rights at the Meeting are Common Shares. At the date of this Management Information Circular, no shares of any other class are issued and outstanding. Each Common Share confers the right to one vote. As at April 4, 2016, there were 12,310,366 Common Shares issued and outstanding.

On May 7, 2015, the shareholders approved a special resolution to consolidate all of the Corporation’s issued and outstanding Common Shares (the “Consolidation”). On May 15, 2015, the Corporation effected the Consolidation on the basis of one post-Consolidation Common Share being issued for 16 pre-Consolidation Common Shares. Unless otherwise indicated, all references to Common Shares herein are to the Corporation’s common shares as presently constituted on a post-Consolidation basis.

Holders of Common Shares entered on the list of shareholders compiled at the close of business (Toronto time) on April 4, 2016 will have the right to vote at the Meeting or at any adjournment thereof if they are present or represented by a proxyholder.

To the knowledge of the directors and officers of the Corporation, the only persons who as of April 4, 2016, beneficially own or control, directly or indirectly, shares conferring more than 10% of the voting rights attached to the issued and outstanding shares of the Corporation are indicated in the table below:

Name of Shareholder	Common Shares		Percentage of Voting Rights
Dexcel Pharma Technologies Ltd. / Dexxon Holdings Ltd. (“Dexcel”)	1,865,040	(1)	15.15%
Franklin Advisers, Inc.	1,476,565	(2)	12.00%

NOTES:

1.	Includes: (i) 384,615 Common Shares held by Dexcel Pharma Technologies Ltd.; and (ii) 1,480,425 Common Shares held by Dexxon Holdings Ltd.
2.	Franklin Advisers, Inc. has sole voting and investment power over the Common Shares. The following persons may also be deemed to have beneficial ownership over the Common Shares: (i) Franklin Resources, Inc. (“FRI”); and (ii) Charles B. Johnson and Rupert H. Johnson, Jr., each a greater than 10% shareholder of FRI; however, each of FRI and Messrs. Johnson and Johnson, Jr. disclaim beneficial ownership over such Common Shares.

ARTICLE 2 - BUSINESS TO BE TRANSACTED AT THE MEETING

2.1          Presentation of the Financial Statements and Auditor’s Report

Management, on behalf of the board of directors of the Corporation (the “Board”), will submit to the shareholders at the Meeting the Audited Consolidated Financial Statements of the Corporation for the fiscal year ended December 31, 2015 and the Auditor’s Report thereon.

2.2          Election of Directors

The Articles of the Corporation provide that the Board shall be composed of a minimum of three and a maximum of 15 directors. The Board, upon the recommendation of the Corporate Governance, Nominating and Compensation Committee (the “CGNCC”), proposes the eight persons named in the table on the following page as candidates for election as directors. Each elected director will remain in office until the next annual meeting of the shareholders or until his or her successor is elected or appointed, unless his or her post is vacated earlier. The candidates proposed by management of the Corporation have been directors of the Corporation since the dates indicated below.

Unless instructions are given to abstain from voting with regard to the election of directors, the persons whose names appear on the enclosed form of proxy will vote in favour of the election of each of the eight nominees whose names are set out in the table on the following page.

Management of the Corporation does not foresee that any of the following nominees listed below will be unable or, for any reason, unwilling to perform his or her duties as director. In the event that the foregoing occurs for any reason, prior to the election, the persons indicated on the enclosed form of proxy reserve the right to vote for another candidate of their choice unless otherwise instructed by the shareholder in the form of proxy to abstain from voting on the election of directors.

In order for the resolution to be passed, approval by the majority of the votes cast by all of the shareholders, present in person and by proxy at the Meeting, is required.

The enclosed form of proxy allows shareholders to direct proxyholders to vote individually for each of the nominees named below as a director of the Corporation. The Board adopted a policy in 2012 requiring that, at any meeting where shareholders vote on the election of directors, any individual nominee who receives a greater number of votes “withheld” than votes “for” will be required to tender his or her resignation to the Board promptly following the meeting. The CGNCC will then consider such resignation and make a recommendation to the Board whether or not it should be accepted. The decision of the Board will be made within 90 days of the Meeting and announced in a press release. The director who tendered such resignation will not be part of any deliberations of the Board or any committee thereof pertaining to the resignation.

The following table and notes set out the name of each of the individuals proposed by management for election as a director of the Corporation, their principal occupation, the date they first became a director of the Corporation and the number of shares of the Corporation beneficially owned, controlled or directed, directly or indirectly, by each such individual as at April 4, 2016.

Nominee Position with the Corporation and Province/State and Country of Residence	Principal Occupation	Director Since	Common Shares Beneficially Owned or Controlled as at April 4, 2016(1)
Anthony Giovinazzo Ontario, Canada • Director • President and Chief Executive Officer	President and Chief Executive Officer, Cynapsus Therapeutics Inc.	May 30, 2012	89,183
Tomer Gold (3)(4)(5)(6)(7) Herzliya, Israel • Director	Vice President, Research and Development of Dexcel Pharma	May 9, 2013	NIL
Ronald Hosking(2)(3) Ontario, Canada • Director • Chairman of Audit Committee	Chief Financial Officer of PlantForm Corporation	January 11, 2010	1,406
Tamar Howson(2) New York, United States • Director	Management Consultant	March 11, 2015	NIL
Nan Hutchinson(8) Pennsylvania, United States • Director	Management Consultant	February 11, 2014	NIL

Nominee Position with the Corporation and Province/State and Country of Residence	Principal Occupation	Director Since	Common Shares Beneficially Owned or Controlled as at April 4, 2016(1)
Dr. Perry Molinoff(3) New York, United States • Director • Chairman of the CGNCC	Management Consultant	May 30, 2012	NIL
Ilan Oren (2)(4)(5)(6)(7) Kfar-Shmaryahu, Israel • Director	Vice President, Business Development of Dexcel Pharma	May 9, 2013	NIL
Rochelle Stenzler(2)(3) Ontario, Canada • Director • Chairperson of the Board	Management Consultant; Director at Humber River Regional Hospital	March 15, 2006	1,124
TOTAL			91,713

NOTES:

1.	The information as to shares beneficially owned, directly or indirectly, or over which control is exercised is not within the knowledge of the Corporation and has been furnished by the respective individuals.
2.	Current Member of Audit Committee.
3.	Current Member of the CGNCC.
4.	As part of a short form prospectus offering that closed on March 1, 2013, Dexcel, a strategic pharmaceutical investor, paid $3,500,000 for 475,543 units under the offering. Each unit consisted of one Common Share and one Common Share purchase warrant of the Corporation. Following receipt of regulatory approval, Mr. Gold and Mr. Oren joined the Board on May 9, 2013.
5.	As part of a short form prospectus offering that closed on April 15, 2014, Dexcel paid $4,000,000 for 384,616 units under the offering. Each unit consisted of one Common Share and one Common Share purchase warrant of the Corporation.
6.	As part of a private placement offering that closed on March 31, 2015, Dexcel paid $4,133,684 for 271,381 Common Shares under the offering.
7	As part of the June 23, 2015 public offering in the United States, Dexcel paid $12,658,596 for 733,500 Common Shares under the offering.
8.	Ms. Hutchinson served as a member of the CGNCC from May 7, 2014 to March 8, 2016.

There are no contracts, arrangements or understandings between any nominee and any other person (other than the directors and officers of the Corporation acting solely in such capacity) pursuant to which the nominee has been or is to be elected as a director.

The proposed directors of the Corporation as a group (eight persons) owned beneficially or exercised control or direction over 91,713 Common Shares, or approximately 0.75% of the Common Shares, as at April 4, 2016. See also “Voting Shares and Principal Shareholders Thereof”.

The following are brief biographies of each of the nominees for director:

Anthony Giovinazzo: Mr. Giovinazzo has served as President and Chief Executive Officer of the Corporation since November 2009 and as a member of the Board since May 2012. He is one of the inventors of the original APL-130277 intellectual property that was acquired by the Corporation. Mr. Giovinazzo has been involved in the CNS field (relating to Parkinson’s disease, Alzheimer’s, pain and anxiety) for over 20 years, with experience in clinical development, intellectual property protection and licensing. From April 2006 to November 2009, Mr. Giovinazzo served as the Chief Executive Officer of Cervelo Pharmaceuticals Inc., a biopharmaceutical company. From 2002 to 2006, he served as Chief Executive Officer of Cita NeuroPharmaceuticals Inc., a biopharmaceutical company. Mr. Giovinazzo obtained a Chartered Director (C.Dir.) and Audit Committee Certification (A.C.C.) from The Director’s College (where he was also a faculty member) in 2006 and 2011, respectively. He attended the Harvard Business School Executive Program: Leadership and Strategy in Pharmaceuticals and Biotech in 2006. Mr. Giovinazzo completed his M.B.A. at IMD Geneva, Switzerland; Graduate Certificate Studies in Canadian Law (Taxation) Osgoode Hall Law School, York University; and a B.A. in Economics and Accounting, at McMaster University. He was also a business advisory board member of the National Research Council of Canada’s Genomics funding program, for two terms from 2007 to 2012.

Tomer Gold: Mr. Gold has served as a member of the Board since May 2013. Mr. Gold has been the Vice President, Research and Development of Dexcel Pharma Technologies Ltd., an international pharmaceutical company involved in the development, manufacture and commercialization of pharmaceuticals, since 2011. From 1999 to 2011, Mr. Gold was employed by Teva Pharmaceutical Ltd., a pharmaceutical company, and at his last position led the Pharmaceutical Development - European Union team of the Global Generic Research and Development branch. Mr. Gold holds a B.Sc. in Chemical Engineering and was granted a M.Sc. in Biomedical Engineering from the Technion-Israel Institute of Technology in Haifa, Israel.

Ronald Hosking: Mr. Hosking has served as a member of the Board since January 2010. Mr. Hosking has been the Chief Financial Officer at PlantForm Corporation, a biopharmaceutical company, since December 2008. From 1997 to 2008, Mr. Hosking was Vice President Finance and Chief Financial Officer of PreMD Inc., a developer of point of care medical devices. Mr. Hosking is a C.P.A., C.A. and a graduate of the University of Toronto with a B.Com. (Finance).

Tamar Howson: Ms. Howson has served as a member of the Board since March 2015. Ms. Howson previously served as Senior Vice President at Bristol-Myers Squibb, a pharmaceutical company, from 2001 to 2007 and SmithKline Beecham, a pharmaceutical company, from 1996 to 2000. Ms. Howson currently serves as a business development and strategy consultant to biopharmaceutical companies and she also serves as a director at Enzymotec Ltd., Oxigene, Inc. and Organovo Holdings Inc. Ms. Howson has served as a member of the audit committees of Oxigene, Inc. since 2012 and Organovo Holdings Inc. since 2014. She has formerly served as a director at several biotechnology companies, including Actavis plc, Ariad Pharmaceuticals, Inc., Cardax, Inc., Idenix Pharmaceuticals Inc., NPS Pharmaceuticals Inc., SkyePharma PLC and Warner Chilcott plc. Ms. Howson holds an M.B.A from Columbia University, a M.S. from City University of New York, and a B.S. in Chemical Engineering from the Technion-Israel Institute of Technology.

Nan Hutchinson: Ms. Hutchinson has served as a member of the Board since February 2014. Ms. Hutchinson was the Senior Vice President of Marketing and Sales for URL Pharma, a privately held pharmaceutical company, from November 2009 to October 2010. From April 2001 to November 2003, Ms. Hutchinson was a Vice President of Marketing at Bristol Myers Squibb, a biopharmaceutical company. She managed certain business units for Johnson & Johnson from 1986 to 2001. Ms. Hutchinson holds a B.Com. from Mount Allison University and a M.B.A. degree from Boston University.

Dr. Perry Molinoff: Dr. Molinoff has served as a member of the Board since May 2012. Dr. Molinoff has been a member of the faculty at the University of Pennsylvania since 1981, where he was the Vice Provost for Research from 2003 to 2006. He is an Emeritus Professor in the Department of Pharmacology at the University of Pennsylvania and has been an Adjunct Professor of Physiology and Neuroscience at the Medical University of South Carolina, or MUSC, Charleston, South Carolina since 2001. He has been the Chairman of Foundation for Research Development at MUSC since April 2014. Dr. Molinoff has been the Chairman of the Innovation Support Center, part of the Harrington Discovery Institute operating out of University Hospitals and Case Western Reserve University since 2012. He has previously been a member of the board of directors of both publicly traded and private companies including Palatin Technologies, Cypress Biosciences, Aegera Therapeutics and Cita Neuropharma. Dr. Molinoff received his M.D. from Harvard University.

Ilan Oren: Mr. Oren has served as a member of the Board since May 2013. Mr. Oren has served as the Vice President, Business Development at Dexcel Pharma Technologies Ltd., an international pharmaceutical company involved in the development, manufacture and commercialization of pharmaceuticals, since 2011. Mr. Oren has served on the board of two pharmaceutical companies, Roivant Sciences Ltd. and Axovant Sciences Ltd., since May 2014 and March 2015, respectively. He previously worked at L.E.K. Consulting, a life sciences advisory firm, from 2007 to 2011. Mr. Oren holds a B.A. in Economics from Harvard University.

Rochelle Stenzler: Ms. Stenzler has served as the Chairperson of the Board since March 2011 and has been a member of the Board since March 2006. Ms. Stenzler has been the Principal of Rochelle Stenzler Consulting since 2004. Ms. Stenzler previously served as the President and General Manager of Pharma Plus Drugmarts Ltd., a retail drugstore company, from 1992 to 1997; the President of Revlon Canada Inc. from 1997 to 1998; the President, International Operations of TLC Laser Eye Centers Inc., an operator of refractive centers throughout North America and the world’s largest provider of laser vision correction, from 1999 to 2000; and the President and Chief Executive Officer of TouchLogic Corporation, a company that develops and markets on an outsourced basis interactive voice response solutions and services to North American businesses, from 2000 to 2003. Ms. Stenzler currently serves as a director and audit committee member at Humber River Hospital and a director at WPO (World Presidents Organization), Ontario and was previously a board advisor to PCAS (Patient Care Automation Services). Ms. Stenzler is a graduate of the University of Toronto with a BSc.Phm. and the Rotman School of Management, Institute of Corporate Directors, with an ICD.D.

To the knowledge of the Corporation and based upon information provided to it by the nominees for election to the Board, no such nominee:

(a)	is, as at the date of this Management Information Circular, or has been, within 10 years before the date of this Management Information Circular, a director, chief executive officer or chief financial officer of any company (including the Corporation) that:

(i)	was subject to an order that was issued while the nominee was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)	was subject to an order that was issued after the nominee ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	is, as at the date of this Management Information Circular, or has been within 10 years before the date of this Management Information Circular, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)	has, within the 10 years before the date of this Management Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the nominee, with the exception of:

For the purposes of paragraph (a) above, “order” means:

(i)	a cease trade order;

(ii)	an order similar to a cease trade order; or

(iii)	an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than 30 consecutive days.

2.3          Appointment of Auditors

A firm of auditors is to be appointed by vote of the shareholders at the Meeting to serve as auditors of the Corporation until the close of the next annual meeting. The Board, upon the recommendation of the Audit Committee, proposes that Ernst & Young LLP, Chartered Accountants, be appointed as auditors of the Corporation, and that the directors of the Corporation be authorized to determine their compensation.

Unless instructed to abstain from voting with regard to the appointment of auditors, the persons whose names appear on the enclosed form of proxy will vote in favour of the appointment of Ernst & Young LLP and authorizing the directors of the Corporation to determine their compensation.

In order for the resolution to be passed, approval by a majority of the votes cast by all of the shareholders, present in person and by proxy at the Meeting, is required.

The fees paid to the auditors of the Corporation are reviewed by the Audit Committee. The fees paid or payable by the Corporation to the Corporation’s external auditors, Ernst & Young LLP, for the periods noted below for all services performed were as follows:

	Year Ended December 31
Service	2015 ($)	2014 ($)
Audit Fees:	558,973	138,873
Audit Related Fees:	-	-
Tax Fees:	43,169	-
All Other Fees:	-	-
Total:	602,142	138,873

NOTES:

1.	Audit related fees consist of amounts for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees”.
2.	Tax fees include fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning. Ernst & Young provided tax services including preparation of U.S. and Canadian corporate tax returns, international payroll tax advice, and other general tax advice.

2.4          Amendments to Stock Option Plan

The Corporation’s stock option plan (the “Stock Option Plan”) is a 10% “rolling” plan. The Stock Option Plan was established to provide an incentive to the directors, officers, employees, consultants and other personnel of the Corporation or any of its subsidiaries to achieve the longer-term objectives of the Corporation, to give suitable recognition to the ability and skill of such persons who contribute materially to the success of the Corporation and to attract and retain in the employ of the Corporation, or any of its subsidiaries, persons of experience and ability by providing them with the opportunity to acquire an increased proprietary interest in the Corporation. For more information on the terms and conditions of the Stock Option Plan, see “Equity Based Compensation Plans”.

In the course of reviewing the Corporation’s Stock Option Plan, management and the Board determined that it would be appropriate and in the best interests of the Corporation to amend the amending provisions of the Stock Option Plan to conform the provisions to the current policies of the Toronto Stock Exchange (the “TSX”) as well as the rules of The Nasdaq Stock Market LLC (“NASDAQ”). These amendments clarify actions that require shareholder approval in connection with amendments to the plan or to outstanding options, and are summarized following this paragraph. In addition, management and the Board propose to amend the Stock Option Plan to allow for the cashless exercise of options and to address certain tax consequences to option holders who are citizens or residents of the United States (including its territories, possessions and all areas subject to the jurisdiction) or are otherwise subject to income taxation under the laws of the United States.

New Amendment Provisions

If approved, the new amendment provisions to the Stock Option Plan would provide the Board with the authority, subject to the requisite regulatory approval, to make the following amendments without shareholder approval (without limitation, and to the extent allowed by the rules of NASDAQ):

•	altering, extending or accelerating the terms and conditions of vesting of any options;

•	accelerating the expiry date of options;

•	amending or modifying the mechanics (but not the exercise price) of exercise of options;

•	effecting amendments of a “housekeeping” or ministerial nature;

•	effecting amendments necessary to comply with the provisions of applicable laws (including, without limitation, the rules, regulations and policies of any stock exchange on which the Common Shares are listed);

•	effecting amendments respecting the administration of the Stock Option Plan;

•	effecting amendments necessary to suspend or terminate the Stock Option Plan; and

•	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations, and policies of any stock exchange on which the Common Shares are listed).

Under the proposed new amendment provisions, shareholder approval would be required for the following types of amendments:

•	any amendment that increases the number of shares issuable under the Stock Option Plan;

•	any amendment that extends the term of options beyond the original expiry;

•	a reduction in the exercise price of an option, the granting of a material increase in benefits to participants or the cancellation and reissuance of options;

•	any amendment required to be approved by shareholders under applicable law (including, without limitation, pursuant to the rules, regulations and policies of any stock exchange on which the Common Shares are listed);

•	any amendment which would permit options granted under the Stock Option Plan to be transferable or assignable other than for normal estate planning and settlement purposes;

•	any amendment that increases limits imposed by the Stock Option Plan on option participation;

•	any amendment that materially expands the class of participants eligible to participate in the Stock Option Plan;

•	any amendment that expands the types of options, awards or entitlements provided under the Stock Option Plan; and

•	any amendment so as to increase the ability of the Board to amend the Stock Option Plan without shareholder approval.

In addition, under the proposed new amendment provisions, disinterested shareholder approval (as set out in the policies of the TSX) would be required for the following types of amendments:

•	amendments to the Stock Option Plan that could result in the removal of, or increase in, the limits on insider participation;

•	amendments to the Stock Option Plan that extend the term of an option held by an insider;

•	any reduction in the exercise price of an option if the holder is an insider of the Corporation at the time of the proposed amendment; and

•	amendments requiring disinterested shareholder approval under applicable law (including, without limitation, pursuant to the rules, regulations and policies of any stock exchange on which the Common Shares are listed).

Cashless Exercise Feature

Under the current terms of the Stock Option Plan, options may only be exercised by an option holder by a payment in cash. It is proposed that the Stock Option Plan be amended to include a cashless exercise alternative under which, on exercise of an option, the option holder would receive Common Shares for the in-the-money value of the option (less any applicable taxes) without having to make a cash payment. Option holders may continue to exercise options by paying the exercise price in cash or, alternatively, following approval of the Stock Option Plan, as amended, they may exercise their options cashlessly and receive the number of Common Shares (rounded down to the nearest whole number) determined using the following formula:

A x (X – Y)
X

Where:

A is the number of vested options tendered for exercise

X is the market price of the Common Shares on the date of exercise

Y is the exercise price of the unexercised vested options in question

Vote Required and Recommendations of the Board

Pursuant to the requirements of the TSX and NASDAQ, the implementation of the foregoing amendments to the Stock Option Plan requires shareholder approval at the Meeting. If approved at the Meeting, such amendments will become effective following the receipt of shareholder approval. If the Stock Option Plan amendments are not approved at the Meeting, the current provisions in the Stock Option Plan would remain. The TSX has conditionally approved the Stock Option Plan amendments, subject to receipt by the Corporation of, among other things, evidence of shareholder approval at the Meeting.

At the Meeting, shareholders will be asked to consider and, if thought advisable, pass an ordinary resolution in the form set forth below to approve the amendments to the Stock Option Plan:

BE IT RESOLVED that:

(1)	the Corporation’s stock option plan be amended as described in the management information circular of the Corporation dated April 4, 2016; and

(2)	any one director or officer of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute or cause to be executed and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as such director or officer may deem necessary or desirable in connection with the foregoing resolutions.

Unless directed otherwise, the persons whose names appear on the enclosed form of proxy will vote in favour of the amendments to the Corporation’s Stock Option Plan.

2.5          Approval of New By-Law Number 4

Management and the Board believe that it is appropriate and in the best interests of the Corporation to repeal the existing By-Law Number 3 of the Corporation and to adopt, in substitution therefor, By-Law Number 4, a copy of which is attached as Schedule “C” to this Management Information Circular. By-Law Number 4 is intended to update the Corporation’s by-laws, including to provide for advance notice of director nominations and the issuance of uncertificated securities. By-Law Number 4 has been approved by the Board and remains subject to confirmation by shareholders at the Meeting.

The purpose of the advance notice provisions in By-Law Number 4 is to provide shareholders, the Board and management of the Corporation with a clear framework for director nominations to help ensure orderly business at shareholder meetings and to effectively prevent a shareholder from nominating directors from the floor of a meeting without prior notice. Among other things, the advance notice provisions fix a deadline by which shareholders must submit director nominations to the Corporation prior to any annual or special meeting of shareholders and also specify the information that a nominating shareholder must include in the notice to the Corporation in order for any director nominee to be eligible for election at any annual or special meeting of shareholders.

Vote Required and Recommendations of the Board

The Corporation is seeking the confirmation and approval of the revocation of By-Law Number 3 and the adoption of, in substitution therefor, By-Law Number 4 by the shareholders at the Meeting. Although the adoption of By-Law Number 4 was effective on approval by the Board, it is subject to shareholder confirmation at the Meeting. If By-Law Number 4 is confirmed by the shareholders at the Meeting, it will continue in effect. If By-Law Number 4 is rejected by the shareholders at the Meeting, By-Law Number 3 will once again be in effect from the date of the Meeting.

At the Meeting, shareholders will be asked to consider and, if thought advisable, pass an ordinary resolution in the form set forth below to approve the repeal of By-Law Number 3 and the adoption of By-Law Number 4:

BE IT RESOLVED that:

(1)	By-Law Number 3 is hereby repealed in its entirety;

(2)	By-Law Number 4, in the form attached as Schedule “C” to the management information circular of the Corporation dated April 4, 2016, is hereby adopted and confirmed in substitution of By-Law Number 3; and

(3)	any one director or officer of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute or cause to be executed and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as such director or officer may deem necessary or desirable in connection with the foregoing resolutions.

Unless directed otherwise, the persons whose names appear on the enclosed form of proxy will vote in favour of the repeal of By-Law Number 3 and the adoption of By-Law Number 4.

ARTICLE 3 - STATEMENT OF CORPORATE GOVERNANCE PRACTICES

3.1          General

Effective June 30, 2005, the Canadian Securities Administrators adopted National Policy 58-201 – Corporate Governance Guidelines (the “Guidelines”) and National Instrument 58-101 – Disclosure of Corporate Governance Practices which requires that each reporting issuer annually disclose its corporate governance practices.

The following disclosure is based on the disclosure requirements of the Guidelines.

3.2          Board Mandate

The Board assumes ultimate responsibility for the stewardship of the Corporation and carries out its mandate directly and through considering recommendations it receives from the committees of the Board and from management.

Management is responsible for the day-to-day operations of the Corporation, and pursues Board approved strategic initiatives within the context of authorized business, capital plans and corporate policies. Management is expected to report to the Chief Executive Officer who reports to the Board on a regular basis on short-term results and longer term development activities.

The Board is specifically responsible for adoption of a strategic planning process, identification of principal risks and implementing risk-management systems, succession planning and the continuous disclosure requirements of the Corporation under applicable securities laws and regulations.

A copy of the Charter of the Board of Directors (the “Charter of the Board of Directors”) may be found on SEDAR at www.sedar.com and on the Investor Relations/Corporate Governance section of the Corporation’s website at www.cynapsus.ca.

3.3          Composition and Operation of the Board

The Guidelines recommend that a majority of directors of a listed corporation be “independent” as defined by National Instrument 52-110 – Audit Committees (“NI 52-110”). An independent director is a director who does not have any direct or indirect material relationship with the issuer. “Material relationship” is defined as a relationship which could, in the view of the Corporation’s Board, be reasonably expected to interfere with the exercise of a director’s independent judgment. NI 52-110 further sets out certain relationships which are deemed to be material relationships. NASDAQ rules also require that a majority of the Board be comprised of “independent” directors, as defined in the NASDAQ rules.

The Board currently has eight members. Each director is elected annually by the shareholders and serves for a term that will end at the Corporation’s next annual meeting.

For the upcoming year the Board believes that eight directors is a sufficient number to ensure the Board will be able to function independently of management. Given the above determinations, the Board has determined that out of the eight members of the Board, six of the members are independent. Mr. Giovinazzo is not independent because he is the Corporation’s President and Chief Executive Officer. Ms. Hutchinson is not independent as the Corporation has paid and is paying fees to Ms. Hutchinson for certain consulting services that she provides.

The Board has regularly scheduled quarterly meetings with special meetings to review matters when needed. The Board met (in person or by conference call) or conducted business by resolution 24 times during the fiscal year ended December 31, 2015. Of the total, 15 Board meetings were approximately 1 ½ to 3 hours in duration, and nine meetings were short conference calls, usually under one hour. The Board encourages its independent members to hold separate discussions regarding the Corporation to the extent such directors believe this is necessary. Should any matter arise in which a director has a material interest, he or she is expected to declare his or her interest and recuse himself or herself from the discussion and voting over such matter. Other than the meetings held by the Special Committee formed in connection with the Corporation’s public offering in the United States that was completed on June 23, 2015 and other related matters, the independent members of the Board did not hold any separate meetings or discussions in the fiscal year ended December 31, 2015.

Ms. Stenzler is Chairperson of the Board and is considered to be an independent director as she is not a member of management. No lead director has been appointed by the Board. The Chairperson of the Board is responsible for providing overall direction to the Board and is responsible for carrying out its overall mandate. Specific written position descriptions for the Chairperson, the Chairs of the Committees and the Chief Executive Officer have been created. Individual directors may, with the approval of the Chairperson of the Board or of the entire Board, engage outside advisers at the expense of the Corporation.

The following table outlines the Corporation’s independent and non-independent directors, for purposes of Canadian securities laws and as defined under NASDAQ rules, during the fiscal year ended December 31, 2015:

Director	Independent/Non-Independent
Anthony Giovinazzo(1)	Non-Independent
Ronald Hosking	Independent
Nan Hutchinson(2)	Non-Independent
Tomer Gold	Independent
Perry Molinoff	Independent
Ilan Oren	Independent
Rochelle Stenzler	Independent
Tamar Howson(3)	Independent

NOTES:

1.	Mr. Giovinazzo is the President and Chief Executive Officer of the Corporation.
2.	The Corporation has paid, and is paying, fees to Ms. Hutchinson for certain consulting services she provides to the Corporation.
3.	Ms. Howson was appointed as a director of the Corporation effective March 11, 2015.

3.4          Diversity

The Board has not yet adopted term limits or other mechanisms of Board renewal but will contemplate doing so. The Board is currently comprised of a diverse and effective group of members with business, pharmaceutical and scientific backgrounds whose accumulated knowledge, experience and expertise remain key to the development of the Corporation’s product candidate, APL-130277.

The CGNCC believes that diversity provides a depth of perspective and enhances the overall functioning of the Board. The eight-member Board currently includes three women directors (37.5% of the Board), including the Chairperson of the Board, Rochelle Stenzler. The Corporation does not currently employ any women in executive officer positions but it does consider the level of representation of women on the Board and in executive positions as a significant factor in identifying proposed Board and management-level candidates. However, the Corporation does not currently support the adoption of any specific targets or quotas, and believes that particular capabilities and contributions remain important factors in the identification and nomination of such candidates. As women are currently well represented on the Board, and, in addition, the Corporation has retained women to serve as selected senior scientific advisors, the Board has not yet considered the adoption of a written policy relating to the identification and nomination of women directors and members of management. While the Corporation’s track record in this regard is notable, the Corporation continues to search for and identify qualified women to serve the Corporation in various capacities, and in doing so, is considering the adoption of a written policy to this effect.

3.5          Ethical Business Conduct

The Board has adopted a code of business conduct and ethics (the “Code of Ethics”) that applies to all of the Corporation’s directors, officers and employees. A copy of the Code of Ethics has been provided to each of the Corporation’s directors, officers and employees, and all of its agents and representatives, including consultants. Each of the Corporation’s officers and directors is required to acknowledge that he or she has read such code and annually disclose any transactions or matters of potential conflict, and the Corporation’s other employees may be required to make similar disclosures from time to time. A copy of the Code of Ethics will be provided to each new director, officer and employee, and each such person will be required to acknowledge that he or she has read such code before commencing activities as a director, officer, or employee, as the case may be.

The Board is responsible for determining appropriate actions to be taken in the event of violations of the Code of Ethics. Such actions will be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Ethics.

The full text of the Code of Ethics is posted on the Investor Relations/Corporate Governance section of the Corporation’s website at www.cynapsus.ca. Additionally, a copy of the Code of Ethics may be obtained upon request from the Corporation’s Chief Operating Officer at 828 Richmond Street West, Toronto, Ontario M6J 1C9, telephone 416-703-2449.

3.6           Orientation and Continuing Education

Director orientation and continuing education is conducted by the CGNCC. All newly elected directors will be provided with a comprehensive orientation on all aspects of the Corporation’s business and operations by senior management. This will include familiarization with the Corporation’s reporting structure, strategic plans, significant financial, accounting and risk issues, compliance programs, policies and management and the external auditors. Existing directors will be periodically updated in respect of these matters.

For the purposes of orientation, new directors will be given the opportunity to meet with the President and Chief Executive Officer and select members of the Board to discuss the Corporation’s business and activities. The orientation program will be designed to assist the directors in fully understanding the nature and operation of the Corporation’s business, the role of the Board and its committees, and the contributions that individual directors are expected to make.

3.7           Board Committees

The Corporation has two committees of the Board, namely, the Audit Committee and the CGNCC. All of the committee members are independent directors, for purposes of Canadian securities laws and as defined under NASDAQ rules. The Board does not have any other standing committees.

3.8           Audit Committee

As a company listed on the TSX the Corporation is required to have an independent Audit Committee for the purpose of monitoring and enhancing the quality of the financial information disclosed by the Corporation. A copy of the Audit Committee Charter (the “Audit Committee Charter”) is attached as Schedule “A” to this Management Information Circular. A copy of the Audit Committee Charter is also available on the Investor Relations/Corporate Governance section of the Corporation’s website at www.cynapsus.ca.

Composition

The Audit Committee is currently comprised of four members who are Mr. Hosking (Chairman), Mr. Oren, Ms. Stenzler and Ms. Howson. The members of the Audit Committee are compensated as noted in the section “Non-Executive Director Compensation”. All of the members are independent directors, for purposes of Canadian securities laws and as defined under NASDAQ rules. All members of the Audit Committee are “financially literate” (within the meaning given to such term in the Audit Committee Charter).

The Audit Committee Charter provides that its members shall meet at least quarterly prior to the release of the interim and annual financial results. The Audit Committee met four times in the fiscal year ended December 31, 2015. It is expected that the Audit Committee will be constituted at the first meeting of directors immediately following the Meeting.

Mandate

The Audit Committee is responsible for overseeing the Corporation’s financial reporting processes on behalf of the Board. The Corporation’s external auditors report directly to the Audit Committee. Specific responsibilities of the Audit Committee include, without limitation:

•	meeting with management and the external auditors to review and discuss and to recommend to the Board for approval prior to public disclosure, the audited annual consolidated financial statements and unaudited quarterly consolidated financial statements, including reviewing the specific disclosures in management’s discussion and analysis of financial condition and results of operations and the quarterly interim reports;

•	reviewing with management and the external auditors major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles and major issues as to the adequacy of internal controls and any special audit steps adopted in light of material control deficiencies;

•	discussing with management material financial risk exposures and the steps management has taken to monitor and control these exposures, including financial risk assessment and financial risk management policies;

•	recommending to the Board the appointment of the external auditors, and overseeing and reviewing the external auditors engaged, for the purpose of preparing or issuing any audit report or performing other audit, review or attest services;

•	reviewing and approving the audit plans, scope and proposed audit fees to be paid to the external auditors for audit services and pre-approving the retention of the external auditors for any permitted non-audit service;

•	reviewing with an appropriate officer the Corporation’s compliance policies, legal matters and any reports or inquiries received from regulators or governmental agencies that could have a material effect upon the Corporation’s financial position and that are not subject to the oversight of another committee of the Board; and

•	administering procedures (as set forth in the Audit Committee Charter) for the receipt, retention and follow-up of complaints received by the Corporation regarding accounting, internal control over financial reporting, disclosure controls and procedures or auditing matters and the confidential, anonymous submission of concerns by the Corporation’s employees regarding any of these matters.

The Audit Committee has the sole authority to pre-approve all audit and permitted non-audit services provided by the external auditors.

Relevant Education and Experience

All members of the Audit Committee have the education and practical experience required to understand and evaluate statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements.

Audit Committee Oversight

At no time since the commencement of the Corporation’s most recently completed fiscal year have any recommendations by the Audit Committee respecting the appointment and/or compensation of the Corporation’s external auditors not been adopted by the Board.

Pre-Approval Policies and Procedures

The Audit Committee has the sole authority to pre-approve all audit and permitted non-audit services provided by the Corporation’s external auditors. Pre-approval of non-audit services may be granted by any one member of the Audit Committee, provided that such pre-approvals are presented to the full Audit Committee at its next regularly scheduled meeting.

In addition, the Corporation has adopted an audit and non-audit services pre-approval policy which sets forth the procedures and conditions pursuant to which services proposed to be performed by the Corporations’ external auditors must be pre-approved. The policy provides that before the Corporation’s external auditors may be engaged to render a service, the proposed services may be either pre-approved without consideration of specific case-by-case services by the Audit Committee, or require specific pre-approval of the Audit Committee. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with any applicable rules on auditor independence. The Audit Committee will also consider whether the Corporation’s external auditor is best positioned to provide the most effective and efficient service, for reasons such as its understanding and knowledge of the Corporation’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Corporation’s ability to manage or control risk or improve audit quality.

The Audit Committee will annually review and pre-approve the services that may be provided by the Corporation’s external auditors pursuant to the audit and non-audit services pre-approval policy. The audit committee may add to or delete from the list of pre-approved services from time to time, based on subsequent determinations.

3.9           Corporate Governance, Nominating and Compensation Committee

Composition

The CGNCC is currently comprised of four members, including Dr. Molinoff (Chairman), Mr. Gold, Mr. Hosking and Ms. Stenzler. Ms. Hutchinson was previously a member of the CGNCC from May 7, 2014 to March 8, 2016. All of the members of the CGNCC are “independent” directors, as defined under the NASDAQ rules and for purposes of Canadian securities laws. A copy of the Corporate Governance, Nominating and Compensation Committee Charter (the “CGNCC Charter”) is available on the Investor Relations/Corporate Governance section of the Corporation’s website at www.cynapsus.ca.

The CGNCC Charter provides that the CGNCC shall meet as often as is necessary to carry out its responsibilities and at least once annually. The CGNCC met five times in the fiscal year ended December 31, 2015.

Responsibilities of the Corporate Governance, Nominating and Compensation Committee

Pursuant to the CGNCC Charter, the principal responsibilities of the CGNCC include: (a) reviewing the compensation of the executive officers and directors of the Corporation and providing recommendations to the Board; (b) developing a corporate governance structure, reviewing the corporate governance practices of the Corporation and assessing the functioning of the Board, its committees and its individual members; and (c) reviewing and assessing the skills and competencies required and exhibited by the members of the Board and providing recommendations concerning individuals qualified to serve as members, and as members of committees, of the Board.

Compensation Function

With respect to the compensation function, the CGNCC acts on behalf of the Board in all matters pertaining to the appointment, compensation, benefits and termination of members of the Corporation’s executive officers. The CGNCC reviews the Corporation’s goals and objectives relevant to the compensation of its senior management team, as well as any annual salary, bonus, pension, severance and termination arrangements and other benefits, direct and indirect, of its executive officers, and makes recommendations to the Board and/or management, as appropriate.

Specific responsibilities of the CGNCC relating to the compensation function include, without limitation:

•	reviewing management succession plans and processes of the President and Chief Executive Officer, the Chief Financial Officer and Chief Operating Officer and any other executive officers or senior employees designated for this purpose by the CGNCC from time to time, and making recommendations to the Board and/or management, as appropriate;

•	reviewing any annual salary, bonus, pension, severance and termination arrangements and other benefits, direct and indirect, of the Corporation’s executive officers and making recommendations to the Board and/or management, as appropriate;

•	reviewing and making recommendations to the Board concerning the adoption, amendment or termination of employee compensation plans; and

•	reviewing any proposed disclosure relating to executive compensation.

Pursuant to the CGNCC Charter, the CGNCC reviews and approves, on an annual basis, the corporate goals and objectives relevant to the President and Chief Executive Officer’s compensation. The CGNCC evaluates, at least once a year, the President and Chief Executive Officer’s performance in light of established goals and objectives and, based on such evaluation, together with all other independent members of the Board (for purposes of Canadian securities laws and as defined in the rules of NASDAQ), determines and approves the President and Chief Executive Officer’s annual compensation, including, as appropriate, salary, bonus, incentive and equity compensation.

The CGNCC also reviews and approves, pursuant to the CGNCC Charter, on an annual basis, the evaluation process and compensation structure for the Corporation’s other executive officers, including any annual executive salary administration program under which the parameters for salary adjustments (at the discretion of the President and Chief Executive Officer) for officers are established.

Pursuant to the CGNCC Charter, the CGNCC also reviews and recommends to the Board, annually, a compensation package for members of the Board. In considering the Board member compensation package, the CGNCC may take into consideration the relative responsibilities of the directors in serving on the Board and its various committees.

After consideration of the recommendations made by the CGNCC, the Board is ultimately responsible for overseeing and approving the compensation of executive officers and other senior management personnel and the Board.

Corporate Governance and Nominating Function

The CGNCC also assists the Board in carrying out its responsibilities by reviewing corporate governance and nomination issues and making recommendations to the Board, as appropriate. The CGNCC is responsible for identifying individuals qualified to become directors, recommending to the Board proposed nominees for election to the Board and overseeing the Board’s overall approach to governance, Board processes and leadership. In identifying potential Board members, the CGNCC considers, among other things, the competencies and skills the Board as a whole should possess, criteria for candidates after considering the competencies and skills of existing directors, and the competencies and skills of each potential new nominee.

Specific responsibilities of the committee relating to the corporate governance and nominating function include, without limitation:

•	acting in an advisory capacity to the Board on corporate governance and director succession issues;

•	recommending suitable candidates for nomination for election as directors; and

•	developing, maintaining, monitoring and updating corporate governance principles and policies as may be determined by the Board or the CGNCC to be appropriate for the Corporation.

Nominations for proposed directors are currently solicited by the CGNCC through discussions and consultations with the drug development/biotechnology/health care sectors, coupled with recommendations put forward by officers, directors and shareholders of the Corporation. The CGNCC then reviews, interviews, references and recommends for the Board’s selection new candidates for the Board. The list is then submitted to the vote of the shareholders at the Corporation’s annual general meeting.

The CGNCC reviews and recommends on an annual basis to the Board a list of candidates for the composition of the Board committees. The committees are reconstituted on an annual basis at the first meeting of the Board following the Corporation’s annual general meeting.

Assessments of the Board

It is the responsibility of the CGNCC to assess the overall effectiveness of the Board and of its committees.

Consultants

In January 2015, the CGNCC engaged Hugessen Consulting, a Canadian-based compensation consulting firm, to provide independent advice on its executive and director compensation program. The professional fees for these services in 2015 were $22,189. In addition, in August 2015, the CGNCC engaged Radford (which is part of Aon Hewitt, “Radford”), a US-based compensation consulting firm, to provide independent advice on executive and director compensation, risk management and corporate governance practices. The professional fees for these services in 2015 were $80,166.

3.10         Attendance at Board and Committee Meetings

The attendance records of the Board members at Board and Committee meetings during the fiscal year ended December 31, 2015 are as follows:

Number of Meetings Attended
	Regular Board Meetings	Short Board Meetings	Audit Committee Meetings	Corporate Governance, Nominating and Compensation Committee Meetings	Special Committee	Total
Anthony Giovinazzo	15 of 15	8 of 9	-	-	-	23 of 24
Ronald Hosking	15 of 15	9 of 9	4 of 4	5 of 5	9 of 10	42 of 43
Nan Hutchinson(2)	15 of 15	7 of 9	-	5 of 5	-	27 of 29
Tomer Gold	15 of 15	8 of 9	-	4 of 5	-	27 of 29
Perry Molinoff	15 of 15	8 of 9	-	5 of 5	-	28 of 29
Ilan Oren	15 of 15	7 of 9	4 of 4	-	-	26 of 28
Rochelle Stenzler	15 of 15	9 of 9	4 of 4	5 of 5	10 of 10	43 of 43
Tamar Howson(1)	11 of 12	7 of 9	3 of 3	-	9 of 10	30 of 34

NOTES:

1.	Ms. Howson was appointed as a director of the Corporation effective March 11, 2015.
2.	Ms. Hutchinson served as a member of the CGNCC from May 7, 2014 to March 8, 2016.

ARTICLE 4 - STATEMENT OF EXECUTIVE COMPENSATION

4.1           Compensation Discussion and Analysis

Corporate Governance, Nominating and Compensation Committee

The administration of the Corporation’s compensation practices is handled by the CGNCC.

The CGNCC’s mandate is to examine matters relating to the compensation of executive officers of the Corporation, including the President and Chief Executive Officer, the Chief Operating Officer and Chief Financial Officer, the Chief Medical Officer, the Chief Scientific Officer and the Vice President, Clinical Development (collectively the “Named Executive Officers”), as well as the Chairperson of the Board.

The CGNCC then makes its recommendations to the Board. The CGNCC must ensure that the compensation of the Corporation’s executive officers is consistent with the aggregate compensation philosophy of the Corporation, as set out below. The CGNCC considers recommendations of the President and Chief Executive Officer, with the exception that any compensation or award to the President and Chief Executive Officer under any of the elements of compensation described below is determined and approved by the Board independently and without input from him. In addition, the CGNCC reviews the President and Chief Executive Officer’s recommendations for stock option grants for the Chief Operating Officer / Chief Financial Officer, the Chief Medical Officer, the Chief Scientific Officer and the Vice-President, Clinical Development, and makes recommendations to the Board for its approval thereof. Salary and bonus information for the Chief Operating Officer / Chief Financial Officer, the Chief Medical Officer, the Chief Scientific Officer and the Vice President, Clinical Development is shared by the President and Chief Executive Officer with the CGNCC for information purposes only.

Neither the Board nor the CGNCC nor any other committee of the Board have formally established a mechanism to consider the implications of the risks associated with the Corporation’s compensation policies and practices. However, the Board and the CGNCC inherently consider these risks. In addition, following the Corporation’s listing on NASDAQ in June 2015, the CGNCC retained Radford, a leading technology and life sciences compensation consulting firm, as an advisor to assist with managing certain risks. See “Corporate Governance, Nominating and Compensation Committee – Consultants”. The CGNCC reviews and manages the policies and practices of the Corporation and ensures that they are aligned with the interests of the shareholders. The CGNCC reviews, among other things, the overall compensation and the annual salary increases of the executive officers of the Corporation while keeping as a reference both the financial performance of the Corporation and the turnover risk for the Corporation. The Board also addresses risk related to compensation policies in the context of compensation mechanisms that are linked to the achievement of certain goals or projects (e.g., short term and long term objectives). The Board is involved in the supervision of the key projects and initiatives of the Corporation and the manner in which they are being carried out. Consequently, the Board is in a position where it can control the risks that may be taken by the Corporation’s management and ensures that those risks remain appropriate and that members of the management do not expose the Corporation to excessive risks.

All of the members of the CGNCC are independent. They each have direct experience relevant to compensation matters resulting from their respective current and past backgrounds and/or roles. The members of the CGNCC have experience dealing with compensation matters in large and small organizations, including public companies. The Corporation does not have a policy in place that limits the ability for directors or Named Executive Officers to hedge the shares of the Corporation that they own. However, none of the current directors or Named Executive Officers of the Corporation are hedging any of the shares of the Corporation that they own.

The CGNCC is composed of four directors, namely Mr. Gold, Mr. Hosking, Ms. Stenzler and Dr. Molinoff, who is the Chairman of the CGNCC. Ms. Hutchinson served as a member of the CGNCC from May 7, 2014 to March 8, 2016.

Compensation Objectives

The Corporation’s executive compensation philosophy is designed to attract, retain and reward highly qualified individuals and motivate them to achieve performance objectives aligned with the Corporation’s vision and strategic orientation and consistent with shareholder value creation. The Corporation’s goal is to provide market competitive remuneration consistent with responsibility level, experience and performance. That said, however, the CGNCC must also ensure that the compensation of the Corporation’s Named Executive Officers is consistent with the aggregate compensation philosophy and prevailing financial condition of the Corporation.

In accordance with the Corporation’s executive compensation philosophy, a significant portion of the compensation of the Corporation’s Named Executive Officers is related to the financial performance of the Corporation and the responsibilities inherent to each executive’s duties. The CGNCC reviews the compensation programs of the Named Executive Officers and of all the executive officers annually in order to ensure their competitiveness and compliance with the objectives, values and strategies of the Corporation.

Elements of Compensation

The Corporation seeks to achieve the compensation objectives described earlier through different elements of compensation, including salary and both short-term and long-term incentive plans, with the incentives having both equity and non-equity components. The Corporation believes that these various elements are important to effectively achieve the objectives of its executive compensation philosophy.

These elements of the Named Executive Officers’ compensation are:

(a)	base salaries;

(b)	annual performance bonuses; and

(c)	a stock option plan.

The Corporation also has a health, dental and disability insurance benefits program for its employees.

If the circumstances require, the CGNCC may, in its sole discretion, recommend employment conditions that are different from the policies in effect.

Benchmarking

On an annual basis, the CGNCC has reviewed the compensation strategy and policies of the Corporation. This included benchmark analysis performed with the assistance of compensation consultants with respect to the base salary and annual performance bonus components of the Named Executive Officers’ compensation.

Following the Corporation’s listing on NASDAQ in June 2015, with the assistance of Radford, the annual base salaries and annual performance bonuses of the Named Executive Officers were benchmarked against Canadian and U.S. public companies of comparable size in the Pharma/Biotech sector. The peer group was used to benchmark the base salary and annual performance bonuses of the Named Executive Officers. This group was comprised of Canadian and U.S. public companies that were comparable to the Corporation, taking into consideration their market capitalizations, cash, annual sales, and annual research and development expenditures, all of which are selection criteria that the Corporation believes are directly relevant for purposes of benchmarking. The most recent list of companies forming this peer group were: Aerie Pharmaceuticals, Agile Therapeutics, Aquinox Pharmaceuticals, Cara Therapeutics, Catalyst Pharmaceuticals, Concert Pharmaceuticals, CytRx, Flexion Therapeutics, KemPharm, Lipocine, Minerva Neurosciences, Neothetics, Paratek Pharmaceuticals, Proteon Therapeutics, Resverlogix, Tonix Pharmaceuticals, Transition Therapeutics, Trevena and Xenon Pharmaceuticals.

The Corporation’s goal is to remunerate executives at the 50th percentile level based on a comparison group of biotech and specialty pharmaceutical companies of comparable size and market capitalization.

The recommendation of the CGNCC as to base salaries, was to continue to index and, when necessary, adjust the base salaries of the Named Executive Officers periodically, as the Corporation has done over the past years, and in accordance with common practices within the market. The annual performance bonuses of the Named Executive Officers are targeted to be in a range from 30% to 40% of their base salaries with the exception of the President and Chief Executive Officer. The annual performance bonus of the President and Chief Executive Officer is targeted to be in a range of 50% to 75% of his annual base salary.

Base Salary

Base salary is reflective of responsibilities and annual increases should, at a minimum, reflect inflationary pressures and changes in duties. At the date of hire, base salary is determined using a number of factors including industry comparisons and relevant experience and is set out in the employment agreements. Annual increases are determined based upon reference to data on compensation levels of executives in comparable companies (i.e., public companies in the drug development/biotech/health care sector) as well as annual performance evaluation and underlying economic circumstances. The CGNCC recommends to the Board the annual base salary increases for the President and Chief Executive Officer for approval, and also presents the annual base salary for the direct reports of the President and Chief Executive Officer. The Board, on recommendation from the CGNCC, has final approval of the annual base salary increases to be paid to the President and Chief Executive Officer and his direct reports, which approval, in the case of the President and Chief Executive Officer, is determined by the independent members of the Board, for purposes of Canadian securities laws and NASDAQ rules.

Annual Incentive Plans and Benefits

Cash bonuses are awarded on an annual basis to recognize the achievement of agreed corporate and individual objectives and to recognize contributions that enhance the intrinsic value of the Corporation. Benefits commensurate with those paid to senior officers of companies of similar size and scope to the Corporation are paid to the Corporation’s executive officers.

The annual incentive plan is a cash bonus under which a payment is to be made to executives following the end of the Corporation’s fiscal year, based on the achievement of established and agreed corporate and individual goals. For the President and Chief Executive Officer, only corporate goals are considered in the determination of incentive plan achievement. The annual performance objectives of the Named Executive Officers are presented to the CGNCC and Board early in the fiscal year and regular updates are provided by the President and Chief Executive Officer during the year. Following the completion of the fiscal year, the President and Chief Executive Officer presents an evaluation of corporate performance versus objectives to the CGNCC. The President and Chief Executive Officer also presents the recommended bonus payments for each of his direct reports to the CGNCC, including their achievement of individual objectives. The Board, on recommendation from the CGNCC, has final approval of the amounts to be paid to the President and Chief Executive Officer and his direct reports under the annual incentive plan, which approval, in the case of the President and Chief Executive Officer, is determined by the independent members of the Board, for purposes of Canadian securities laws and NASDAQ rules. As at December 31, 2015, bonus amounts awarded to the Named Executive Officers for 2015 totaled $629,383, which amounts were subsequently paid during the first quarter of 2016. Payment of the bonuses remains at the discretion of the Board, based on an assessment of the financial position of the Corporation.

In 2015, the Corporation’s objectives related to three key areas: firstly, regulatory and clinical milestones for the APL-130277 product candidate, secondly, investor relations and, thirdly, capital raising. Personal objectives for the executive direct reports of the President and Chief Executive Officer are aligned with the corporate objectives and include departmental objectives for each of their areas of responsibility.

Stock Options

The long-term incentive component of compensation for executive officers, including the President and Chief Executive Officer, is based on stock option awards. This component of compensation is intended to reinforce management’s commitment to long term improvements in the Corporation’s performance and shareholder value.

The Corporation’s Stock Option Plan includes initial option grants upon hire and eligibility for annual stock option awards. An initial grant of options occurs at the initial hire date for each executive which is proportionate to annual base salary. Thereafter, options may be granted on an annual basis based upon guidelines set by the CGNCC. The President and Chief Executive Officer recommends the amount of annual option grants for each of his direct reports which are then presented to the CGNCC for review. The CGNCC will then, after making any revisions they deem necessary, recommend the annual option grants to the Board for their approval. The annual option grants for the President and Chief Executive Officer are determined by the CGNCC based upon pre-determined guidelines. The amount of options previously granted to an executive is not a factor in determining the amount of the annual option award.

Compensation of the President and Chief Executive Officer

The total compensation package available for the President and Chief Executive Officer includes a base salary, a discretionary bonus component and a long-term equity component based on stock option awards. Compensation is based upon the factors outlined above, including a comparison with compensation of senior officers of companies of similar size and scope to the Corporation and the performance of the Corporation. The CGNCC has used compensation consultants such as Hugessen Consulting and Radford to assist with this work.

Risk Management

The CGNCC reviews the performance objectives associated with annual incentive plans to ensure that they do not result in any undue risks for the Corporation. The balance between short and long term objectives in the design of the compensation programs is taken into account by the Corporation in the design of compensation plans and in the annual evaluation of the achievement of objectives when deciding on the amounts of annual incentive awards. The Corporation has not implemented any claw-back arrangements related to the executive compensation programs.

Compensation policies and practices and the design of the Corporation’s incentive plans for executives take into account risk elements, including the following: (a) incentive plan awards do not vary significantly from the overall compensation structure of the Corporation; and (b) incentive plans are designed so they do not provide for rewards for the accomplishment of tasks while the risk to the Corporation extends over a significantly longer period of time.

Performance Graph

The following graph compares the total cumulative shareholder return for $100 invested in common shares of the Corporation on December 31, 2010 with the cumulative return of the S&P/TSX Composite Index and the S&P/TSX Capped Health Care Index for the five most recently completed fiscal years.

Year	2010 ($)	2011 ($)	2012 ($)	2013 ($)	2014 ($)	2015 ($)
S&P/TSX Composite Index	100	89	92	101	109	97
S&P/TSX Capped Health Care Index	100	113	126	176	208	255
Cynapsus Therapeutics Inc.	100	56	133	169	244	299

The total cumulative shareholder return from December 31, 2010 to December 31, 2015 for $100 invested in common shares of the Corporation was $199, compared to minus $3 for the S&P/TSX Composite Index over the same period and $155 for the S&P/TSX Capped Health Care Index over the same period.

In November 2009, the Corporation hired Anthony Giovinazzo as President and CEO. At this time, the Corporation shifted its focus to a Parkinson’s disease product candidate, APL-130277. The shareholder return for the Corporation pictured in the above graph generally follows the positive clinical advancement of APL-130277. Positive Phase 1 study results (i.e., for the CTH-101, CTH-102, CTH-103 and CTH-104 studies) were announced between January 2012 and April 2014, with positive Phase 2 study results for CTH-105 announced in November 2014, and positive results for its CTH-200 bridging study in December 2015. Clinical progress also enabled several critical financings over this period, including March 2012 ($1 million), March 2013 ($7.3 million), April 2014 ($25 million), March 2015 ($21 million) and June 2015 ($89.3 million).

The trend in executive compensation over the five-year period shows the following:

•	The Corporation’s goal is to remunerate executives at the 50th percentile level based on a comparison group of biotech and specialty pharmaceutical companies of comparable size and market capitalization. Two of the Named Executive Officers have been with the Corporation for the full five-year period, one joined the Corporation in April 2013, one joined the Corporation in September 2014 and one joined the Corporation in October 2014. Following the Corporation’s listing on NASDAQ in June 2015, the compensation payable to the Named Executive Officers was increased after the CGNCC retained Radford to review current compensation philosophies and to develop executive and director rewards programs.

•	Bonuses awarded in the five year period have reflected the degree of achievement of the Corporation’s objectives during the period.

The primary factors considered by the Board in reviewing executive compensation are described in the Compensation Discussion and Analysis section of this Management Information Circular. Annual base salary increases are determined based upon comparison to data on compensation levels of executives in comparable companies. The cash bonus element of the annual incentive plan is based on the degree of achievement of annual corporate objectives and to recognize contributions that enhance the intrinsic value of the Corporation.

4.2           Summary Compensation Table

The following table sets out the compensation noted below paid or payable to the Named Executive Officers of the Corporation for the year ended December 31, 2015.

					Non-Equity Incentive Plan Compensation
Name and Principal Position	Year	Salary ($)	Share- based (SARs) Awards (6) ($)	Option- based Awards (7)(8)(9) ($)	Annual Incentive Plan or Bonus (10)(11)(12)(13) ($)	Long-term Incentive Plan(14) ($)	Pension Value (15) ($)	All Other Compen- sation ($)	Total Compen- sation ($)
Anthony Giovinazzo,	2015	374,556	NIL	2,668,784	258,824	NIL	NIL	23,263	3,325,427
President and	2014	300,000	NIL	395,440	225,000	NIL	NIL	22,368	942,808
Chief Executive Officer(1)	2013	289,947	NIL	153,060	111,406	NIL	NIL	27,889	582,302

Andrew Williams,	2015	250,618	NIL	1,443,996	104,277	NIL	NIL	NIL	1,798,891
Chief Operating Officer and	2014	175,000	NIL	152,150	70,000	NIL	NIL	16,235	413,385
Chief Financial Officer(2)	2013	166,903	NIL	108,800	43,380	NIL	NIL	8,529	327,612

Dr. Thierry Bilbault,	2015	299,501	NIL	1,144,748	110,869	NIL	NIL	NIL	1,555,118
Chief Scientific Officer and	2014	61,154	NIL	526,500	43,710	NIL	NIL	NIL	633,543
Executive Vice President CMC(3)	2013	-	-	-	-	-	-	-	-

Dr. Albert Agro,	2015	298,494	NIL	1,443,996	95,867	NIL	NIL	NIL	1,838,357
Chief Medical Officer (4)	2014	200,962	NIL	143,500	70,000	NIL	NIL	NIL	414,462
	2013	131,811	NIL	69,440	61,214	NIL	NIL	28,770	291,235

Bruce Dzyngel,	2015	206,591	NIL	398,525	59,546	NIL	NIL	NIL	664,572
Vice President,	2014	48,425	NIL	76,335	49,500	NIL	NIL	122,855	297,115
Clinical Development(5)	2013	NIL	NIL	NIL	NIL	NIL	NIL	135,850	135,850

NOTES:

1.	Mr. Giovinazzo was appointed President and Chief Executive Officer of the Corporation on November 16, 2009.
2.	Mr. Williams was appointed Chief Operating Officer on March 15, 2006 and Chief Financial Officer on June 25, 2007.
3.	Dr. Bilbault was appointed Executive Vice President and Chief Scientific Officer on October 6, 2014.
4.	Dr. Agro was appointed Chief Medical Officer on April 8, 2013. Prior to his appointment, Dr. Agro was a consultant to the Corporation.
5.	Mr. Dzyngel was appointed Vice President, Clinical Development on September 22, 2014. Prior to his appointment, Mr. Dzyngel was a consultant to the Corporation.
6.	The Corporation does not have any share based awards, including share appreciation rights.
7.	Option-based awards to the Corporation’s Named Executive Officers are solely comprised of stock option grants made under the Stock Option Plan. The value of the options has been calculated using the Black-Scholes-Merton model as at the date of the grants.
8.	During the fiscal year ended December 31, 2015: (i) Mr. Giovinazzo was awarded options exercisable for an aggregate of 170,000 Common Shares with a weighted average exercise price of $21.54 per share in connection with his employment as President, Chief Executive Officer and a director; (ii) Mr. Williams was awarded options exercisable for an aggregate of 93,750 Common Shares with a weighted average exercise price of $21.57 per share in connection with his employment as Chief Operating Officer and Chief Financial Officer; (iii) Dr. Bilbault was awarded options exercisable for an aggregate of 71,875 Common Shares with a weighted average exercise price of $21.51 per share in connection with his employment as Chief Scientific Officer and Executive Vice President, Chemistry, Manufacturing and Controls; (iv) Dr. Agro was awarded options exercisable for an aggregate of 93,750 Common Shares with a weighted average exercise price of $21.57 per share in connection with his employment as Chief Medical Officer; and (v) Mr. Dzyngel was awarded options exercisable for an aggregate of 25,000 Common Shares with a weighted average exercise price of $21.51 per share in connection with his employment as Vice President, Clinical Development.
9.	The amounts represent the grant date fair value of the stock options granted to each Named Executive Officer during 2015, computed in accordance with International Financial Reporting Standard 2 – Share-based Payment. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 11 to the Corporation's financial statements for the fiscal year ended December 31, 2015.
10.	For the year ended December 31, 2013, the Corporation awarded bonuses of $111,406 to Mr. Giovinazzo and $43,941 to Mr. Williams, with payment at the discretion of the Board and subject to the Corporation completing a new financing. These amounts were accrued during the year ended December 31, 2013 and paid during the year ended December 31, 2014.
11.	For the year ended December 31, 2012, the Corporation awarded bonuses of $94,500 to Mr. Giovinazzo and $43,941 to Mr. Williams with payment at the discretion of the Board and subject to the Corporation completing a new financing. These amounts were accrued during the year ended December 31, 2013 and paid during the year ended December 31, 2014.
12.	For the year ended December 31, 2011, the Corporation awarded bonuses of $82,000 to Mr. Giovinazzo and $33,000 to Mr. Williams, with payment at the discretion of the Board and subject to the Corporation completing a new financing. These amounts were accrued during the year ended December 31, 2013 and paid during the year ended December 31, 2014.

13.	Represents cash bonuses awarded pursuant to the Corporation’s annual incentive plan, as set forth in the applicable employment agreements with each Named Executive Officer.
14.	The Corporation does not have any non-equity long-term incentive plans, pursuant to which cash or non-cash compensation intended to serve as an incentive for performance (whereby performance is measured by reference to financial performance or the price of the Corporation’s securities) was paid or distributed to the Named Executive Officers during the most recently completed financial year.
15.	The Corporation does not have a pension plan in place for its Named Executive Officers.

4.3           Incentive Plan Awards

Outstanding Share-Based and Option-Based Awards

Option-based awards were granted to the five Named Executive Officers in the fiscal year ended December 31, 2015. The Corporation does not grant any share-based awards to any of its Named Executive Officers, including, but not limited to, share appreciation rights.

The following table provides information regarding the option-based awards for each Named Executive Officer outstanding as of December 31, 2015.

Named Executive Officer	Grant Date	Aggregate Number of Shares Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiry Date	Aggregate Value of Unexercised In-the-Money Options (1) ($)
Anthony Giovinazzo	March 1, 2013	23,332	7.36	March 1, 2018	329,914
President and	May 20, 2014	55,250	10.40	May 20, 2019	613,275
Chief Executive Officer(3)	December 5, 2014	3,125	19.84	December 5, 2019	5,188
	April 2, 2015	63,750	21.76	April 2, 2020	NIL
	September 18, 2015	106,250	21.40	September 18, 2025	10,625

Andrew Williams,	August 19, 2011	2,500	16.00	August 19, 2016	13,750
Chief Operating Officer and	March 23, 2012	5,937	16.00	March 23, 2017	32,654
Chief Financial Officer(3)	August 29, 2012	312	16.00	August 29, 2017	1,716
	May 1, 2013	21,250	5.76	May 1, 2018	334,475
	May 20, 2014	22,187	10.40	May 20, 2019	246,276
	December 5, 2014	625	19.84	December 5, 2019	1,038
	April 2, 2015	43,750	21.76	April 2, 2020	NIL
	September 18, 2015	50,000	21.40	September 18, 2025	5,000

Albert Agro,	March 23, 2012	4,375	16.00	March 23, 2017	24,063
Chief Medical Officer	May 1, 2013	13,562	5.76	May 1, 2018	213,466
	May 20, 2014	21,875	10.40	May 20, 2019	242,813
	April 2, 2015	43,750	21.76	April 2, 2020	NIL
	September 18, 2015	50,000	21.40	September 18, 2025	5,000

Thierry Bilbault,	December 5, 2014	40,625	19.84	December 5, 2019	67,438
Chief Scientific Officer	April 2, 2015	21,875	21.76	April 2, 2020	NIL
	September 18, 2015	50,000	21.40	September 18, 2025	5,000

Bruce Dzyngel,	December 5, 2014	6,250	19.84	December 5, 2019	10,375
Vice President,	April 2, 2015	7,500	21.76	April 2, 2020	NIL
Clinical Development	September 18, 2015	17,500	21.40	September 18, 2025	1,750

NOTES:

1.	The closing market price of the Common Shares on the TSX on December 31, 2015 was $21.50 per share.

Incentive Plan Awards - Value Vested or Earned During the Year

The following table presents, for each Named Executive Officer, the aggregate value that would have been realized if awards vested during the year ended December 31, 2015 had been exercised on the vesting date.

Name	Option-based awards – Value during the year on vesting ($)	Share-based awards – Value during the year on vesting ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Anthony Giovinazzo	165,631	NIL	NIL
Andrew Williams	67,977	NIL	NIL
Albert Agro	67,161	NIL	NIL
Thierry Bilbault	15,890	NIL	NIL
Bruce Dzyngel	5,916	NIL	NIL

Defined Benefit or Contribution Plans

The Corporation does not have a pension plan that provides for benefits at or in connection with retirement.

4.4           Termination and Change of Control Benefits

The Corporation has entered into employment and management agreements with the Named Executive Officers which provide for payments following or in connection with any termination, resignation, retirement, change in control or change in the responsibilities of the Named Executive Officer’s duties. The details of these payments are set out under the description of the particular agreements. See “Executive Employment Agreements”.

In addition, the provisions of the Stock Option Plan provide for the immediate vesting of all unvested options in the event of a takeover bid resulting in a change of control.

4.5           Executive Employment Agreements

The following describes the respective consulting/employment agreements entered into by the Corporation and the Named Executive Officers:

Anthony Giovinazzo, President and Chief Executive Officer

Anthony Giovinazzo and the Corporation entered into a consulting agreement dated as of November 16, 2009 which provided that Mr. Giovinazzo act as the President and Chief Executive Officer of the Corporation. The consulting agreement was terminated and superseded by an employment agreement (the “Giovinazzo Agreement”) on January 1, 2012. The Giovinazzo Agreement was most recently revised and updated effective January 1, 2015, subsequently on May 13, 2015 and again on October 1, 2015. Mr. Giovinazzo is entitled to an annual review of his Base Salary and Annual Bonus for changes to the Corporation’s bonus plan or other forms of compensation paid or granted to Mr. Giovinazzo by the Corporation as may be determined from time to time by the Board.

Base Salary: Under the terms of the Giovinazzo Agreement, Mr. Giovinazzo is entitled to a base salary (the “Base Salary”) of $455,396 per annum, less statutory withholdings. The Base Salary takes into account the prevailing market conditions and comparative base salaries as well as changes in the Corporation’s financial condition, market capitalization, growth and corporate size, among other factors.

Bonus: Mr. Giovinazzo is also eligible for a discretionary bonus (the “Annual Bonus”), as determined by the Board, for each year of Mr. Giovinazzo’s employment in an amount of 50% of the Base Salary, based on the achievement of agreed corporate objectives. The Annual Bonus may be increased to up to 75% of the Base Salary, as determined by the Board, based on an overachievement of goals. The Annual Bonus is based on criteria approved by the Board, and relayed to Mr. Giovinazzo, which criteria shall reflect the annual corporate goals of the Corporation and the role of Mr. Giovinazzo in attaining such goals. The Annual Bonus accrues and is payable at the discretion of the Board.

Benefits and Perquisites: The Giovinazzo Agreement provides for certain benefits, including life insurance coverage, a car allowance and reimbursement of related expenses, including gas and insurance.

Stock Options: Mr. Giovinazzo may also be granted options to acquire Common Shares in the capital of the Corporation at the discretion of the Board and pursuant to the terms and conditions of the Stock Option Plan. Mr. Giovinazzo was granted 63,750 options on April 2, 2015 and 106,250 options on September 18, 2015.

Termination With Cause: The Corporation is entitled, in its sole discretion, to terminate the employment of Mr. Giovinazzo, without notice or payment in lieu of notice, for cause. The Corporation has no obligation to Mr. Giovinazzo after the effective date of termination except for payment of any Base Salary accrued to the date of termination and any other amounts which have accrued but not yet been paid in accordance with any benefit plan prior to the date of termination. Mr. Giovinazzo is not entitled to receive any bonus in the event of termination with cause.

Termination Without Cause: The Corporation is entitled in its sole discretion to terminate the Giovinazzo Agreement at any time upon 18 months’ notice to Mr. Giovinazzo (the “Notice Period”). Upon termination by the Corporation, the Corporation must provide Mr. Giovinazzo with written notice or payment in lieu thereof and an amount equal to the average of the Annual Bonus paid to Mr. Giovinazzo in each of the three most recent completed financial, divided by 12 and multiplied by 18, pro-rated to the effective date of termination (the “Deemed Annual Bonus”), together with all amounts which Mr. Giovinazzo would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements which are permitted to be continued in terms of the benefit plan then in place. The Corporation has the option to pay the amount equal to the Base Salary on its regular payroll dates or in a lump sum as of the effective date of termination. As a result, upon termination without cause, Mr. Giovinazzo would be entitled to $683,094 in Base Salary and $297,615 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015.

Termination With Change in Control: In the event of termination of the Giovinazzo Agreement as a result of a change of control, and for a period of nine months following the change of control, the Corporation, or the purchaser or other third party, as the case may be, must pay to Mr. Giovinazzo a lump sum equal to equal to 18 months of Base Salary and the Deemed Annual Bonus, together with all amounts which Mr. Giovinazzo would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements which are permitted to be continued in terms of any benefit plan then in place. As a result, upon termination with change in control, Mr. Giovinazzo would be entitled to $683,094 in Base Salary and $297,615 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015.

Termination by Mr. Giovinazzo: Mr. Giovinazzo is entitled in his sole discretion to terminate the Giovinazzo Agreement for any reason at any time upon 60 days’ prior written notice to the Corporation. Upon such termination, the Corporation will have no obligation to Mr. Giovinazzo after the effective date of termination except for payment of any Base Salary accrued to the date of termination, the applicable Deemed Annual Bonus and any other amounts that have accrued but not yet been paid prior to the date of termination, including any amounts owing in accordance with any benefit plan then in place together with the other benefits set out in the Giovinazzo Agreement. As a result, upon termination of the Giovinazzo Agreement by Mr. Giovinazzo, he would be entitled to $75,899 in Base Salary for the 60 day notice period and $297,615 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015.

Termination by Either Party: Either party is entitled to terminate the Giovinazzo Agreement: (i) if the other party breaches a term of the Giovinazzo Agreement and such breach is not cured within 10 days after the date of written notice; or (ii) in certain circumstances relating to bankruptcy of the other party.

In the event of termination by Mr. Giovinazzo in accordance with clause (i) or (ii) above, the Corporation is obligated to pay to Mr. Giovinazzo a lump sum equal to 18 months of Base Salary and the applicable Deemed Annual Bonus, together with all amounts which Mr. Giovinazzo would have been entitled to during such period and a continuation of: (a) benefits coverage during such period in respect of the elements which are permitted to be continued in accordance with the terms of the benefit plan then in place and applicable laws; and (b) the benefits set out in the Giovinazzo Agreement for a period of 18 months. As a result, upon termination of the Giovinazzo Agreement by Mr. Giovinazzo in accordance with clause (i) or (ii) above, he would be entitled to $683,094 in Base Salary and $297,615 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015. In the event of termination by the Corporation in accordance with clause (i) or (ii) above, the Corporation will have no obligation to Mr. Giovinazzo after the effective date of termination except for payment of any Base Salary accrued to the date of termination and any other amounts which have accrued but not yet been paid prior to the date of termination, including any amounts owing in accordance with any benefit plan. Mr. Giovinazzo will not be entitled to receive any bonus in the event of termination by the Corporation pursuant to clauses (i) or (ii) above.

Termination for Death or Disability: In the event of the death or disability (as defined in the Giovinazzo Agreement) of Mr. Giovinazzo, the Corporation is obligated to pay to Mr. Giovinazzo an amount equal to the Base Salary accrued to the date of termination and the applicable Deemed Annual Bonus, together with all amounts which have accrued but not yet been paid prior to the date of termination, including any amounts owing in accordance with any benefit plan.

Non-Disclosure, Non-Solicitation and Non-Competition Agreement: Mr. Giovinazzo and the Corporation are also parties to a Non-Solicitation and Non-Competition Agreement dated as of November 16, 2009, pursuant to which Mr. Giovinazzo is prohibited from competing with the Corporation for a period of one year following the termination of the Giovinazzo Agreement, from soliciting clients of the Corporation for a period of one year following its termination and from soliciting employees of the Corporation for a period of two years following its termination.

Andrew Williams, Chief Operating Officer and Chief Financial Officer

Andrew Williams and the Corporation entered into an employment agreement dated as of January 1, 2006 (the “Williams Agreement”) which provided that Mr. Williams will act as a senior officer of the Corporation. The Williams Agreement was most recently revised and updated effective January 1, 2015, subsequently on May 13, 2015 and again on October 1, 2015. Mr. Williams is entitled to an annual review of his Base Salary and Annual Bonus for changes to the Corporation’s bonus plan or other forms of compensation paid or granted to Mr. Williams by the Corporation as may be determined from time to time by the Board.

Base Salary: Under the terms of the Williams Agreement, Mr. Williams is entitled to a base salary (the “Base Salary”) of $334,850 per annum, less statutory withholdings. The Base Salary takes into account the prevailing market conditions and comparative base salaries as well as changes in the Corporation’s financial condition, market capitalization, growth and corporate size, among other factors.

Bonus: Mr. Williams is also eligible for a discretionary bonus (the “Annual Bonus”), as determined by the President and Chief Executive Officer and Board, for each year of Mr. Williams’ employment in the amount of 30% of the Base Salary, based on the achievement of agreed corporate objectives. The Annual Bonus may be increased to up to 40% of the Base Salary, as determined by the Board, based on an overachievement of goals. The Annual Bonus is based on criteria approved by the Board, and relayed to Mr. Williams, which criteria shall reflect the annual corporate goals of the Corporation and the individual goals relating to respective areas of oversight. The Annual Bonus accrues and is payable at the discretion of the Board.

Stock Options: Mr. Williams may also be granted options to acquire Common Shares in the capital of the Corporation at the discretion of the Board and pursuant to the terms and conditions of the Stock Option Plan. Mr. Williams was granted 43,750 options on April 2, 2015 and 50,000 options on September 18, 2015.

Termination With Cause: The Corporation is entitled, in its sole discretion, to terminate the employment of Mr. Williams, without notice or payment in lieu of notice, for cause. The Corporation has no obligation to Mr. Williams after the effective date of termination except for payment of any Base Salary accrued to the date of termination and any other amounts which have accrued but not yet been paid in accordance with any benefit plan prior to the date of termination. Mr. Williams is not entitled to receive any bonus in the event of termination with cause.

Termination Without Cause: The Corporation is entitled in its sole discretion to terminate the Williams Agreement at any time upon notice equal to four months plus one additional month for every full year of employment (starting from January 1, 2006) to a maximum of 14 months (the “Notice Period”). Upon termination by the Corporation, the Corporation must provide Mr. Williams with written notice or payment in lieu thereof and an amount equal to the average of the Annual Bonus paid to Mr. Williams in each of the three most recent completed financial, pro-rated to the effective date of termination (the “Deemed Annual Bonus”), together with all amounts which Mr. Williams would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements which are permitted to be continued in terms of the benefit plan then in place. The Corporation has the option to pay the amount equal to the Base Salary on its regular payroll dates or in a lump sum as of the effective date of termination. As a result, upon termination without cause, Mr. Williams would be entitled to $390,658 in Base Salary and $84,644 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015.

Termination With Change in Control: In the event of termination of the Williams Agreement as a result of a change of control, or during the nine months immediately following the change of control, the Corporation, or the purchaser or other third party, as the case may be, must pay to Mr. Williams a lump sum equal to 14 months of Base Salary and the Deemed Annual Bonus, together with all amounts which Mr. Williams would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements which are permitted to be continued in terms of any benefit plan then in place. As a result, upon termination with change in control, Mr. Williams would be entitled to $390,658 in Base Salary and $84,644 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015.

Termination by Mr. Williams: Mr. Williams is entitled in his sole discretion to terminate the Williams Agreement for any reason at any time upon 60 days’ prior written notice to the Corporation. Upon such termination, the Corporation will have no obligation to Mr. Williams after the effective date of termination except for payment of any Base Salary accrued to the date of termination, the applicable Deemed Annual Bonus and any other amounts that have accrued but not yet been paid prior to the date of termination, including any amounts owing in accordance with any benefit plan then in place. As a result, upon termination of the Williams Agreement by Mr. Williams, he would be entitled to $55,808 in Base Salary for the 60 day notice period and $84,644 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015.

Termination by Either Party: Either party is entitled to terminate the Williams Agreement: (i) if the other party breaches a term of the Williams Agreement and such breach is not cured within 10 days after the date of written notice; or (ii) in certain circumstances relating to bankruptcy of the other party. In the event of termination by Mr. Williams in accordance with clause (i) or (ii) above, the Corporation is obligated to pay to Mr. Williams a lump sum equal to four months plus one additional month for every full year of employment (starting from January 1, 2006) of Base Salary, to a maximum of 14 months, and the applicable Deemed Annual Bonus, together with all amounts which Mr. Williams would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements that are permitted to be continued in accordance with the terms of the benefit plan then in place and applicable laws. As a result, upon termination of the Williams Agreement by Mr. Williams in accordance with clause (i) or (ii) above, he would be entitled to $390,658 in Base Salary and $84,644 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015. In the event of termination by the Corporation in accordance with clause (i) or (ii) above, the Corporation will have no obligation to Mr. Williams after the effective date of termination except for payment of any Base Salary accrued to the date of termination and any other amounts which have accrued but not yet been paid prior to the date of termination, including any amounts owing in accordance with any benefit plan. Mr. Williams will not be entitled to receive any bonus in the event of termination by the Corporation pursuant to clauses (i) or (ii) above.

Termination for Death or Disability: In the event of the death or disability (as defined in the Williams Agreement) of Mr. Williams, the Corporation is obligated to pay to Mr. Williams an amount equal to the Base Salary accrued to the date of termination and the applicable Deemed Annual Bonus, together with all amounts which have accrued but not yet been paid prior to the date of termination, including any amounts owing in accordance with any benefit plan.

Non-Disclosure, Non-Solicitation and Non-Competition Agreement: Mr. Williams and the Corporation are also parties to a Non-Solicitation and Non-Competition Agreement dated as of January 1, 2006, pursuant to which Mr. Williams is prohibited from competing with the Corporation for a period of one year following the termination of the Williams Agreement, from soliciting clients of the Corporation for a period of one year following its termination and from soliciting employees of the Corporation for a period of two years following its termination.

Thierry Bilbault, Chief Scientific Officer and Executive Vice President, CMC

Thierry Bilbault and the Corporation entered into an employment agreement dated as of October 6, 2014 (the “Bilbault Agreement”) which provided that Dr. Bilbault would act as Chief Scientific Officer and Executive Vice President, CMC of the Corporation. The Bilbault Agreement was most recently revised and updated effective January 1, 2015, subsequently on May 13, 2015 and again on October 1, 2015. Dr. Bilbault is entitled to an annual review of his Base Salary and Annual Bonus for changes to the Corporation’s bonus plan or other forms of compensation paid or granted to Dr. Bilbault by the Corporation as may be determined from time to time by the Board.

Base Salary: Under the terms of the Bilbault Agreement, Dr. Bilbault is entitled to a base salary (the “Base Salary”) of $401,820 per annum, less statutory withholdings. The Base Salary takes into account the prevailing market conditions and comparative base salaries as well as changes in the Corporation’s financial condition, market capitalization, growth and corporate size, among other factors.

Bonus: Dr. Bilbault is also eligible for a discretionary bonus (the “Annual Bonus”), as determined by the President and Chief Executive Officer and Board, for each year of Dr. Bilbault’s employment in the amount of 30% of the Base Salary, based on the achievement of agreed corporate objectives. The Annual Bonus may be increased to up to 40% of the Base Salary, as determined by the Board, based on an overachievement of goals. The Annual Bonus is based on criteria approved by the Board, and relayed to Dr. Bilbault, which criteria shall reflect the annual corporate goals of the Corporation and the individual goals relating to respective areas of oversight. The Annual Bonus accrues and is payable at the discretion of the Board.

Stock Options: Dr. Bilbault may also be granted options to acquire Common Shares in the capital of the Corporation at the discretion of the Board and pursuant to the terms and conditions of the Stock Option Plan. Dr. Bilbault was granted 21,875 options on April 2, 2015 and 50,000 options on September 18, 2015.

Termination With Cause: The Corporation is entitled, in its sole discretion, to terminate the employment of Dr. Bilbault, without notice or payment in lieu of notice, for cause. The Corporation has no obligation to Dr. Bilbault after the effective date of termination except for payment of any Base Salary accrued to the date of termination and any other amounts which have accrued but not yet been paid in accordance with any benefit plan prior to the date of termination. Dr. Bilbault is not entitled to receive any bonus in the event of termination with cause.

Termination Without Cause: The Corporation is entitled in its sole discretion to terminate the Bilbault Agreement at any time upon notice equal to six months plus one additional month for every full year of employment (starting from October 4, 2014) to a maximum of 12 months (the “Notice Period”). Upon termination by the Corporation, the Corporation must provide Dr. Bilbault with written notice or payment in lieu thereof and an amount equal to the average of the Annual Bonus paid to Dr. Bilbault in each of the three most recent completed financial years (or such fewer number of recent completed financial years if Dr. Bilbault was employed for less than the three most recent completed financial years), pro-rated to the effective date of termination (the “Deemed Annual Bonus”), together with all amounts which Dr. Bilbault would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements which are permitted to be continued in terms of the benefit plan then in place. The Corporation has the option to pay the amount equal to the Base Salary on its regular payroll dates or in a lump sum as of the effective date of termination. As a result, upon termination without cause, Dr. Bilbault would be entitled to $234,395 in Base Salary and $110,869 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015.

Termination With Change in Control: In the event of termination of the Bilbault Agreement as a result of a change of control, or during the nine months immediately following the change of control, the Corporation, or the purchaser or other third party, as the case may be, must pay to Dr. Bilbault a lump sum equal to 12 months of Base Salary and the Deemed Annual Bonus, together with all amounts which Dr. Bilbault would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements which are permitted to be continued in terms of any benefit plan then in place. As a result, upon termination with change in control, Dr. Bilbault would be entitled to $401,820 in Base Salary and $110,869 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015.

Termination by Dr. Bilbault: Dr. Bilbault is entitled in his sole discretion to terminate the Bilbault Agreement for any reason at any time upon 60 days’ prior written notice to the Corporation. Upon such termination, the Corporation will have no obligation to Dr. Bilbault after the effective date of termination except for payment of any Base Salary accrued to the date of termination, the applicable Deemed Annual Bonus and any other amounts that have accrued but not yet been paid prior to the date of termination, including any amounts owing in accordance with any benefit plan then in place. As a result, upon termination of the Bilbault Agreement by Dr. Bilbault, he would be entitled to $66,970 in Base Salary for the 60 day notice period and $110,869 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015.

Termination by Either Party: Either party is entitled to terminate the Bilbault Agreement: (i) if the other party breaches a term of the Bilbault Agreement and such breach is not cured within 10 days after the date of written notice; or (ii) in certain circumstances relating to bankruptcy of the other party. In the event of termination by Dr. Bilbault in accordance with clause (i) or (ii) above, the Corporation is obligated to Dr. Bilbault a lump sum equal to six months plus one additional month for every full year of employment (starting from October 6, 2014) of Base Salary, to a maximum of 12 months, and the applicable Deemed Annual Bonus, together with all amounts which Dr. Bilbault would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements that are permitted to be continued in accordance with the terms of the benefit plan then in place and applicable laws. As a result, upon termination of the Bilbault Agreement by Dr. Bilbault in accordance with clause (i) or (ii) above, he would be entitled to $234,395 in Base Salary and $110,869 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015. In the event of termination by the Corporation in accordance with clause (i) or (ii) above, the Corporation will have no obligation to Dr. Bilbault after the effective date of termination except for payment of any Base Salary accrued to the date of termination and any other amounts which have accrued but not yet been paid prior to the date of termination, including any amounts owing in accordance with any benefit plan. Dr. Bilbault will not be entitled to receive any bonus in the event of termination by the Corporation pursuant to clauses (i) or (ii) above.

Termination for Death or Disability: In the event of the death or disability (as defined in the Bilbault Agreement) of Dr. Bilbault, the Corporation is obligated to pay to Dr. Bilbault an amount equal to the Base Salary accrued to the date of termination and the applicable Deemed Annual Bonus, together with all amounts which have accrued but not yet been paid prior to the date of termination, including any amounts owing in accordance with any benefit plan.

Non-Disclosure, Non-Solicitation and Non-Competition Agreement: Dr. Bilbault and the Corporation are also parties to a Non-Solicitation and Non-Competition Agreement dated as of October 6, 2014, pursuant to which Dr. Bilbault is prohibited from competing with the Corporation for a period of one year following the termination of the Bilbault Agreement, from soliciting clients of the Corporation for a period of one year following its termination and from soliciting employees of the Corporation for a period of two years following its termination.

Albert Agro, Chief Medical Officer

Albert Agro and the Corporation entered into an employment agreement dated as of April 8, 2013 (the “Agro Agreement”) which provided that Dr. Agro would act as Chief Medical Officer of the Corporation. The Agro Agreement was most recently revised and updated effective January 1, 2015, subsequently on May 13, 2015 and again on October 1, 2015. Dr. Agro is entitled to an annual review of his Base Salary and Annual Bonus for changes to the Corporation’s bonus plan or other forms of compensation paid or granted to Dr. Agro by the Corporation as may be determined from time to time by the Board.

Base Salary: Under the terms of the Agro Agreement, Dr. Agro is entitled to a base salary (the “Base Salary”) of $421,911 per annum, less statutory withholdings. The Base Salary takes into account the prevailing market conditions and comparative base salaries as well as changes in the Corporation’s financial condition, market capitalization, growth and corporate size, among other factors.

Bonus: Dr. Agro is also eligible for a discretionary bonus (the “Annual Bonus”), as determined by the President and Chief Executive Officer and Board, for each year of Dr. Agro’s employment in the amount of 30% of the Base Salary, based on the achievement of agreed corporate objectives. The Annual Bonus may be increased to up to 40% of the Base Salary, as determined by the Board, based on an overachievement of goals. The Annual Bonus is based on criteria approved by the Board, and relayed to Dr. Agro, which criteria shall reflect the annual corporate goals of the Corporation and the individual goals relating to respective areas of oversight. The Annual Bonus accrues and is payable at the discretion of the Board.

Stock Options: Dr. Agro may also be granted options to acquire Common Shares in the capital of the Corporation at the discretion of the Board and pursuant to the terms and conditions of the Stock Option Plan. Dr. Agro was granted 43,750 options on April 2, 2015 and 50,000 options on September 18, 2015.

Termination With Cause: The Corporation is entitled, in its sole discretion, to terminate the employment of Dr. Agro, without notice or payment in lieu of notice, for cause. The Corporation has no obligation to Dr. Agro after the effective date of termination except for payment of any Base Salary accrued to the date of termination and any other amounts which have accrued but not yet been paid in accordance with any benefit plan prior to the date of termination. Dr. Agro is not entitled to receive any bonus in the event of termination with cause.

Termination Without Cause: The Corporation is entitled in its sole discretion to terminate the Agro Agreement at any time upon notice equal to four months plus one additional month for every full year of employment (starting from April 8, 2013) to a maximum of 12 months (the “Notice Period”). Upon termination by the Corporation, the Corporation must provide Dr. Agro with written notice or payment in lieu thereof and an amount equal to the average of the Annual Bonus paid to Dr. Agro in each of the three most recent completed financial years (or such fewer number of recent completed financial years if Dr. Agro was employed for less than the three most recent completed financial years), pro-rated to the effective date of termination (the “Deemed Annual Bonus”), together with all amounts which Dr. Agro would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements which are permitted to be continued in terms of the benefit plan then in place. The Corporation has the option to pay the amount equal to the Base Salary on its regular payroll dates or in a lump sum as of the effective date of termination. As a result, upon termination without cause, Dr. Agro would be entitled to $210,956 in Base Salary and $75,693 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015.

Termination With Change in Control: In the event of termination of the Agro Agreement as a result of a change of control, or during the nine months immediately following the change of control, the Corporation, or the purchaser or other third party, as the case may be, must pay to Dr. Agro a lump sum equal to 12 months of Base Salary and the Deemed Annual Bonus, together with all amounts which Dr. Agro would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements which are permitted to be continued in terms of any benefit plan then in place. As a result, upon termination with change in control, Dr. Agro would be entitled to $421,911 in Base Salary and $75,693 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015.

Termination by Dr. Agro: Dr. Agro is entitled in his sole discretion to terminate the Agro Agreement for any reason at any time upon 60 days’ prior written notice to the Corporation. Upon such termination, the Corporation will have no obligation to Dr. Agro after the effective date of termination except for payment of any Base Salary accrued to the date of termination, the applicable Deemed Annual Bonus and any other amounts that have accrued but not yet been paid prior to the date of termination, including any amounts owing in accordance with any benefit plan then in place. As a result, upon termination of the Agro Agreement by Dr. Agro, he would be entitled to $70,319 in Base Salary for the 60 day notice period and $75,693 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015.

Termination by Either Party: Either party is entitled to terminate the Agro Agreement: (i) if the other party breaches a term of the Agro Agreement and such breach is not cured within 10 days after the date of written notice; or (ii) in certain circumstances relating to bankruptcy of the other party. In the event of termination by Dr. Agro in accordance with clause (i) or (ii) above, the Corporation is obligated to pay to Dr. Agro a lump sum equal to four months plus one additional month for every full year of employment (starting from April 8, 2013) of Base Salary, to a maximum of 12 months, and the applicable Deemed Annual Bonus, together with all amounts which Dr. Agro would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements that are permitted to be continued in accordance with the terms of the benefit plan then in place and applicable laws. As a result, upon termination of the Agro Agreement by Dr. Agro in accordance with clause (i) or (ii) above, he would be entitled to $210,956 in Base Salary and $75,693 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015. In the event of termination by the Corporation in accordance with clause (i) or (ii) above, the Corporation will have no obligation to Dr. Agro after the effective date of termination except for payment of any Base Salary accrued to the date of termination and any other amounts which have accrued but not yet been paid prior to the date of termination, including any amounts owing in accordance with any benefit plan. Dr. Agro will not be entitled to receive any bonus in the event of termination by the Corporation pursuant to clauses (i) or (ii) above.

Termination for Death or Disability: In the event of the death or disability (as defined in the Agro Agreement) of Dr. Agro, the Corporation is obligated to pay to Dr. Agro an amount equal to the Base Salary accrued to the date of termination and the applicable Deemed Annual Bonus, together with all amounts which have accrued but not yet been paid prior to the date of termination, including any amounts owing in accordance with any benefit plan.

Non-Disclosure, Non-Solicitation and Non-Competition Agreement: Dr. Agro and the Corporation are also parties to a Non-Solicitation and Non-Competition Agreement dated as of April 8, 2013, pursuant to which Dr. Agro is prohibited from competing with the Corporation for a period of one year following the termination of the Agro Agreement, from soliciting clients of the Corporation for a period of one year following its termination and from soliciting employees of the Corporation for a period of two years following its termination.

Bruce Dzyngel, Vice President, Clinical Development

Bruce Dzyngel and the Corporation entered into an employment agreement dated as of September 22, 2014 (the “Dzyngel Agreement”) which provided that Mr. Dzyngel would act as Vice President, Clinical Development of the Corporation. The Dzyngel Agreement was revised and updated effective October 1, 2015. Mr. Dzyngel is entitled to an annual review of his Base Salary and Annual Bonus for changes to the Corporation’s bonus plan or other forms of compensation paid or granted to Mr. Dzyngel by the Corporation as may be determined from time to time by the Board.

Base Salary: Under the terms of the Dzyngel Agreement, Mr. Dzyngel is entitled to a base salary (the “Base Salary”) of $301,365 per annum, less statutory withholdings. The Base Salary takes into account the prevailing market conditions and comparative base salaries as well as changes in the Corporation’s financial condition, market capitalization, growth and corporate size, among other factors.

Bonus: Mr. Dzyngel is also eligible for a discretionary bonus (the “Annual Bonus”), as determined by the President and Chief Executive Officer and Board, for each year of Mr. Dzyngel’s employment in the amount of 30% of the Base Salary, based on the achievement of agreed corporate objectives. The Annual Bonus is based on criteria approved by the Board, and relayed to Mr. Dzyngel, which criteria shall reflect the annual corporate goals of the Corporation and the individual goals relating to respective areas of oversight. The Annual Bonus accrues and is payable at the discretion of the Board.

Stock Options: Mr. Dzyngel is also eligible to receive options to acquire Common Shares in the capital of the Corporation at the discretion of the Board and pursuant to the terms and conditions of the Stock Option Plan. Mr. Dzyngel was granted 6,250 options on December 5, 2014.

Termination With Cause: The Corporation is entitled, in its sole discretion, to terminate the employment of Mr. Dzyngel, without notice or payment in lieu of notice, for cause. The Corporation has no obligation to Mr. Dzyngel after the effective date of termination except for payment of any Base Salary accrued to the date of termination and any other amounts which have accrued but not yet been paid in accordance with any benefit plan prior to the date of termination. Mr. Dzyngel is not entitled to receive any bonus in the event of termination with cause.

Termination Without Cause: The Corporation is entitled in its sole discretion to terminate the Dzyngel Agreement at any time upon notice equal to three months plus one additional month for every full year of employment (starting from September 22, 2014) to a maximum of 12 months (the “Notice Period”). Upon termination by the Corporation, the Corporation must provide Mr. Dzyngel with written notice or payment in lieu thereof and an amount equal to the average of the Annual Bonus paid to Mr. Dzyngel in each of the three most recent completed financial years (or such fewer number of recent completed financial years if Mr. Dzyngel was employed for less than the three most recent completed financial years), pro-rated to the effective date of termination (the “Deemed Annual Bonus”), together with all amounts which Mr. Dzyngel would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements which are permitted to be continued in terms of the benefit plan then in place. The Corporation has the option to pay the amount equal to the Base Salary on its regular payroll dates or in a lump sum as of the effective date of termination. As a result, upon termination without cause, Dzyngel would be entitled to $100,455 in Base Salary and $54,523 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015.

Termination With Change in Control: In the event of termination of the Dzyngel Agreement as a result of a change of control, or during the nine months immediately following the change of control, the Corporation, or the purchaser or other third party, as the case may be, must pay to Mr. Dzyngel a lump sum equal to 6 months of Base Salary plus one additional month of Base Salary for every full year of employment (starting from September 22, 2014) and the Deemed Annual Bonus, together with all amounts which Mr. Dzyngel would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements which are permitted to be continued in terms of any benefit plan then in place. As a result, upon termination with change in control, Mr. Dzyngel would be entitled to $175,796 in Base Salary and $54,523 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015.

Termination by Mr. Dzyngel: Mr. Dzyngel is entitled in his sole discretion to terminate the Dzyngel Agreement for any reason at any time upon 60 days’ prior written notice to the Corporation. Upon such termination, the Corporation will have no obligation to Mr. Dzyngel after the effective date of termination except for payment of any Base Salary accrued to the date of termination and any other amounts that have accrued but not yet been paid prior to the date of termination, including any amounts owing in accordance with any benefit plan then in place. As a result, upon termination of the Dzyngel Agreement by Mr. Dzyngel, he would be entitled to $50,228 in Base Salary for the 60 day notice period, assuming the termination took place on December 31, 2015.

Termination by Either Party: Either party is entitled to terminate the Dzyngel Agreement: (i) if the other party breaches a term of the Dzyngel Agreement and such breach is not cured within 10 days after the date of written notice; or (ii) in certain circumstances relating to bankruptcy of the other party. In the event of termination by Mr. Dzyngel in accordance with clause (i) or (ii) above, the Corporation is obligated to pay to Mr. Dzyngel a lump sum equal to three months plus one additional month for every full year of employment (starting from September 22, 2014) of Base Salary, to a maximum of 12 months, and the applicable Deemed Annual Bonus, together with all amounts which Mr. Dzyngel would have been entitled to during such period and a continuation of benefits coverage during such period in respect of the elements that are permitted to be continued in accordance with the terms of the benefit plan then in place and applicable laws. As a result, upon termination of the Dzyngel Agreement by Mr. Dzyngel in accordance with clause (i) or (ii) above, he would be entitled to $100,455 in Base Salary and $54,523 in Deemed Annual Bonus, assuming the termination took place on December 31, 2015. In the event of termination by the Corporation in accordance with clause (i) or (ii) above, the Corporation will have no obligation to Mr. Dzyngel after the effective date of termination except for payment of any Base Salary accrued to the date of termination and any other amounts which have accrued but not yet been paid prior to the date of termination, including any amounts owing in accordance with any benefit plan. Mr. Dzyngel will not be entitled to receive any bonus in the event of termination by the Corporation pursuant to clauses (i) or (ii) above.

Non-Disclosure, Non-Solicitation and Non-Competition Agreement: Mr. Dzyngel and the Corporation are also parties to a Non-Solicitation and Non-Competition Agreement dated as of October 1, 2015, pursuant to which Mr. Dzyngel is prohibited from competing with the Corporation for a period of one year following the termination of the Dzyngel Agreement, from soliciting clients of the Corporation for a period of one year following its termination and from soliciting employees of the Corporation for a period of two years following its termination.

ARTICLE 5 - NON-EXECUTIVE DIRECTOR COMPENSATION

5.1	General

Between January 1, 2015 and September 30, 2015, the Corporation’s annual retainer fees were as follows. The Chairperson of the Board received a retainer of $60,000 per year, and each non-Chair member of the Board received a retainer of $30,000 per year. For the Audit Committee, the Chairman received a retainer of $10,000 per year, and each non-Chair member received a retainer of $5,000 per year. For the CGNCC, the Chairman received a retainer of $8,000 per year, and each non-Chair member received a retainer of $5,000 per year. In addition, each director was paid attendance fees of $1,500 for each regular Board meeting attended in person and $750 per meeting attended by conference call. For the committees of the Board, each member was paid $1,000 for each committee meeting attended in person and $500 per committee meeting attended by conference call.

In connection with the Corporation’s public offering in the United States that was completed on June 23, 2015 and other related matters, the Board established a Special Committee May 7, 2015 consisting of Rochelle Stenzler (Chairperson), Ronald Hosking and Tamar Howson. For the Special Committee, the Chairperson received a retainer of $50,000, and each non-Chair member received a retainer of $30,000. In addition, each Special Committee member was paid meeting fees at the same rate paid for a meeting of the Board. The Special Committee was dissolved on August 6, 2015.

Effective October 1, 2015, based on a competitive study prepared by compensation consultants engaged by the CGNCC, the Corporation revised its compensation approach to include only fixed retainer fees and to eliminate meeting fees. In particular, the Chairperson of the Board currently receives a retainer of USD$60,000 per year, and each non-Chair member of the Board receives a retainer of USD$30,000 per year. For the Corporation’s Audit Committee, the Chairman of such committee receives a retainer of USD$15,000 per year, and each non-Chair member receives a retainer of USD$7,500 per year. For the CGNCC, the Chairman of such committee receives a retainer of USD$15,000 per year, and each non-Chair member receives a retainer of USD$7,500 per year.

There are no special arrangements between the Corporation and any director of the Board with respect to fees.

Directors are entitled to participate in the Stock Option Plan, which is designed to give each option holder an interest in preserving and maximizing shareholder value in the longer term. Individual grants are determined on an annual basis by the recommendation of the CGNCC and approval of the Board. New directors are typically granted stock options upon their initial appointment to the Board. In addition, each director is typically granted stock options annually, with the total number of stock options granted each year based on the CGNCC’s annual assessment of individual director contribution.

Executive officers who also act as directors of the Corporation do not receive any additional compensation for services rendered in their capacity as directors. In addition, between January 1, 2015 and September 30, 2015, director Ilan Oren of Dexcel Pharma did not receive any annual retainer or meeting fees for services in his capacity as a director; however, effective as of October 1, 2015, Mr. Oren has begun receiving such annual retainer fees.

During the fiscal year ended December 31, 2015, directors were granted the fees, options and bonuses in their capacity as directors of the Corporation as set out in the table in Section 5.2 below.

5.2	Individual Director Compensation

The following table provides information regarding compensation paid to the Corporation’s non-executive directors during the fiscal year ended December 31, 2015.

Director	Fees earned(1) ($)	Share- based awards(2) ($)	Option- based awards(3)(6) ($)	Non-equity incentive plan compensation (4) ($)	Pension value (5) ($)	All other compensation ($)	Total Compensation ($)
Ronald Hosking	128,330	N/A	296,994	N/A	N/A	N/A	425,324
Tomer Gold	70,807	N/A	226,944	N/A	N/A	N/A	297,751
Nan Hutchinson	125,283	N/A	226,944	N/A	N/A	N/A	352,227
Perry Molinoff	74,318	N/A	297,250	N/A	N/A	N/A	353,568
Ilan Oren	12,577	N/A	324,870	N/A	N/A	N/A	337,447
Rochelle Stenzler	175,364	N/A	391,900	N/A	N/A	N/A	567,264
Tamar Howson(5)	89,687	N/A	195,000	N/A	N/A	N/A	284,687

NOTES:

1.	Represents retainer and meeting fees for service as a director, which is paid in quarterly installments. For Nan Hutchinson this also includes $52,726 paid for services as a consultant.
2.	The Corporation does not have any share based awards, including share appreciation rights.
3.	Option-based awards to the Corporation’s directors are solely comprised of stock option grants made under the Stock Option Plan. The value of the options has been calculated using the Black-Scholes-Merton model as at the date of the grant.
4.	There was no non-equity incentive compensation or other compensation paid to the Corporation’s directors in the financial year ended December 31, 2015 that is not shown in this table.
5.	The Corporation does not have a pension plan for its directors.
6.	Ms. Howson was appointed as a director of the Corporation effective March 11, 2015.

5.3	Incentive Plan Awards

Option-based awards were granted to the directors in the fiscal year ended December 31, 2015. The Corporation does not grant any share-based awards to any of its directors, including, but not limited to, share appreciation rights.

The following table provides information regarding the option-based awards for each non-executive director outstanding as of December 31, 2015.

Director	Grant Date	Aggregate Number of Shares Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiry Date	Value of Unexercised In- the-Money Options(1) ($)
Ronald Hosking(3)	March 23, 2012	1,250	16.00	March 23, 2017	6,875
	May 1, 2013	4,375	5.76	May 1, 2018	68,863
	May 20, 2014	4,000	10.40	May 20, 2019	44,400
	April 2, 2015	7,812	21.76	April 2, 2020	NIL
	September 18, 2015	12,500	21.40	September 18, 2025	1,250

Tomer Gold	May 28, 2013	1,562	4.96	May 28, 2018	25,835
	May 20, 2014	2,625	10.40	May 20, 2019	29,138
	April 2, 2015	5,312	21.76	April 2, 2020	NIL
	September 18, 2015	10,000	21.40	September 18, 2025	1,000

Director	Grant Date	Aggregate Number of Shares Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiry Date	Value of Unexercised In- the-Money Options(1) ($)
Nan Hutchinson	May 20, 2014	1,562	10.40	May 20, 2019	17,338
	April 2, 2015	5,312	21.76	April 2, 2020	NIL
	September 18, 2015	10,000	21.40	September 18, 2015	1,000

Perry Molinoff	May 30, 2012	1,250	16.00	May 30, 2017	6,875
	May 1, 2013	3,375	5.76	May 1, 2018	53,123
	May 20, 2014	3,500	10.40	May 20, 2019	38,850
	April 2, 2015	100,000	21.76	April 2, 2020	NIL
	September 18, 2015	12,500	21.40	September 18, 2025	1,250

Rochelle Stenzler	March 23, 2012	2,500	16.00	March 23, 2017	13,750
	May 1, 2013	6,562	5.76	May 1, 2018	103,286
	May 20, 2014	6,375	10.40	May 20, 2019	70,763
	April 2, 2015	12,500	21.76	April 2, 2020	NIL
	September 18, 2015	15,000	21.40	September 18, 2025	1,500

Tamar Howson(5)	April 2, 2015	2,500	21.76	April 2, 2020	NIL
	September 18, 2015	10,000	21.40	September 18, 2025	1,000

Ilan Oren	September 18, 2015	19,500	21.40	September 18, 2025	1,950

NOTES:

1.	The closing market price of the Common Shares on the TSX on December 31, 2015 was $21.50 per share.
2.	Ms. Howson was appointed as a director of the Corporation effective March 11, 2015.

5.4	Option Based Awards - Value Vested or Earned

The following table presents, for each non-executive director, the aggregate value that would have been realized if awards vested during the year ended December 31, 2015 had been exercised on the vesting date.

Name	Option-based awards – Value during the year on vesting ($)	Share-based awards – Value during the year on vesting ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Ronald Hosking	10,459	NIL	NIL
Tomer Gold	6,860	NIL	NIL
Nan Hutchinson	4,077	NIL	NIL
Perry Molinoff	9,141	NIL	NIL
Rochelle Stenzler	16,660	NIL	NIL
Tamar Howson(1)	NIL	NIL	NIL
Ilan Oren	NIL	NIL	NIL

NOTE:

1.	Ms. Howson was appointed as a director of the Corporation effective March 11, 2015.

ARTICLE 6 - EQUITY BASED COMPENSATION PLANS

6.1	Stock Option Plan

The Corporation’s Stock Option Plan was established to provide an incentive to the directors, officers, employees, consultants and other personnel of the Corporation or any of its subsidiaries to achieve the longer-term objectives of the Corporation, to give suitable recognition to the ability and skill of such persons who contribute materially to the success of the Corporation and to attract and retain in the employ of the Corporation, or any of its subsidiaries, persons of experience and ability by providing them with the opportunity to acquire an increased proprietary interest in the Corporation. The Stock Option Plan is currently the only equity based compensation arrangement pursuant to which securities may be issued from treasury of the Corporation. As outlined above, shareholders will be asked at the Meeting to approve certain amendments to the existing Stock Option Plan dealing with the amendment provisions of the Stock Option Plan, allowing for the alternative of cashless exercise of options, to address certain tax consequences to option holders who are citizens or residents of the United States (including its territories, possessions and all areas subject to the jurisdiction) or are otherwise subject to income taxation under the laws of the United States, and otherwise to conform the provisions to the current policies of the TSX as well as certain rules of NASDAQ. See “Business to be Transacted at the Meeting - Amendments to Stock Option Plan”.

The following summary sets out the key terms of the Stock Option Plan as it currently exists.

•	The Stock Option Plan is administered by the Board based on recommendations made by CGNCC from time to time as to the assessment of both corporate and individual personal performance. In administering the Stock Option Plan, the Board may, from time to time, grant to directors, officers, eligible employees of or consultants to, the Corporation or its subsidiaries, or to employees of management companies providing services to the Corporation (collectively, the “Eligible Participants”), options to acquire Common Shares in such numbers, for such terms and at such exercise prices as may be determined by the Board based on recommendations made by CGNCC from time to time.

•	The Stock Option Plan is a 10% “rolling” plan. Thus, the aggregate number of Common Shares reserved for issuance pursuant to the Stock Option Plan shall not exceed 10% of the issued and outstanding Common Shares at the time of grant. Accordingly, as of April 4, 2016, the Stock Option Plan allows for the reservation of up to 1,231,037 Common Shares for issuance thereunder. In addition to the foregoing limitation, the Stock Option Plan also contains the following restrictions with respect to the issuance of options:

o	The aggregate number of Common Shares reserved for issuance to any one person in any 12 month period shall not exceed 5% of the issued and outstanding Common Shares.

o	The aggregate number of Common Shares issued to insiders within any 12-month period, or issuable to insiders at any time, under the Stock Option Plan and any other security-based compensation arrangement of the Corporation, may not exceed 10% of the total number of issued and outstanding Common Shares of the Corporation at such time.

o	The aggregate number of Common Shares reserved for issuance to consultants in any 12 month period shall not exceed 2% of the issued and outstanding Common Shares.

o	The aggregate number of options granted to persons performing investor relations activities in any 12 month period shall not exceed 2% of the issued and outstanding shares (on a non-diluted basis).

•	The Board has the authority to establish the option price at the time each option is granted but, in any event, it shall not be lower than the closing market price of the Common Shares on the last trading day immediately prior to the date of grant.

•	The Board has the authority to set the periods within which options may be exercised and the number of options which may be exercised in any such period. This shall be determined by the Board at the time of granting the options provided. All options must be exercisable during a period not extending beyond ten years, however that if the exercise period expires during a “blackout period” then the exercise period is extended to the date which is 10 business days after the date on which the blackout period ends.

•	If an option holder is terminated for cause, all options are cancelled on the date of termination. If an option holder resigns or is terminated other than for cause, any vested options held by the option holder may be exercised within a reasonable period of time (not to exceed one year), as determined by the Board in its sole discretion.

•	In the event of the death of an option holder, any vested options held on the date of death may be exercised if the options were issued ten days or more prior to the date of death, but only by the person or persons to whom the option holder’s rights pass by the option holder’s will or the laws of descent and distribution, and only for a period of one year after the date of death or prior to the expiration of the exercise period in respect thereof, whichever is sooner.

•	The Board has the authority to determine the vesting terms of the options at the date of the option grant and as indicated in any option commitment related thereto. Notwithstanding the foregoing, options granted to consultants providing investor relations services shall vest in stages over a 12-month period with a maximum of one-quarter of the options vesting in any 3 month period.

•	Any options which are for any reason cancelled or terminated without having been exercised will again be available for grant under the Stock Option Plan.

•	Options are not transferable.

The Corporation provides no financial assistance to facilitate the purchase of Common Shares by Eligible Participants who hold options granted under the Stock Option Plan.

As of April 4, 2016, there were 1,045,765 options outstanding under the Stock Option Plan, representing approximately 8.5% of the Corporation’s current issued and outstanding Common Shares. As a result, there is currently availability to grant an additional 185,272 options under the Stock Option Plan, subject to the cancellation, termination or forfeiture of current outstanding options.

Under the policies of the TSX, all unallocated options, rights or other entitlements under the Stock Option Plan must be approved by shareholders every three years after institution. The Stock Option Plan was most recently approved and adopted by the shareholders on May 7, 2014. The Corporation will seek shareholder approval of unallocated options, rights or other entitlements at its next annual meeting, to be held in 2017. In addition, under NASDAQ rules, the Stock Option Plan must be approved by shareholders every 10 years.

6.2	Securities Authorized for Issuance under Equity Based Compensation Plans

The following chart details the number of securities to be issued upon the exercise of outstanding stock options issued under the Stock Option Plan as at December 31, 2015. The Corporation does not have any other equity compensation plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted – average exercise price of outstanding options, warrants and rights (b) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by securityholders	1,007,765	18.47	220,048

Equity compensation plans not approved by securityholders	NIL	NIL	NIL

TOTAL	1,007,765	18.47	220,048

NOTE:

1.	Options to acquire 704,693 Common Shares were granted to directors, members of management, employees and certain key consultants during the financial year ended December 31, 2015.

ARTICLE 7 - INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No current or former directors, employees or executive officers of the Corporation or any associate of any such persons were indebted to the Corporation as at December 31, 2015.

None of the current or former directors, employees or executive officers of the Corporation and none of the associates of such persons is or has been indebted to the Corporation or any subsidiary thereof at any time since the beginning of the Corporation’s most recently completed fiscal year. Furthermore, none of such persons were indebted to a third party during such period where their indebtedness was the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or a subsidiary thereof.

ARTICLE 8 - INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as provided below, no “informed person” (as such term is defined in National Instrument 51-102 - Continuous Disclosure Obligations) or any proposed director of the Corporation or any associate or affiliate of any informed person or proposed director has any material interest, directly or indirectly, in any transaction with the Corporation since the commencement of the Corporation’s most recently completed fiscal year or in any proposed transaction which has materially affected or would materially affect the Corporation.

The Corporation, subject to specified conditions, including approval of the TSX Venture Exchange and the shareholders as required by applicable securities laws, acquired all of the issued and outstanding shares in the capital of Adagio Pharmaceuticals Ltd. (“Adagio”) on December 22, 2011, Anthony Giovinazzo, the President and Chief Executive Officer and President of the Corporation was also a director, officer and majority shareholder of Adagio. Effective as of January 1, 2016, the Corporation amalgamated with Adagio.

ARTICLE 9 - AUDITED FINANCIAL STATEMENTS

The financial statements for the fiscal year ended December 31, 2015, together with the auditors’ report thereon will be submitted to the Meeting. Receipt at the Meeting of the auditors’ report and the Corporation’s financial statements for its last completed financial year will not constitute approval or disapproval of any matters referred to therein.

ARTICLE 10 - DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Corporation provides insurance for the directors and officers of the Corporation against liability incurred by them in their capacity as directors or officers of the Corporation. The insurance policies provide coverage to an aggregate limit of USD$25,000,000 for the protection of the personal liability of the directors and officers and includes insurance to reimburse the Corporation for its indemnity of its directors and officers up to a limit of USD$20,000,000 per loss. Each loss or claim for which the Corporation seeks reimbursement is subject to a USD$1,000,000 retention payable by the Corporation (USD$2,500,000 retention for securities claims). The total annual premium for the directors and officers liability policies is USD$596,000, which is paid in full by the Corporation.

ARTICLE 11 - TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar of the Corporation is Equity Financial Trust Company, Suite 300, 200 University Avenue, Toronto, Ontario, M5H 4H1.

ARTICLE 12 - INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person or company who is, or at any time during the fiscal year ended December 31, 2015 was, a director or executive officer of the Corporation, a proposed management nominee for election as a director of the Corporation or an associate or affiliate of any such director, executive officer or proposed nominee, has any material interest, direct or indirect, by way of beneficial ownership or otherwise, in matters to be acted upon at the Meeting other than the election of directors.

ARTICLE 13 - OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

The management knows of no matters to come before the Meeting other than as set forth in this Management Information Circular. HOWEVER, IF OTHER MATTERS WHICH ARE NOT KNOWN TO THE MANAGEMENT SHOULD PROPERLY COME BEFORE THE MEETING, THE ENCLOSED FORM OF PROXY WILL BE USED TO VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE PROXY.

ARTICLE 14 - ADDITIONAL INFORMATION

Additional information relating to the Corporation may be found on SEDAR at www.sedar.com. In addition, the holders of Common Shares may contact the Corporation at 828 Richmond Street West, Toronto, Ontario, M6J 1C9 in order to obtain, without charge, copies of financial statements and MD&A of the Corporation for the fiscal year ending December 31, 2015.

ARTICLE 15 - APPROVAL OF BOARD

Except where otherwise indicated, information contained herein is given as of April 4, 2016.

The undersigned hereby certifies that the contents and the sending of this Management Information Circular have been approved by the directors of the Corporation.

DATED as of the 4th day of April, 2016.

“Anthony Giovinazzo”
Anthony Giovinazzo
President and Chief Executive Officer
Cynapsus Therapeutics Inc.

SCHEDULE “A”

CYNAPSUS THERAPEUTICS INC.
(the “Corporation”)

AUDIT COMMITTEE CHARTER

ARTICLE 1 - ROLE AND OBJECTIVES

1.1	Role and Objectives

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of the Corporation established for the purpose of assisting the Board in overseeing:

(a)          the accounting and financial reporting process;

(b)          the system of internal control over financial reporting;

(c)          the audit process and the performance, qualifications and independence of the external auditors;

(d)          compliance with legal and regulatory requirements; and

(e)          the processes for identifying, evaluating and managing the Corporation's principal risks impacting financial reporting.

ARTICLE 2 - DUTIES, POWERS AND RESPONSIBILITIES

2.1	Duties, Powers, and Responsibilities

The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in this Article 2. It shall not be the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements fairly present the Corporation’s financial position and results of operation and are prepared in accordance with International Financial Reporting Standards (“IFRS”). Instead, such duties remain the responsibility of the management and the outside independent registered public accounting firm.

To fulfill its responsibilities, the Committee shall:

(f)	Financial Reporting

(i)	Review and recommend for approval to the Board the annual financial statements, accounting policies that affect the statements, annual disclosure to be included in management’s discussion and analysis (“MD&A”) and any associated press release.

(ii)	Review the Corporation’s annual reports for consistency with the financial disclosure referenced in the annual financial statements.

(iii)	Be satisfied as to the adequacy of procedures in place for the review of the Corporation's public disclosure of financial information extracted or derived from annual or quarterly financial statements and periodically assess the adequacy of such procedures.

(iv)	Review and approve quarterly financial statements, accounting policies that affect the statements, the quarterly MD&A, and any associated press release or other notices.

(v)	Review other relevant reports or financial information submitted by the Corporation to any governmental body or the public, including management certificates as required by the United States Sarbanes-Oxley Act of 2002.

(vi)	Review significant issues affecting financial reports.

(vii)	Review emerging IFRS developments that could affect the Corporation and its accounting and financial reporting policies and procedures.

(viii)	Understand how management develops interim financial information and the nature and extent of external audit involvement.

(ix)	During the review of the annual and quarterly financial statements, discuss the quality of the Corporation’s accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

(x)	Review and approve any earnings guidance to be provided by the Corporation.

(g)	Internal and Disclosure Controls

(i)	Consider the effectiveness of the Corporation’s internal controls over financial reporting and related information technology security and control, including any significant deficiencies and significant changes to internal controls. Work with management and the external auditors to establish and maintain disclosure controls that promote the timely, accurate, compliant and meaningful disclosure in the Corporation’s periodic reports to the United States Securities and Exchange Commission (the “SEC”).

(ii)	Review and approve corporate signing authorities and modifications thereto.

(iii)	Review with the external auditors any issues or concerns related to any internal control systems in the process of the internal or external audit, together with any management responses.

(iv)	Review the plan and scope of the annual audit with respect to planned reliance and testing of controls and major points contained in the external auditor's management letter resulting from control evaluation and testing.

(v)	Establish and maintain complaint procedures regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Such procedures are appended hereto as Appendix A.

(vi)	Review with management, external auditors and legal counsel any legal matters, material litigation claims or other contingencies, including tax assessments, and adequacy of financial provisions, that could materially affect financial reporting.

(vii)	Review with the Chief Executive Officer and the Chief Financial Officer the Corporation’s disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

(viii)	Discuss with the Chief Executive Officer and the Chief Financial Officer all elements of certification required pursuant to National Policy 52-109.

(ix)	Review and approve all material related party transactions to be disclosed pursuant to Item 404 of Regulation S-K, Form 20-F, Item 7.B. or any such equivalent Section (as applicable) under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and be responsible for the review and oversight contemplated by the NASDAQ Stock Market LLC (“NASDAQ”) with respect to any such reported transactions.

(h)	External Audit

(i)	Oversee the work of the external auditor engaged for the purpose of preparing or issuing an auditor's report or performing such other audit, review or attest services for the Corporation, including the resolution of disagreements between management and the external auditor regarding financial reporting.

(ii)	Review and approve the audit plans, scope and proposed audit fees.

(iii)	Annually review the independence of the external auditors by receiving a report from the auditor detailing all relationships between them and the Corporation.

(iv)	Discuss with the external auditors the results of the audit, any changes in accounting policies or practices and their impact on the financials, as well as any items that might significantly impact financial results.

(v)	Receive a report from and hold a timely discussion with the external auditors with respect to all critical accounting policies and practices to be used, all alternative treatments of financial information within IFRS that have been discussed with management, including the ramifications of the use of such alternative treatments and the treatment preferred by the external auditor, and any other material written communications between the external auditors and management.

(vi)	Receive an annual written report from the external auditors describing the audit firm’s internal quality-control procedures, and material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more audits carried out by the firm, and any steps taken to deal with any such issues, and all relationships between the external auditor and the Corporation, including audit and non-audit assignments and the fees and any other compensation paid to the external auditors therefor. Such report should be used to evaluate the qualification, performance and experience of the external auditors.

(vii)	Ensure regular rotation of the lead partner and reviewing partner in order to assure continuing independence of the external auditor.

(viii)	Evaluate the performance of the external auditor and the lead partner annually.

(ix)	Recommend to the Board (A) the external auditor to be nominated for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Corporation, and (B) the compensation of the external auditor.

(x)	Separately meet with the external auditors, apart from management, at least once a year.

(i)	Non-Audit Services

(i)	Pre-approve all non-audit services to be provided to the Corporation or its subsidiary entities by the external auditor. Pre-approval may be granted by any one member of the Committee, provided that such pre-approvals will be presented to the full Committee at its next regularly scheduled meeting.

(j)	Risk Management

(i)	Review and monitor the processes in place to identify and manage the principal risks that could impact the financial reporting of the Corporation.

(ii)	Ensure that Directors and Officers insurance is in place.

(iii)	Review and approve corporate investment policies.

(iv)	Assess, as part of its internal controls responsibility, the effectiveness of the over-all process for identifying principal business risks and report thereon to the Board.

(k)	Other Responsibilities and Matters

(i)	Report through its Chair to the Board following meetings of the Committee.

(ii)	Review annually the adequacy of the Charter and confirm that all responsibilities have been carried out. Recommend any necessary changes to the Board.

(iii)	Evaluate the Committee’s and individual member’s performance on a regular basis and report annually to the Board the result of its annual self-assessment.

(iv)	Prepare an Audit Committee Report, if required, that complies with applicable law to be included in the Corporation’s annual information circular.

(v)	Review and approve the Corporation's hiring policies, in accordance with rules and regulations of the SEC and NASDAQ, regarding partners, employees and former partners and employees of the present and former external auditor of the Corporation.

(vi)	Discuss the Corporation's compliance with tax and financial reporting laws and regulation, if and when issues arise.

(vii)	Perform or undertake on behalf of the Board any such other tasks or actions as the Board may from time to time authorize.

(viii)	The Committee shall set clear hiring policies with respect to any current or former employees of the external auditors in accordance with rules and regulations of the SEC and NASDAQ.

2.2	Authority

The Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to set and pay the compensation for any advisors employed by the Committee at the cost of the Corporation without obtaining Board approval, based on its sole judgment and discretion. The Committee has the authority to communicate directly with and seek information from the internal and external auditors of the Corporation. The Committee has the authority, without obtaining Board approval, to pay for ordinary administrative expenses deemed necessary and appropriate in carrying out its duties.

ARTICLE 3 - COMPOSITION

3.1	Composition

The Committee shall comprise at least three Directors, none of whom shall be an officer or employee of the Corporation or any of its subsidiaries or any affiliate thereof. Each Committee member shall satisfy the independence, financial literacy and experience requirements of applicable securities laws, rules or guidelines, any applicable stock exchange requirements or guidelines, including the rules of NASDAQ, and any other applicable regulatory rules. In particular, each member of the Committee shall have no direct or indirect material relationship with the Corporation or any affiliate thereof, which could reasonably interfere with the exercise of the member's independent judgment. At least one member of the Committee shall be an “audit committee financial expert” as defined by the rules and regulations of the SEC. Determinations as to whether a particular Director satisfies the requirements for membership on the Committee shall be made by the full Board.

3.2	Appointment

Members of the Committee shall be appointed annually by the Board. Each member shall serve until his/her successor is appointed, unless he/she shall resign or be removed by the Board or he/she shall otherwise cease to be a Director of the Corporation. The Board shall fill any vacancy if the membership of the Committee is less than two Directors.

3.3	Chair

The Chair of the Committee may be designated by the Board or, if it does not do so, the members of the Committee may elect a Chair by vote of a majority of the full Committee membership. The Committee Chair shall satisfy the independence, financial literacy and experience requirements (as described above).

3.4	Access

The Committee shall have access to such Directors, officers and employees of the Corporation and all subsidiaries and to such information respecting the Corporation and the subsidiaries, as it considers to be necessary or advisable in order to perform its duties and responsibilities.

ARTICLE 4 - MEETINGS

4.1	Time and Location

The Committee shall meet at least quarterly at such times and at such locations as the Chair of the Committee shall determine. Special meetings of the Committee may be convened by the Chairman or a majority of the Committee members. The internal or external auditors may request a meeting if they consider that one is necessary.

4.2	Quorum

The quorum for meetings shall be a majority of the members of the Committee, present in person or by telephone or by other telecommunication device that permits all persons participating in the meeting to hear each other.

4.3	Agenda

The Chair shall, in consultation with management, establish the agenda for the meetings and instruct management to ensure that properly prepared agenda materials are circulated to the Committee with sufficient time for study prior to the meeting.

4.4	Majority Vote

At all meetings of the Committee, every question shall be decided by a majority of the votes cast. In case of an equality of votes, the matter will be referred to the Board for decision.

4.5	Management

The Chief Financial Officer shall attend meetings of the Committee, unless otherwise excused from all or part of any such meetings by the Committee Chair. The Chair of the Committee shall hold in camera sessions of the Committee, without management present, at every meeting.

4.6	Minutes

A member of the Committee or the Secretary of the Corporation shall be appointed at each meeting to act as secretary for the purpose of recording the minutes of each meeting.

4.7	Summary of Meetings

The Committee shall provide the Board with a summary of all meetings together with a copy of the minutes from such meetings. Where minutes have not yet been prepared, the Chair shall provide the Board with oral reports on the activities of the Committee. All information reviewed and discussed by the Committee at any meeting shall be retained and made available for examination by the Board upon request of the Chair.

4.8	External Auditor

The Committee shall meet periodically with the Corporation’s external auditor (in connection with the preparation of the annual financial statements and otherwise as the Committee may determine), part or all of each such meeting to be in the absence of management.

4.9	NASDAQ Compliance

The Committee shall cause to be provided to NASDAQ appropriate written confirmation of any of the foregoing matters as NASDAQ may from time to time require.

ARTICLE 5 - CERTIFICATION

5.1          This Audit Committee Charter was duly approved on May 13, 2015 by the Board of Directors of the Corporation, and made effective on June 18, 2015.

Appendix A
to Cynapsus Therapeutics Inc.
Audit Committee Charter

Procedures for the Submission of Complaints or Concerns
Regarding Accounting, Internal Accounting Controls or Auditing Matters

1.	The Corporation shall forward to the Committee of the Board any complaints that it has received regarding accounting, internal accounting controls, or auditing matters.

2.	Any employee of the Corporation may submit, on a confidential, anonymous basis if the employee so desires, any concerns by sending such concerns in writing and forwarding them in a sealed envelope to:

Chair of the Audit Committee
c/o Andrew Williams, Corporate Secretary
Cynapsus Therapeutics Inc.
828 Richmond Street West
Toronto, Ontario M6J 1C9

The envelope is to be clearly marked, “To be opened by the Audit Committee only”.

Any such envelopes received by the Corporate Secretary shall be forwarded promptly to the Chair of the Committee and appropriate confidentiality will be maintained.

3.	Contact information including a phone number and e-mail address shall be published for the Chair of the Committee on the Corporation’s website for those people wishing to contact the Chair directly.

4.	At each of its meetings following the receipt of any information pursuant to this Appendix, the Committee shall review and consider any such complaints or concerns and take any action that it deems appropriate in the circumstances.

5.	The Committee shall retain any such complaints or concerns along with the material gathered to support its actions for a period of no less than seven years. Such records will be held on behalf of the Committee by the Chair of the Committee or by outside counsel, if so requested.

6.	Appendix A shall appear on the Corporation’s website as part of this Charter.

SCHEDULE “B”

STOCK OPTION PLAN, AS AMENDED

2016 AMENDED AND RESTATED STOCK OPTION PLAN

CYNAPSUS THERAPEUTICS INC.
(the “Corporation”)

DIRECTORS, MANAGEMENT, EMPLOYEES AND
CONSULTANTS STOCK OPTION PLAN

ARTICLE 1 – INTRODUCTION

1.1	Purpose

The purpose of the Plan is to secure for the Corporation and its shareholders the benefits of incentives inherent in share ownership by the directors, management, employees and consultants of the Corporation and its subsidiary who, in the judgment of the Board, will contribute to their future growth and success. It is generally recognized that a stock option plan of the nature provided for herein aids the Corporation and its subsidiary in retaining and encouraging directors, management, employees and consultants who are considered as potential key contributors to the success of the Corporation and its subsidiary, by providing to them the opportunity to acquire a proprietary interest in the Corporation.

1.2	Definitions

Whenever used herein, the following words and expressions shall have the following meanings, namely:

“Affiliate” means the following:

a Company is an Affiliate of another Company if:

(a)          one of them is the subsidiary (as such term is described in the Business Corporations Act (Ontario)) of the other; or

(b)          each of them is controlled by the same Person;

A Company is “controlled” by a Person if:

(a)          voting shares of the Company are held, directly or indirectly, other than by way of security only, by or for the benefit of that Person; and

(b)          the voting shares, if voted, entitle the Person to elect a majority of the directors to the Company;

“Associate” means an associate as defined in the Securities Act (Ontario);

“Blackout Period” means, in respect of any Optionee, a period during which such Optionee is prohibited from trading in securities of the Corporation pursuant to applicable securities laws or, for an Optionee other than a U.S. Optionee, a period during which the Optionee is prohibited from trading in securities of the Corporation pursuant to any existing policy of the Corporation;

“Board” means the board of directors of the Corporation as it may be constituted from time to time;

“Change of Control” means the occurrence of any one of the following:

(a)          the purchase or acquisition of any Shares by a Person which results in the Person beneficially owning, or exercising control or direction over, Shares carrying the right to cast more than 50% of the votes attaching to all Shares, but excluding any issue or sale of Shares of the Corporation to an investment dealer or group of investment dealers as underwriters or agents for distribution to the public either by way of prospectus or private placement;

(b)          the completion by the Corporation of an amalgamation, arrangement, merger or other consolidation or combination of the Corporation with another Company which requires approval of the shareholders of the Corporation pursuant to its statute of incorporation and pursuant to which the shareholders of the Corporation immediately thereafter do not own shares of the successor or continuing Company, which would entitle them to cast more than 50% of the votes attaching to all shares in the capital of the successor or continuing Company, which may be cast to elect directors of that Company;

(c)          the liquidation, dissolution or winding-up of the Corporation;

(d)          the sale, lease or other disposition of all or substantially all of the assets of the Corporation;

(e)          the completion of any transaction or the first of a series of transactions which would have the same or similar effect as any transaction or series of transactions referred to in subsections (a), (b), (c), and (d) referred to above; or

(f)          a determination by the Board that there has been a change, whether by way of a change in the holding of the Shares, in the ownership of the Corporation’s assets or by any other means, as a result of which any person or group of persons acting jointly or in concert is in a position to exercise effective control of the Corporation;

“Code” means the United States Internal Revenue Code of 1986, as amended;

“Company” means, unless specifically indicated otherwise, a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual;

“Corporation” means Cynapsus Therapeutics Inc., a corporation incorporated under the laws of Canada;

“Disinterested Shareholder Approval” means disinterested shareholder approval for the purposes of the policies of the Exchange;

“Eligible Consultant” means an individual (or a Company wholly owned by individuals) who:

(a)          is engaged to provide on-going consulting services to the Corporation or an Affiliate of the Corporation under a written contract;

(b)          possesses technical, business or management expertise of value to the Corporation or an Affiliate of the Corporation;

(c)          spends or will spend a significant amount of time and attention on the business and affairs of the Corporation or an Affiliate of the Corporation; and

(d)          has a relationship with the Corporation or an Affiliate of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation;

“Eligible Director” means a director of the Corporation or a director of the Corporation’s subsidiary to whom stock options can be granted in reliance on a prospectus exemption under applicable securities laws;

“Eligible Employee” means:

(a)          an individual who is considered an employee under the Income Tax Act (Canada) (such as an individual for whom income tax, employment insurance and Canada Pension Plan deductions must be made at the source);

(b)          an individual who works full-time for the Corporation or a subsidiary of the Corporation providing services normally provided by an employee and who is subject to the same control and direction by the employer over the details and methods of work as an employee of the employer, but for whom income tax deductions are not made at the source; or

(c)          an individual who works for the Corporation or a subsidiary of the Corporation on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the employer over the details and methods of work as an employee of the employer, but for whom income tax deductions are not made at the source;

“Eligible Management Company Employee” means a Management Company Employee of the Corporation or a Management Company Employee of the Corporation’s subsidiary to whom stock options can be granted in reliance on a prospectus exemption under applicable securities laws;

“Eligible Member of Management” means any senior officer of the Corporation or a subsidiary of the Corporation to whom stock options can be granted in reliance on a prospectus exemption under applicable securities laws;

“Eligible Participant” means Eligible Consultants, Eligible Directors, Eligible Employees, Eligible Management Company Employees and Eligible Members of Management; provided, however, that without expanding the category of Eligible Participants to whom Options may be granted generally, and subject to the further limitations set forth below, in order for a U.S. Taxpayer to be an Eligible Participant, his or her status as an Eligible Consultant, Eligible Director, Eligible Employee, Eligible Management Company Employee or Eligible Member of Management must relate to services directly for the Corporation or for a “subsidiary” of the Corporation, as defined below. For this purpose, “subsidiary” means any Company that is an “eligible issuer of service recipient stock,” as defined in Section 1.409A-1(b)(5)(iii)(E) of the United States Treasury Regulations;

“Exchange” means the Toronto Stock Exchange;

“Insider” means:

(a)          an insider as defined in the Securities Act (Ontario); and

(b)          an Associate or Affiliate of any person who is an insider under subsection (a);

“Management Company Employee” means an individual employed by a Person providing management services to the Corporation or a subsidiary of the Corporation which are required for the ongoing successful operation of the business enterprise of the Corporation or a subsidiary of the Corporation;

“Notice of Disposition” means the notice, substantially in the form attached hereto as Schedule “B” or such other form as may be approved by the Board from time to time, whereby an Optionee notifies the Corporation of its intention to use the cashless manner of exercise of vested Options in accordance with Section 2.8;

“Option” means an option granted under the terms of the Plan;

“Option Agreement” means the form of option agreement substantially in the form attached hereto as Schedule “A” or such other form as may be approved by the Board from time to time;

“Option Period” means the period during which an Option may be exercised;

“Optionee” means an Eligible Participant to whom an Option has been granted under the terms of the Plan (and includes a U.S. Optionee, subject to any special conditions applicable to U.S. Optionees under the Plan);

“Participant” means an Optionee who elects to participate in the Plan;

“Person” means a Company or an individual;

“Plan” means this 2016 Amended and Restated Cynapsus Therapeutics Inc. Directors, Management, Employees and Consultants Stock Option Plan, established and operated pursuant to the terms hereof;

“Shares” means the common shares in the capital of the Corporation from time to time authorized by the charter documents of the Corporation;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Optionee” means a U.S. Taxpayer who receives an Option under the Plan;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Taxpayer” means any Eligible Participant who is a citizen or resident of the United States (including its territories, possessions and all areas subject to the jurisdiction) or is otherwise subject to income taxation under the laws of the United States; and

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

ARTICLE 2 – TERMS OF THE PLAN

2.1	Number of Shares

Subject to adjustment under the provisions of the Plan, the aggregate number of Shares which may be issued and sold under the Plan and any other security based compensation arrangement will not exceed 10% of the total number of issued and outstanding Shares of the Corporation from time to time. The Corporation shall not, upon the exercise of any Option, be required to issue or deliver any Shares prior to:

(a)          the admission of such Shares to listing on a stock exchange on which the Shares are listed; and

(b)          the completion of such registration or other qualification of such shares under any law, rules or regulation as the Corporation shall determine to be necessary or advisable.

If any Shares cannot be issued to any Optionee for any reason, the obligation of the Corporation to issue such Shares shall terminate and any amounts paid to the Corporation on account of the aggregate Option Price therefor shall be returned to the Optionee. Any increase in the issued and outstanding Shares will result in an increase in the available number of Shares issuable under the Plan, and any exercises of Options will make new grants available under the Plan effectively resulting in a “re-loading” of the number of Options available to grant under the Plan.

The aggregate number of Shares reserved for issuance pursuant to the Plan or any other security based compensation arrangements to all applicable Eligible Participants shall not exceed 10% of the issued and outstanding Shares at the time of grant. The aggregate number of Shares reserved for issuance pursuant to the Plan or any other security based compensation arrangements to any one Eligible Participant shall not exceed 5% of the issued and outstanding Shares at the time of grant. The aggregate number of Shares issued to Insiders within any 12-month period, or issuable to Insiders at any time, under the Plan and any other security-based compensation arrangement of the Corporation, may not exceed 10% of the total number of issued and outstanding Shares of the Corporation at such time.

2.2	Participation

Options shall be granted only to bona fide Eligible Participants.

2.3	Determination of Option Recipients

The Board shall make all necessary or desirable determinations regarding the granting of Options to Eligible Participants and may take into consideration the present and potential contributions of a particular Eligible Participant to the success of the Corporation or its Affiliates and any other factors which it may deem proper and relevant.

2.4	Price

The exercise price per Share (the “Option Price”) shall be determined from time to time by the Board but, in any event, shall not be lower than the market price (as defined in the policies of the Exchange) of the Shares at the time of grant and, with respect to Options granted to a U.S. Optionee, the exercise price per Share shall not be lower than one hundred percent (100%) of the fair market value of one Share on the date of grant, with fair market value determined in accordance with Section 409A of the Code. Any reduction in the exercise price per Share shall be subject to necessary approvals as set out in Section 4.4 below.

2.5	Grant of Options

The Board may at any time and from time to time grant Options to Eligible Participants for the number of Shares and on such terms and conditions as it considers appropriate provided that such terms and conditions are not inconsistent with the Plan or the rules, regulations or policies of any stock exchange on which the Shares are listed.

Each Option granted to an Eligible Participant shall be evidenced by an agreement substantially in the form of the Option Agreement with terms and conditions consistent with the Plan and as approved by the Board (which terms and conditions need not be the same in each case).

2.6	Terms of Options

(a)          The Option Period shall not be greater than a period of 10 years after the date such Option is granted provided however that if the Option Period expires during a Blackout Period then the Option Period of such Option will be extended to the date which is 10 business days after such date on which the Blackout Period ends. The Option Period may be reduced with respect to any such Option as provided in Section 2.10 hereof.

(b)          Subject to the other terms and conditions of this Plan (including Section 2.11 hereof), the Board at its discretion may determine when any Option will become exercisable and may determine that the Option be exercisable in installments. The Board may also establish any vesting schedule relative to any Options granted hereunder provided that in no event shall Options vest over a time period that is shorter than any time period prescribed by rules, regulations or policies of any stock exchange on which the Shares are listed.

(c)          Any Options remaining unexercised after they became eligible for exercise may be exercised in whole or in part at any time during the remainder of the Option Period.

(d)          Except as set forth in Section 2.10, no Option may be exercised unless the Options have vested and the Optionee is at the time of such exercise:

(i)	in the case of an Eligible Employee, in the employ of the Corporation or a subsidiary of the Corporation and shall have been continuously so employed since the grant of his Option, but absence on leave, having the approval of the employer, shall not be considered an interruption of employment for any purpose of the Plan;

(ii)	in the case of an Eligible Director, a director of the Corporation or a subsidiary of the Corporation and shall have been such a director continuously since the grant of his Option;

(iii)	in the case of an Eligible Member of Management, an Eligible Member of Management of the Corporation or a subsidiary of the Corporation and shall have been such Eligible Member of Management continuously since the grant of his Option;

(iv)	in the case of an Eligible Management Company Employee, an Eligible Management Company Employee of the Corporation or a subsidiary of the Corporation and shall have been such Eligible Management Company Employee continuously since the grant of his Option; or

(v)	in the case of an Eligible Consultant, a consultant on retainer (whether full time or part time) by the Corporation, and shall have been continuously so retained since the grant of his Option.

(e)          Subject to Section 2.8, the exercise of any Option will be contingent upon receipt by the Corporation of payment of the aggregate Option Price for the Shares being purchased in cash or by cheque. No Optionee or his legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Shares subject to an Option, unless and until certificates for such Shares are issued to him or them under the terms of the Plan.

(f)          Notwithstanding anything contained in the Plan to the contrary, the following additional provisions shall apply only to the grant of Options to U.S. Optionees:

(i)	No adjustment to the number or type of Shares available for issuance or subject to any Option or to the exercise price for any options (including, without limitation, pursuant to Sections 2.13 and 2.14 below) and no modification or extension of an Option shall be made if and to the extent such adjustment, modification or extension (A) would cause an Option to become subject to Section 409A of the Code or (B) would violate Section 409A of the Code unless the Board determines that such adjustment is necessary and specifically acknowledges that the adjustment will be made notwithstanding any such result. Any determination made under this Section by the Board shall be final and conclusive.

(ii)	The Option may only relate to Shares that are “service recipient” stock under Section 409A of the Code and the related regulations and the Options shall have no feature for the deferral of Option gain contrary to Section 1.409A-1(b)(5)(3) of the United States Treasury Regulations.

2.7	Manner of Exercise - Cash Exercise for Vested Options

Subject to the vesting and other terms of this Plan and the Option Agreement governing any specific Options, an Option may be exercisable by the Optionee delivering to the Corporation a notice specifying the number of Shares in respect of which the Option is exercised together with payment in full of the Option Price for each such Share. Upon the Corporation’s receipt of such notice and payment there will be a binding contract for the issue of the Shares in respect of which the Option is exercised, upon and subject to the provisions of the Plan. Delivery of the Optionee’s cheque or bank draft payable to the Corporation in the amount of the aggregate Option Price shall constitute payment of the aggregate Option Price.

2.8	Manner of Exercise - Cashless Exercise for Vested Options

If a holder of an Option so desires, such holder may, subject to the vesting and other terms of this Plan and the Option Agreement governing any specific Options, elect to dispose of an Option in exchange for a payment of Shares (the “Share Payment”), and in lieu of the method described in Section 2.4 above, by delivering to the Corporation a notice that the Optionee wishes to rely on the “cashless exercise” provisions of this Section and a fully completed Notice of Disposition. The Share Payment will be satisfied by issuance to the Optionee of that whole number of Shares (rounded down to the nearest whole number) determined in accordance with the following formula:

A x (X – Y)
X

Where:

A is the number of vested Options tendered for disposition pursuant to the Notice of Disposition

X is the Market Price of the Shares on the date of the Notice of Disposition

Y is the Option Price of the unexercised vested Options in question

In the event that an Optionee delivers a Notice of Disposition under this Section and it is later determined that such Optionee does not hold a sufficient number of unexercised vested Options to deliver the Share Payment in accordance with the requirements above, such notice shall be deemed to be void in its entirety and of no further force or effect. Subject to the foregoing, upon the Corporation’s receipt of such Notice of Disposition there will be a binding contract for the issue of the Shares in respect of the Share Payment, upon and subject to the provisions of the Plan. Upon such issuance of Shares by the Corporation, the number of unexercised vested Options to be disposed of in exchange for the Share Payment shall be deemed to be cancelled without any further action by the Corporation or the Optionee and will be not available for further granting.

2.9	Lapsed Option

If Options are surrendered, terminated or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options to the extent permitted by the rules, regulations and policies of any stock exchange on which the Shares are listed.

2.10	Effect of Termination of Relationship

(a)          If an Optionee shall die while an Eligible Employee, Eligible Director, Eligible Consultant (if an individual), Eligible Member of Management or Eligible Management Company Employee, any vested Option held by him at the date of death shall be exercisable if the Option was issued 10 days or more prior to the date of death, but only by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or the laws of descent and distribution. All such Options shall be exercisable only for a period of one year after the date of death or prior to the expiration of the Option Period in respect thereof whichever is sooner.

(b)          If an Optionee ceased to be an Eligible Employee, Eligible Director, Eligible Consultant (if an individual), Eligible Member of Management or Eligible Management Company Employee for cause, no Option held by such Optionee may be exercised following the date on which such Optionee ceases to be an Eligible Employee, Eligible Director, Eligible Consultant (if an individual), Eligible Member of Management or Eligible Management Company Employee, as the case may be.

(c)          If an Optionee ceased to be an Eligible Employee, Eligible Director, Eligible Consultant, Eligible Member of Management or Eligible Management Company Employee for any reason other than cause or death, any vested Option held by such Optionee may be exercised within a reasonable period (not to exceed one year), as determined by the Board and set forth in the applicable Option Agreement, following the date on which such Optionee ceases to be an Eligible Employee, Eligible Director, Eligible Consultant (if an individual), Eligible Member of Management or Eligible Management Company Employee, as the case may be, provided such date is no later than the expiration of the applicable Option Period.

(d)          If an Optionee who is an Eligible Consultant ceased to be retained by the Corporation by virtue of a breach of the consulting agreement or the expiry thereof, or such retainer is otherwise terminated (other than for reasons set forth in Sections 2.10(a), 2.10(b) or 2.10(c) above), no Option held by such Eligible Consultant may be exercised following such breach, expiry or termination, as the case may be.

2.11	Effect of Takeover Bid

Upon the occurrence of a Change of Control, the Board will have the power, at its sole discretion and without being required to obtain the approval of shareholders or the holder of any Option, except pertaining to options granted to Consultants performing investor relations activities which will be subject to prior written Exchange approval, to make such changes to the terms of Options as it considers fair and appropriate in the circumstances, including but not limited to: (a) accelerating the vesting of Options, conditionally or unconditionally; (b) terminating every Option if under the transaction giving rise to the Change of Control, options in replacement of the Options are proposed to be granted to or exchanged with the holders of Options, which replacement options treat the holders of Options in a manner which the Board considers fair and appropriate in the circumstances having regard to the treatment of holders of Shares under such transaction; (c) otherwise modifying the terms of any Option to assist the holder to tender into any take-over bid or other transaction constituting a Change of Control; or (d) following the successful completion of such Change of Control, terminating any Option to the extent it has not been exercised prior to successful completion of the Change of Control. Notwithstanding the foregoing, with respect to any Option intended to comply with, or qualify for an exception to, Section 409A of the Code, any such adjustment shall be authorized only to the extent that such adjustment would not cause the Option to fail to comply with Section 409A or an exception thereto. The determination of the Board in respect of any such Change of Control shall for the purposes of this Plan be final, conclusive and binding.

2.12	Withholding Taxes

The Corporation may, in its sole discretion, adopt and apply from time to time such rules and guidelines that in its opinion will facilitate the Corporation’s compliance with applicable provisions of any federal, provincial, state, local or United States law relating to the withholding of tax or any other deductions in respect of the amount, if any, included in the income of a Participant in connection with the exercise of any option (the “Withholding Obligation”). Without limiting the generality of the foregoing, the Corporation may refuse to honour the exercise of an Option unless the Participant pays to the Corporation the Withholding Obligation. Subject to the Plan and applicable law, the Board may, in its sole discretion, permit the Participant to satisfy the Withholding Obligation in whole or in part, by paying cash or by electing to have the Corporation withhold Shares in such amounts as are equivalent to the market price in order to satisfy the withholding obligation. In the event that such Participant has not paid to the Corporation a sum sufficient for the Corporation to comply with such Withholding Obligation, the Corporation shall have the right to: (a) withhold from any Shares issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Corporation to the Participant an amount equal to such Withholding Obligation, and such withheld Shares shall be cancelled if required by any applicable law or regulatory authority; or (b) deduct from any Option any other amounts due from the Participant to the Corporation.

2.13	Effect of Amalgamation, Consolidation or Merger

Subject to Section 2.11, if the Corporation amalgamates, consolidates or merges with or into another corporation, any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Participant would have received upon such amalgamation, consolidation or merger if the Participant had exercised his Option immediately prior to the record date applicable to such amalgamation, consolidation or merger, and the Option price shall be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of the Plan.

2.14	Adjustment in Shares Subject to the Plan

If there is any change in the Shares through a consolidation, subdivision or reclassification of Shares, or otherwise, the number of Shares available under the Plan, the Shares subject to any Option, and the purchase price thereof shall be adjusted appropriately by the Board and such adjustment shall be effective and binding for all purposes of the Plan.

2.15	Approval

The terms of the Options granted from time to time hereunder, and the Optionees to whom Options are granted, are subject, if applicable, to the rules, regulations and policies of any stock exchange on which the Shares are listed accepting notice of such terms and proposed Optionees.

Article 3 – AMENDMENT PROCEDURE

3.1	Board Approval

The Corporation retains the right to amend or terminate the terms and conditions of the Plan or Option Agreement, as applicable, by resolution of the Board (the “Amendment Procedure”). Any amendment to the Plan shall take effect only with respect to Options granted after the effective date of such amendment, provided that it may apply to any outstanding Options with the mutual consent of the Corporation and the Optionees to whom such Options have been granted. Without limiting the generality of the foregoing, the Board may use the Amendment Procedure without seeking shareholder approval (to the extent allowed by the rules of The NASDAQ Stock Market LLC) when:

(a)          altering, extending or accelerating the terms and conditions of vesting of any Options;

(b)          accelerating the Expiry Date of Options;

(c)          amending or modifying the mechanics of exercise of Options as set forth in Sections 2.7 and 2.8, provided however, payment in full of the Option Price for the Shares shall not be so amended or modified;

(d)          effecting amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error, inconsistency or omission in or from the Plan or any Option Agreement;

(e)          effecting amendments necessary to comply with the provisions of applicable laws (including, without limitation, the rules, regulations and policies of any stock exchange on which the Shares are listed);

(f)          effecting amendments respecting the administration of the Plan;

(g)          effecting amendments necessary to suspend or terminate the Plan; and

(h)          any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations, and policies of any stock exchange on which the Shares are listed).

3.2	Shareholder Approval

Shareholder approval will be required for the following types of amendments:

(a)          any amendment that increases the number of Shares issuable under the Plan;

(b)          any amendment that extends the term of Options beyond the original expiry;

(c)          a reduction in the Option Price of an Option, the granting of a material increase in benefits to Participants or the cancellation and reissuance of Options or other entitlements;

(d)          any amendment required to be approved by shareholders under applicable law (including, without limitation, pursuant to the rules, regulations and policies of any stock exchange on which the Shares are listed);

(e)          any amendment which would permit Options granted under the Plan to be transferable or assignable other than for normal estate planning and settlement purposes;

(f)          any amendment that increases limits imposed by the Plan on Option participation;

(g)          any amendment that materially expands the class of participants eligible to participate in the Plan;

(h)          any amendment that expands the types of options, awards or entitlements provided under the Plan; and

(i)          any amendment so as to increase the ability of the Board to amend the Plan without shareholder approval.

3.3	Disinterested Shareholder Approval

Disinterested Shareholder Approval will be required for the following types of amendments:

(a)          amendments to the Plan that could result in the removal of, or increase in, the limits on Insider participation in the Plan

(b)          amendments to the Plan that extend the term of an option held by an Insider;

(c)          any reduction in the Option Price of an Option if the Optionee is an Insider at the time of the proposed amendment; and

(d)          amendments requiring Disinterested Shareholder Approval under applicable law (including, without limitation, pursuant to the rules, regulations and policies of any exchange on which the Shares are listed).

ARTICLE 4 – GENERAL

4.1	Transferability and Assignability

All benefits, rights and options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable or assignable unless specifically provided herein, including, for example, pursuant to Section 2.10(a) above.

During the lifetime of a Participant all benefits, rights and options may only be exercised by the Participant.

4.2	Employment

Nothing contained in the Plan shall confer upon any Participant any right with respect to employment or continuance of employment or any retainer with the Corporation or an Affiliate interfere in any way with the right of the Corporation or any Affiliate to terminate the Participant’s employment or retainer at any time. Participation in the Plan by a Participant is voluntary.

4.3	Record Keeping

The Corporation shall maintain a register in which shall be recorded:

(a)          the name and address of each Participant; and

(b)          the number of Options granted to a Participant and the number of Options outstanding, the exercise price and the applicable vesting schedule.

4.4	Necessary Approvals; Regulatory Compliance

The Plan shall be effective only upon the approval of the Exchange and, if required by such Exchange, of the shareholders of the Corporation.

The obligation of the Corporation to issue and deliver Shares in accordance with the Plan is subject to the approval of any governmental or securities regulatory authority having jurisdiction which may be required in connection with the authorization or issuance of such Shares by the Corporation. If any Shares cannot be issued to any Participant for any reason including, without limitation, the failure to obtain such approval, then the obligation of the Corporation to issue such Shares shall terminate and any Option price paid to the Corporation shall be returned to the Participant.

Disinterested shareholder approval as required by the policies of the Exchange shall be obtained for any reduction in the exercise price per Share if the Optionee is an Insider of the Corporation (as that term is defined by the Exchange) at the time of the proposed amendment. Notwithstanding the foregoing, no reduction in the exercise price per Share shall be permitted for an Option granted to a U.S. Optionee if such reduction would lower the exercise price below the fair market value at the date of the grant, as described in Section 2.4 above or would otherwise cause the Option to become subject to additional taxes or penalties under Section 409A of the Code.

Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of applicable securities law, including, without limitation, the U.S. Securities Act, the U.S. Exchange Act, applicable U.S. state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or consolidated stock price reporting system on which prices for the Shares are quoted at any given time. As a condition to the exercise of an Option, the Corporation may require the person exercising such Option to provide certain representations, warranties and certifications to the Corporation to satisfy such requirements.

Unless such securities are registered under the U.S. Securities Act, the certificates representing any Shares issued in the United States shall, until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state securities laws and regulations, bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

4.5	Administration of the Plan

The Board is authorized to interpret the Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out the Plan. The Board may also require that any Participant in the Plan provide certain representations, warranties and certifications to the Corporation to satisfy the requirements of applicable securities laws, including without limitation, exemptions from the registration requirements of the U.S. Securities Act and applicable state securities laws. The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate directors and/or officers of the Corporation and all costs in respect thereof shall be paid by the Corporation.

4.6	Income Taxes

As a condition of the Plan, the Corporation will withhold from any remuneration otherwise payable to such Participant any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan, including the grant, exercise or sale of any Option.

4.7	Representation or Warranty

The Corporation makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan,

4.8	Governing Law

The Plan shall be governed by the laws of the Province of Ontario excluding any conflicts of law, rule or principle which might refer such construction to the laws of another jurisdiction. In addition to the foregoing, the Plan shall be governed by the laws of the United States, including the U.S. Securities Act, U.S. Exchange Act, and the Code, to the extent applicable, for any U.S. Optionees.

4.9	Interpretation

Words used herein importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

4.10	Compliance with Applicable Laws

If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law, rule or regulation of any exchange on which the Shares are listed, if applicable, or any regulatory body having authority over the Corporation or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith, to the extent permissible under applicable law.

Any Option granted to a U.S. Optionee is intended to be a non-qualified stock option that is not subject to Section 422 of the Code, but that is exempt from Section 409A of the Code pursuant to United States Treasury Regulation Section 1.409A-1(b)(5) and shall be interpreted consistent with such intent.

Notwithstanding anything to the contrary herein, the Board may amend any outstanding Option without a U.S. Optionee’s consent if, as determined by the Board, in its sole discretion, such amendment is required either to: (i) confirm the exemption of any such Option under Section 409A of the Code; (ii) comply with Sections 409A of the Code; or (iii) prevent the U.S. Optionee from being subject to any tax or penalty under Section 409A of the Code. Notwithstanding the foregoing, neither the Corporation, nor any subsidiary, parent or other Affiliate, nor any of their owners, directors, officers, employees, agents or other representatives shall be liable to any Optionee with respect to any taxes, penalties, interest or other amounts if an Option becomes subject to Section 409A of the Code. Each U.S. Optionee is solely responsible for the payment of any tax liability (including any taxes and penalties that may arise under Section 409A of the Code) that may result from an Option.

Toronto, Ontario

Approved by the Directors on April 4, 2016

/s/ Rochelle Stenzler	/s/ Anthony Giovinazzo
Chairman	Chief Executive Officer

Approved by the Shareholders on May 10, 2016

Chairman	Chief Executive Officer

Schedule “A”

STOCK OPTION AGREEMENT

THIS AGREEMENT made the                day of                                       , 20           .

B E T W E E N:

●,
of the

(herein referred to as the “Optionee”)

OF THE FIRST PART

- and -

CYNAPSUS THERAPEUTICS INC.,
amalgamated under the laws of Canada

(herein referred to as the “Corporation”)

OF THE SECOND PART

WHEREAS the Corporation has established a Stock Option Plan (hereinafter referred to as the “Plan”) for the granting of stock options, a copy of which has been provided to the Optionee;

AND WHEREAS the board of directors of the Corporation (hereinafter referred to as the “Board of Directors”) has authorized the granting to the Optionee pursuant to the Plan of an option to purchase common shares in the capital of the Corporation in the number, at the time, at and for the price and upon the other terms and conditions hereinafter contained;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements herein set forth, and for other good and valuable consideration (the receipt whereof is hereby acknowledged by the Corporation), the parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS AND INTERPRETATION

1.1                       In this Agreement, the following words and expressions shall have the following meanings:

“Blackout Period” means a period during which the Optionee is prohibited from trading in securities of the Corporation pursuant to applicable securities laws or any existing policy of the Corporation;

“Expiry Date” means ● years from the date hereof, provided however that if the Expiry Date occurs during a Blackout Period then the Expiry Date means the date which is 10 business days after such date on which the Blackout Period ends;

“Option” means the option to purchase Shares granted to the Optionee pursuant to this Agreement, and includes any portion of that option;

“Option Shares” means the Shares the Optionee is entitled to purchase under this Agreement; and

“Share” means a common share of the Corporation as constituted on the date hereof.

ARTICLE 2 - GRANT OF OPTION

2.1                       The Corporation hereby grants to the Optionee, subject to the terms and conditions hereinafter set out, an Option to purchase up to ● Shares of the Corporation at a price of ● per Share.

2.2                       The Option is granted in accordance with and subject to the terms and conditions of the Plan.

2.3                       The Option to purchase the Option Shares granted hereby may be exercised in accordance with the terms hereof and the Plan until the Expiry Date, as follows:

(a)          Subject to the other terms hereof, entitlement to purchase shares under the Option will vest in ● amounts, being on the dates that are ● and ● following the date of this grant, except as may otherwise be determined by the Board of Directors. If in calculating “five equal amounts” the quotient results in a fractional amount, the number vested will round down to the next whole share amount and the partial shares accumulated and vested as part of the final year’s amount. Entitlements that have vested may be exercised in accordance with the provisions of the Plan.

(b)          Subject to the other terms hereof, the vested portion of the Option may be exercised in whole or in part and at any time from time to time until the Expiry Date. In the event of a proposed merger or amalgamation of the Corporation with one or more other corporations, an offer to purchase all of the shares in the capital of the Corporation or the sale of all or substantially all of the property and assets of the Corporation, then all of the Options granted to the Optionee shall vest and the Optionee shall have the right to exercise all of the Options granted hereunder on such terms as the Board of Directors of the Corporation deems reasonable, subject to approval of the Toronto Stock Exchange, so that the Optionee may participate in such transaction.

(c)          If the Optionee ceases to be an Eligible Employee, Eligible Director, Eligible Consultant, Eligible Member of Management or Eligible Management Company Employee for any reason other than cause of death, any vested Option held by such Optionee may be exercised within 90 days following such date or such reasonable period of time as may be determined by the Board of Directors of the Corporation not to exceed the greater of 12 months and the Expiry Date.

2.4                       Subject to sooner termination in accordance with the terms of the Plan, the Option shall expire and terminate upon the Expiry Date as to such of the Option Shares in respect of which the Option has not then been exercised.

ARTICLE 3 - RESERVATION OF SHARES

3.1                       The Corporation shall at all times during the term of this Agreement, keep available a sufficient number of unissued Shares in its authorized capital equal to those of the Option Shares which have not been issued.

ARTICLE 4 - ASSIGNMENT AND ENUREMENT

4.1                       The Option is personal to the Optionee and non-assignable and neither this Agreement nor any rights hereunder shall be transferable or assignable by the Optionee except as expressly permitted under the terms of the Plan.

4.2                       This Agreement shall enure to the benefit and be binding upon the parties hereto and their permitted successors and assigns.

ARTICLE 5 - EXERCISE OF THE OPTION

5.1                       The Option may be exercised in the manner set forth in the Plan. The Corporation shall, within a reasonable period of time, issue the Shares so purchased in the name of the Optionee and deliver the certificate(s) therefor to the Optionee.

ARTICLE 6 - RIGHTS OF THE OPTIONEE PRIOR TO THE EXERCISE DATE

6.1                       The Option herein granted shall not entitle the Optionee to any right whatsoever as a shareholder of the Corporation with respect to any Shares subject to the Option until it has been exercised and the Option Shares thereby purchased have been issued as fully paid and non-assessable.

6.2                       Nothing contained in this Agreement or done pursuant hereto shall obligate the Optionee to purchase and/or pay for any Option Shares except those Option Shares in respect of which the Optionee shall have validly exercised this Option.

ARTICLE 7 - REGULATORY APPROVAL

7.1                       Notwithstanding anything to the contrary in this Agreement, the Optionee hereby agrees that she will not exercise the Option, and that the Corporation will not be obliged to issue any Shares hereunder, if the exercise of the Option or the issuance of the Shares shall constitute a violation by the Optionee or the Corporation of any provision of any law or regulation or of any order, regulation, policy or rule of any governmental authority, regulatory body or stock exchange. Any determination in this connection made by the Board of Directors of the Corporation shall be final, binding and conclusive.

7.2                       The Corporation shall in no event be obliged, by any act of the Optionee or otherwise, to issue, register or qualify for resale any securities issuable upon exercise of the Option pursuant to a prospectus or similar document or to take any other affirmative action in order to cause the exercise of the Option or the issue or resale of the Shares issuable pursuant thereto to comply with any law or regulation or any order, regulation, policy or rule of any governmental authority, regulatory body or stock exchange; provided that the Corporation shall notify the Toronto Stock Exchange and other appropriate regulatory bodies in Canada of the existence of the Option and any exercise thereof.

ARTICLE 8 - ACKNOWLEDGEMENT OF PERSONAL INFORMATION

8.1                       “Personal Information” means any information about an identifiable individual, and includes the information contained in this Agreement.

8.2                       The Optionee hereby consents to:

(a)          the disclosure of Personal Information by the Corporation to the Toronto Stock Exchange; and

(b)          the collection, use and disclosure of Personal Information by the Toronto Stock Exchange from time to time for the purposes set out and in accordance with the policies of the Toronto Stock Exchange.

ARTICLE 9 - FURTHER ASSURANCES

9.1                       The parties hereto covenant that they shall and will from time to time and at all times hereafter do and perform all such acts and things and execute all such deeds, documents and writings as may be required to give effect to the true intent of this Agreement.

ARTICLE 10 - INTERPRETATION AND GENERAL

10.1                       It is understood and agreed by the parties hereto that questions may arise as to the interpretation, construction or enforcement of this Agreement or the Plan and the parties are desirous of having the Board of Directors of the Corporation determine any such question or interpretation, construction or enforcement. It is, therefore, understood and agreed by and between the parties hereto that any question arising under the terms of this Agreement or the Plan as to interpretation, construction or enforcement shall be referred to the Board of Directors of the Corporation and their majority decision shall be final and binding on both of the parties hereto.

10.2                       Neither the Corporation nor its directors or officers, or any of them, shall be liable to the Optionee or to the Optionee’s personal representatives by reason of any loss or anticipated loss of economic benefit by reason of any action or event, whether or not concurred in by them, which has the effect of curtailing or abrogating the benefits which have accrued or might have accrued to the Optionee hereunder, including, without limitation, the voluntary or involuntary winding up of the Corporation, the sale of all or substantially all of its assets, the delisting of the Shares from public trading, or any decline in the value of the Shares for any reason whatsoever.

10.3                       The payment of all income taxes or other taxes or assessments in the nature of taxes levied upon the Optionee as a result of the granting or exercise of the Option shall be solely the responsibility of the Optionee.

10.4                       In this Agreement, words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

10.5                       This Agreement, including any schedules annexed hereto, constitute the entire agreement between the parties hereto and there are no oral statements, representations, warranties, undertakings or agreements between the parties modifying the provisions of this Agreement. No supplement, amendment, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

10.6                       Time shall be of the essence of this Agreement.

ARTICLE 11 - GOVERNING LAW

11.1                       Except as otherwise set forth in the Plan, this Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario excluding any conflicts of law, rule or principle which might refer such construction to the laws of another jurisdiction.

11.2                       Each of the parties hereto hereby irrevocably attorns to the jurisdiction of the Courts of the Province of Ontario and the Supreme Court of Canada.

ARTICLE 12 - NOTICES

12.1                       Any notice to be given pursuant to the provisions hereof shall be conclusively deemed to have been given and received by a party hereto and to be effective on the day on which it is delivered to such party at the addresses set forth below (or at such other address that such party shall supply to the other parties in writing) or if sent by mail, on the fifth business day after the day on which mailed, addressed to such party at said address:

(a)          If to the Optionee, at

(b)          If to the Corporation, at

828 Richmond Street West

Toronto, ON M6J 1C9

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SIGNED, SEALED & DELIVERED	)
in the presence of:	)
)
)
)
Witness	)	[Name]

CYNAPSUS THERAPEUTICS INC.

Per:
Authorized Signing Officer

Per:
Authorized Signing Officer

Schedule “A”

CYNAPSUS THERAPEUTICS INC.

DIRECTORS, MANAGEMENT, EMPLOYEES AND

CONSULTANTS STOCK OPTION PLAN

NOTICE OF DISPOSITION

TO:        Cynapsus Therapeutics Inc.

828 Richmond Street West,

Toronto, Ontario, M6J 1C9

Attention:	The Administrator, Directors, Management, Employees and Consultants Stock Option Plan

The undersigned hereby irrevocably gives notice, pursuant to the Cynapsus Therapeutics Inc. (the “Corporation”) Directors, Management, Employees and Consultants Stock Option Plan (the “Plan”), of the disposition of (cross out the inapplicable item):

(a)          all of the Options; or

(b)          _____________________of the Options;

which are the subject of the Option Agreement attached hereto.

The undersigned hereby elects pursuant to Section 2.8 of the Plan to dispose of the above-mentioned Options to the Company and directs the Company to issue a certificate evidencing the whole number of Shares to which the undersigned is entitled based on the formula set out in Section 2.8 of the Plan and directs the Company to issue such certificate in the name of the undersigned and to mail such certificate to the undersigned at the following address:

DATED the ____ day of ___________________, 20___.

Signature of Optionee

SCHEDULE “C”

BY-LAW NO. 4

A by-law relating generally to the

transaction of the business and affairs of

CYNAPSUS THERAPEUTICS INC.

(hereinafter called the “Corporation”)

CONTENTS

1.          Interpretation

2.          Business of the Corporation

3.          Directors

4.          Committees

5.          Officers

6.          Protection of Directors, Officers and Others

7.          Shares

8.          Dividends and Rights

9.          Meetings of Shareholders

10.        Information Available to Shareholders

11.        Divisions and Departments

12.        Notices

13.        Borrowing Powers of the Directors

14.        Effective Date

BE IT ENACTED as a by-law of the Corporation as follows:

ARTICLE I
INTERPRETATION

1.1         Definitions

In the by-laws of the Corporation, unless the context otherwise requires:

(a)          “Act” means the Canada Business Corporations Act and the regulations made pursuant thereto, as from time to time amended, and every statute that may be substituted therefor and, in the case of such substitution, any reference in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b)          “appoint” includes “elect” and vice versa;

(c)          “board” means the board of directors of the Corporation;

(d)          “by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(e)          “meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders; “special meeting of shareholders” includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

(f)          “non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Legislation Act (Ontario);

(g)          “recorded address” means in the case of a shareholder, his address as recorded in the securities register; and in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there is more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

(h)          “signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by paragraph 2.4 or by a resolution passed pursuant thereto;

(i)          all terms contained in the by-laws and which are defined in the Act shall have the meanings given to such terms in the Act; and

(j)          the singular shall include the plural and the plural shall include the singular; the masculine shall include all genders; and the word “person” shall include individuals, bodies corporate, corporations, companies, partnerships, syndicates, trusts, unincorporated organizations and any number or aggregate of persons.

ARTICLE II
BUSINESS OF THE CORPORATION

2.1         Registered Office

The registered office of the Corporation shall be in the municipality or geographic township located in Ontario as specified in its Articles, and at such place therein as the directors of the Corporation may from time to time by resolution determine.

2.2         Corporate Seal

The corporate seal of the Corporation, if any, shall be such seal as the directors of the Corporation may from time to time by resolution adopt.

2.3         Banking Arrangements

The banking business of the Corporation or any part thereof shall be transacted with such chartered banks, trust companies or other financial institutions as the board may by resolution from time to time determine.

Cheques on the bank accounts, drafts drawn or accepted by the Corporation, promissory notes given by it, acceptances, bills of exchange, orders for the payment of money and other instruments of a like nature may be made, signed, drawn, accepted or endorsed, as the case may be, by such officer or officers, person or persons as the board may by resolution from time to time name for that purpose.

Cheques, promissory notes, bills of exchange, orders for the payment of money and other negotiable paper may be endorsed for deposit to the credit of the Corporation’s bank account by such officer or officers, person or persons, as the board may by resolution from time to time name for that purpose, or they may be endorsed for such deposit by means of a stamp bearing the Corporation’s name.

2.4         Execution of Instruments

Except as hereinafter provided, instruments in writing may be signed in the name of and on behalf of the Corporation by:

(a)          the President and Chief Executive Officer or the Chief Operating Officer and Chief Financial Officer;

(b)          any two of the following officers: the Chairman of the Board, the Chief Scientific Officer or the Chief Medical Officer;

(c)          any one of the officers listed in subparagraphs (a) or (b) (the “executive officers”) together with any one director of the Corporation; or

(d)          any other officer or officers, director or directors, person or persons appointed by resolution of the board.

Notwithstanding the foregoing, instruments in writing involving payments by the Corporation in excess of $200,000 in the aggregate per annum, other than agreements relating to employment of personnel of the Corporation, treasury directions and agreements with vendors and suppliers entered into in the ordinary course of business, shall at all times require the signature of any two executive officers or any one executive officer together with any one director, unless otherwise determined by resolution of the board.

Any instrument in writing so signed shall be binding upon the Corporation without any further authorization or formality. In the event that the Corporation has only one officer and director, that person alone may sign any instruments in writing in the name of and on behalf of the Corporation. The board shall have power from time to time by resolution to appoint any one officer or director or any other officer or officers or any person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments in writing. The corporate seal, if any, may be affixed to any instruments in writing on the authority of any of the persons named in this section.

The signature or signatures of any of the aforesaid person or persons may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures, notes or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures, notes or other securities of the Corporation on which the signature or signatures of any of the foregoing officers or directors or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the board, shall be deemed to have been manually signed by such officers or directors or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers or directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures, notes or other securities of the Corporation.

The term “instruments in writing” as used herein shall, without limiting the generality thereof, include contracts, documents, deeds, mortgages, hypothecs, charges, security interests, conveyances, transfers and assignments of property (real or personal, immovable or movable), agreements, tenders, releases, proxies, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, stocks, bonds, debentures or other securities and all paper writings.

2.5         Investments

In particular, without limiting the generality of the foregoing, execution as provided in paragraph 2.4 hereof shall be adequate to sell, assign, transfer, exchange, convert or convey any securities, rights and warrants.

2.6         Voting Securities in Other Companies

All securities carrying voting rights in any other body corporate held from time to time by the Corporation may be voted at all meetings of holders of such securities in such manner and by such person or persons as the board of the Corporation from time to time determines. In the absence of action by the board, the proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation instruments of proxy and arrange for the issuance of voting certificates and other evidence of the right to vote in such names as they may determine.

2.7         Solicitors

Any one of the Chairman of the Board, the President and Chief Executive Officer or the Chief Operating Officer and Chief Financial Officer shall have the power from time to time to instruct solicitors to institute or defend actions or other legal proceedings for the Corporation without any specific resolution or retainer or instructions from the board; provided, however, that the board may give instructions superseding or varying such instructions.

2.8         Custody of Securities

The directors may from time to time by resolution provide for the deposit and custody of securities of the Corporation.

All share certificates, bonds, debentures, debenture stock certificates, notes or other obligations or securities belonging to the Corporation may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the name of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and may be endorsed in blank with endorsement guaranteed in order to enable transfers to be completed and registration to be effected.

2.9         Charging Assets

The board may from time to time charge, hypothecate, mortgage or pledge any or all of the assets of the Corporation not only by means of bonds and debentures by way of fixed charge or charges or by way of floating charge or charges, but also by any other instrument or instruments for the purposes of securing any past or existing or new or future liability direct or indirect of the Corporation or for the purpose of securing any bonds, debentures or other securities or liabilities of the Corporation or of any other body corporate.

2.10       Invalidity of Any Provisions of this By-Law

The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

2.11       Fiscal Year

The fiscal year of the Corporation shall terminate on such day in each year as is from time to time established by the board.

ARTICLE III
DIRECTORS

3.1         Number of Directors and Quorum

Where the articles specify a minimum and a maximum number of directors, the number of directors is the number within the minimum and maximum determined by the directors from time to time. No decrease in the number of directors will shorten the term of an incumbent director. Where the number of directors has not been determined as provided in this paragraph 3.1, the number of directors is the number of directors holding office immediately following the most recent election of directors, whether at an annual or special meeting of the shareholders, or by the directors pursuant to the Act. Notwithstanding the above, subject to the articles of the Corporation as well as applicable statutory requirements, the board of directors shall be comprised of at least three individuals, at least one quarter of whom shall be resident Canadians and a majority of whom shall satisfy the independence requirements of applicable securities laws, rules or guidelines, and any applicable stock exchange requirements or guidelines. In particular, a majority of the board of directors shall have no direct or indirect material relationship with the Corporation or any affiliate thereof which could reasonably interfere with the exercise of the board member’s independent judgment. Determinations as to whether a particular director satisfies the requirements for membership on the board shall be made by the full board. The quorum for the transaction of business at any meeting of the board shall be a majority of the number of directors or minimum number of directors required by the articles, but in no case shall a quorum be less than two-fifths of the number of directors or minimum number of directors, as the case may be.

3.2         Qualification

No person shall be qualified for election as a director if he is less than 18 years of age; if he is of unsound mind or incapable of managing property and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder.

3.3         Election and Term

The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors within the minimum and maximum determined by the board. The voting on the election shall be by show of hands unless a ballot is demanded by any shareholder. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

3.4         Removal of Directors

Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at a meeting specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by a quorum of the directors.

3.5         Vacancy of Office

A director ceases to hold office when: (i) he dies; (ii) he is removed from office by the shareholders; (iii) he ceases to be qualified for election as a director; or (iv) his written resignation is received by the Corporation provided that, if a time subsequent to its date of receipt by the Corporation is specified in such written resignation, the resignation shall become effective at the time so specified.

3.6         Vacancies

Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from a failure of the shareholders to elect the number of directors required to be elected at any meeting of shareholders. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the number of directors required to be elected at any meeting of shareholders, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy. If the directors then in office fail to call such meeting, or if there are no directors then in office, any shareholder may call the meeting.

3.7         Action by the Board

The board shall manage or supervise the management of the business and affairs of the Corporation. The powers of the board may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

3.8         Meeting by Telephone

If all the directors of the Corporation present or participating in the meeting consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

3.9         Place of Meetings

Meetings of the board may be held at any place within or outside Ontario.

3.10       Calling of Meetings

Subject to the Act, meetings of the board shall be held from time to time, and at least once annually, on such day and at such time and at such place as the board, the Chairman of the Board or any two directors may determine and the Secretary, when directed by the board, the Chairman of the Board or any two directors, shall convene a meeting of the board.

3.11       Notice of Meeting

Notice of the date, time and place of each meeting of the board shall be given in the manner provided in paragraph 12.1 to each director not less than 48 hours (exclusive of any part of a non-business day) before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

A director may in any manner waive notice of or otherwise consent to a meeting of the board. Attendance of a director at such a meeting is a waiver of notice of meeting except where the attendance is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

3.12       First Meeting of New Board

Provided a quorum of directors is present, each newly elected board may, without notice, hold its first meeting immediately following the meeting of shareholders at which such board is elected.

3.13       Adjourned Meeting

Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.14       Regular Meetings

The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.15       Chairman

The chairman of any meeting of the board shall be the Chairman of the Board. If the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman.

3.16       Votes to Govern

At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the matter will be referred to the Chairman of the board for decision.

3.17       Conflict of Interest

A director or officer of the Corporation who is a party to, is a director or officer of, or has a material interest in, another person who is a party to a material contract or transaction (in either case a “Conflict of Interest Transaction”), whether proposed or made, with the Corporation shall, in accordance with the Act, disclose in writing to the Corporation or request to have entered in the minutes of meetings of the directors or of meetings of committees of directors, the nature and extent of his interest in the Conflict of Interest Transaction. Except as permitted by the Act, a director so interested shall not attend any part of a meeting during which a Conflict of Interest Transaction is discussed, nor vote on any motion to approve the Conflict of Interest Transaction. A general notice to the directors by a director or officer of the Corporation declaring that he is a director or officer of, or has a material interest in, a person and is to be regarded as interested in any contract made or transaction entered into with that person is a sufficient disclosure of interest in relation to any Conflict of Interest Transaction with that person.

3.18       Effect of Disclosure

Where the Corporation enters into a Conflict of Interest Transaction, a director or officer is not accountable to the Corporation or the shareholders of the Corporation for any profit or gain realized from the Conflict of Interest Transaction and the Conflict of Interest Transaction is neither void nor voidable, by reason only of that relationship (or by reason only that the director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the Conflict of Interest Transaction), if the director or officer disclosed his interest therein in the manner prescribed by the Act, the directors approved the Conflict of Interest Transaction and the Conflict of Interest Transaction was reasonable and fair to the Corporation at the time it was approved. Notwithstanding the foregoing, a director or officer of the Corporation, acting honestly and in good faith, is not accountable to the Corporation or to the shareholders of the Corporation for any profit or gain realized from any Conflict of Interest Transaction and the Conflict of Interest Transaction is not void or voidable by reason only of the interest of the director or officer of the Corporation therein, if (a) the Conflict of Interest Transaction was approved or confirmed by special resolution at a meeting of the shareholders of the Corporation, (b) disclosure of the interest of the director or officer of the Corporation in the Conflict of Interest Transaction was made to the shareholders of the Corporation in a manner sufficient to indicate its nature before the Conflict of Interest Transaction was approved or confirmed, and (c) the Conflict of Interest Transaction was reasonable and fair to the Corporation at the time it was approved or confirmed. Nothing in this paragraph 3.18 shall be construed as an affirmative statement that, in any particular situation or situations, a director or officer of the Corporation shall be accountable to the Corporation or the shareholders of the Corporation for any profit or gain realized from a Conflict of Interest Transaction or that a Conflict of Interest Transaction is void or voidable due to a failure of the officer or director to comply with the procedures set forth in this paragraph 3.18.

3.19       Remuneration and Expenses

The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the shareholders or of the board or any committee thereof or otherwise in the performance of their duties. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

ARTICLE IV
COMMITTEES

4.1         Committee of Directors

The board may appoint a committee of directors, however designated, and delegate to such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of directors has no authority to exercise.

4.2         Transaction of Business

The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Ontario.

4.3         Audit Committee

The board shall appoint annually from among its number an audit committee to be composed of not fewer than three directors, all of whom shall not be officers or employees of the Corporation or any affiliate thereof, and subject to any other restrictions imposed by applicable securities laws, rules or guidelines, or any applicable stock exchange requirements or guidelines. The audit committee shall have the powers and duties provided in the Act, and such other applicable legislation.

4.4         Advisory Committees

The board may from time to time appoint such advisory committees as it may deem advisable, but the functions of any such other committees shall be advisory only.

4.5         Procedure

Unless otherwise determined by the board, each committee shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

ARTICLE V
OFFICERS

5.1         Appointment

The Chairman of the Board may, but need not be, an officer of the Corporation. The Chairman of the Board is designated by vote of a majority of the non-management board members. The board shall from time to time appoint a President, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, a Chief Scientific Officer, a Chief Medical Officer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. An officer may but need not be a director and one person may hold more than one office. All officers shall sign such contracts, documents, or instruments in writing as require their respective signatures. In the case of the absence or inability to act of any officer or for any other reason that the board may deem sufficient, the board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

5.2         Chairman of the Board

The Chairman of the Board shall be a director and shall, when present, preside at all meetings of the board. The Chairman of the Board shall be vested with and may exercise such powers and shall perform such other duties as may from time to time be assigned to him by the board. During the absence or disability of the Chairman of the Board, his duties shall be performed and his powers exercised by another board member duly appointed by the board. The board of directors may determine that the Chairman of the Board shall not be an officer of the Corporation and shall act solely in a non-executive capacity. A non-executive Chairman of the Board shall possess and exercise such authority and powers and perform such duties as may be determined by the by-laws and by the board.

5.3         President and Chief Executive Officer

The President and Chief Executive Officer of the Corporation shall, subject to the authority of the board, have general supervision of the business and affairs of the Corporation and such other powers and duties as the board may specify.

5.4         Chief Operating Officer

The Chief Operating Officer shall have such powers and duties as the board or the President and Chief Executive Officer may specify.

5.5         Secretary

The Secretary shall give, or cause to be given as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the President and Chief Executive Officer may specify.

5.6         Chief Financial Officer

The Chief Financial Officer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as Chief Financial Officer and of the financial position of the Corporation; and he shall have such other powers and duties as the board or the President and Chief Executive Officer may specify.

5.7         Chief Scientific Officer

The Chief Scientific Officer shall have such powers and duties as the board or the President and Chief Executive Officer may specify.

5.8         Chief Medical Officer

The Chief Medical Officer shall have such powers and duties as the board or the President and Chief Executive Officer may specify.

5.9         Powers and Duties of Other Officers

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the President and Chief Executive Officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the President and Chief Executive Officer otherwise directs.

5.10       Variation of Powers and Duties

The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

5.11       Term of Office

The board, in its discretion, may remove any officer of the Corporation, with or without cause, without prejudice to such officer’s rights under any employment contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed or until the earlier of his resignation or death.

5.12       Terms of Employment and Remuneration

The terms of employment and the remuneration of an officer appointed by the board shall be settled by it from time to time. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be so determined.

5.13       Conflict of Interest

An officer shall disclose his interest in any material contract or transaction or proposed material contract or transaction with the Corporation in accordance with paragraph 3.17.

5.14       Agents and Attorneys

The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the powers to subdelegate) as may be thought fit.

5.15       Fidelity Bonds

The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine, but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

ARTICLE VI
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1         Submission of Contracts or Transactions to Shareholders for Approval

The board in its discretion may submit any contract, act or transaction for approval, ratification or confirmation at any meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation’s articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

6.2         For the Protection of Directors and Officers

In supplement of and not by way of limitation upon any rights conferred upon directors by the provisions of the Act, it is declared that no director shall be disqualified by his office from, or vacate his office by reason of, holding any office or place of profit under the Corporation or under any body corporate in which the Corporation shall be a shareholder or by reason of being otherwise in any way directly or indirectly interested or contracting with the Corporation either as vendor, purchaser or otherwise or being concerned in any contract or arrangement made or proposed to be entered into with the Corporation in which he is in any way directly or indirectly interested either as vendor, purchaser or otherwise nor shall any director be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and, subject to the provisions of the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any director shall be in any way directly or indirectly interested shall be voided or voidable and no director shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of the fiduciary relationship existing or established thereby. Subject to the provisions of the Act and to paragraph 3.17, no director shall be obliged to make any declaration of interest or refrain from voting in respect of a contract or proposed contract with the Corporation in which such director is in any way directly or indirectly interested.

6.3         Limitation of Liability

Except as otherwise provided in the Act, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any persons, firm or corporation including any person, firm or corporation with whom or in which any moneys, securities or effects shall be lodged or deposited for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and in the best interests of the Corporation and in connection therewith to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

6.4         Indemnity

Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires.

6.5         Insurance

The Corporation shall purchase and maintain insurance for the benefit of any person referred to in paragraph 6.4 against such liabilities and in such amounts as the board may from time to time determine and are permitted by the Act.

ARTICLE VII
SHARES

7.1         Allotment

The board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

7.2         Commissions

The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.3         Registration of Transfers

Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles.

7.4         Transfer Agents and Registrars

The board may from time to time appoint one or more agents to maintain, in respect of each class of securities of the Corporation issued by it in registered form, a securities register and one or more branch securities registers. An agent may be designated as transfer agent or registrar according to their functions and one agent may be designated both registrar and transfer agent. The board may at any time terminate such appointment.

7.5         Non-recognition of Trusts

Subject to the provisions of the Act, the Corporation may treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

7.6         Share Certificates

Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder’s right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with paragraph 2.4 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

7.7         Replacement of Share Certificates

The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate or uncertificated shares in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding $5.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board or any duly appointed transfer agent may from time to time prescribe, whether generally or in any particular case.

7.8         Joint Shareholders

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such shares.

7.9         Deceased Shareholders

In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

7.10       Electronic Book-Based or Other Non-Certificated Registered Positions

Subject to subsection 49(1) of the Act, a registered shareholder may have his holdings of shares of the Corporation evidenced by an electronic, book-based, direct registration service or other non-certificated entry or position on the register of shareholders to be kept by the Corporation in place of a physical share certificate pursuant to a registration system that may be adopted by the Corporation, in conjunction with its transfer agent. This by-law shall be read such that a registered holder of shares of the Corporation pursuant to any such electronic, book-based, direct registration service or other non-certificated entry or position shall be entitled to all of the same benefits, rights and entitlements and shall incur the same duties and obligations as a registered holder of shares evidenced by a physical share certificate. The Corporation and its transfer agent may adopt such policies and procedures and require such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of a share registration system by electronic, book-based, direct registration or other non-certificated means.

ARTICLE VIII
DIVIDENDS AND RIGHTS

8.1         Dividends

Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

8.2         Dividend Cheques

A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

8.3         Non-receipt of Payment

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.4         Record Date for Dividends and Rights

The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than seven days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

8.5         Unclaimed Dividends

Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

ARTICLE IX
MEETINGS OF SHAREHOLDERS

9.1         Annual Meetings

The annual meeting of shareholders shall be held at such time in each year as the board, the President and Chief Executive Officer and the Chief Operating Officer and Chief Financial Officer may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

9.2         Special Meetings

The board, the Chairman of the Board (if any) or the President and Chief Executive Officer shall have power to call a special meeting of shareholders at any time.

9.3         Place of Meetings

Meetings of shareholders shall be held at such place in or outside Ontario as the board shall so determine.

9.4         Notice of Meetings

Notice of the time and place of each meeting of shareholders shall be given in the manner provided in paragraph 12.1 not less than 21 days nor more than 50 days before the date of the meeting or as otherwise prescribed by applicable laws, to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state or be accompanied by a statement of the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and the text of any special resolution or by-law to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders.

9.5         Nomination of Directors

Subject only to the Act, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors, (a) by or at the direction of the board, including pursuant to a notice of meeting, (b) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act or (c) by any person (a “Nominating Shareholder”) (i) who, at the close of business on the date of the giving of the notice provided for below in this paragraph 9.5 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and (ii) who complies with the notice procedures set forth below in this paragraph 9.5.

(a)          In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, such person must have given timely notice thereof in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with this paragraph 9.5.

(b)          To be timely, a Nominating Shareholder’s notice to the Secretary of the Corporation must be made (a) in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and (b) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made. In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

(c)          To be in proper written form, a Nominating Shareholder’s notice to the Secretary of the Corporation must set forth (a) as to each person whom the Nominating Shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (iv) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below in paragraph 9.5(e)); and (b) as to the Nominating Shareholder giving the notice, any information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws. The Corporation may require any proposed nominee to furnish such other information: (x) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation; (y) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee; or (z) as may be reasonably required to determine whether such candidate would comply with all applicable corporate governance, conflict of interest, confidentiality, share ownership, majority voting, insider trading and other policies and guidelines of the Corporation applicable to directors in effect at such time.

(d)          No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this paragraph 9.5; provided, however, that nothing in this paragraph 9.5 shall be deemed to preclude discussion by a shareholder (as distinct from nominating directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(e)          For purposes of this paragraph 9.5, (i) “public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com; and (ii) “Applicable Securities Laws” means the Securities Act (Ontario) and the equivalent legislation in the other provinces and in the territories of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each of the provinces and territories of Canada.

(f)          Notwithstanding paragraphs 12.1 and 12.7, notice given to the Secretary of the Corporation pursuant to this paragraph 9.5 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

Notwithstanding any of the foregoing, the board may, in its sole discretion, waive any requirement in this Section 9.5.

9.6         List of Shareholders Entitled to Notice

For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to paragraph 9.7, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.

9.7         Record Date for Notice

The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 30 days, or as otherwise prescribed by applicable laws, as a record date for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date shall be given not less than seven days before such record date by newspaper advertisement in the manner provided in the Act and by written notice to each stock exchange on which its shares are traded. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

9.8         Meetings without Notice

A meeting of shareholders may be held without notice at any time and place permitted by the Act:

(i)          if all the shareholders entitled to vote thereat are present in person or represented by proxy waive notice of or otherwise consent to such meeting being held; and

(ii)         if the auditor and the directors are present or waive notice of or otherwise consent to such meeting being held, so long as such shareholders, auditor and directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

9.9         Chairman, Secretary and Scrutineers

The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: the Chairman of the Board and the President and Chief Executive Officer. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

9.10       Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

9.11       Quorum

A quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat, or a duly appointed proxy or proxyholder for an absent shareholder so entitled.

9.12       Right to Vote

Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, at any meeting of shareholders for which the Corporation has prepared the list referred to in paragraph 9.6, every person who is named in such list shall be entitled to vote the shares shown opposite his name. At any meeting of shareholders for which the Corporation has not prepared the list referred to in paragraph 9.6, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

9.13       Proxies

Shareholders of the Corporation shall be entitled to vote in person or, if the shareholder is a body corporate, association or other unincorporated entity, by a representative authorized by a resolution of the directors of such body corporate, association or other unincorporated entity, association or other unincorporated entity, entitled to vote at a meeting of shareholders, may by means of a proxy, appoint a proxyholder or alternate proxyholder, who need not be a shareholder of the Corporation, as the nominee thereof to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. Signatures on instruments of proxy need not be witnessed and may be in writing or by electronic signature by the shareholder or by an attorney who is authorized by a document that is signed in writing or by electronic signature. The chairman of any meeting of shareholders shall determine the authenticity of all signatures on instruments of proxy, which determination shall be final and conclusive. The chairman of any meeting of shareholders, including any adjournment thereof, may also in his discretion, unless otherwise determined by resolution of the directors, accept any telecopied, telegraphed, telexed, cabled or emailed proxy or other communication as to the authority of anyone claiming to vote on behalf of, or to represent, a shareholder of the Corporation notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation and any votes cast in accordance with such telecopied, telegraphed, telexed, cabled or emailed proxy or other communication accepted by the chairman shall be valid and any votes cast. in accordance therewith shall be counted. An instrument of proxy may be signed and delivered in blank and filled in afterwards by the Chairman of the Board, the President and Chief Executive Officer, the Chief Operating Officer and Chief Financial Officer, the Secretary or any Assistant-Secretary of the Corporation or by any other person designated by the directors. It shall not be necessary for an instrument of proxy to be dated or to have inserted therein the number of shares of the Corporation owned by the appointor thereunder. The directors may, at the expense of the Corporation, send out an instrument of proxy in which certain directors or officers of the Corporation or other persons are named, which may be accompanied by stamped envelopes for the return of such instruments of proxy, even if the directors so named vote the proxies in favour of their own election as directors. The directors may specify in the notice calling a meeting of the shareholders of the Corporation a time, not exceeding 48 hours (excluding Saturdays and holidays) preceding the time fixed for the meeting or any adjournment thereof, before which proxies must be deposited with the Corporation or an agent thereof. Unless otherwise determined by the chairman of the meeting, an instrument of proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, where no such time is specified in such notice, if it has been received by the Secretary or another officer of the Corporation or the chairman of the meeting or any adjournment thereof before the time of voting on the particular matter. An instrument of proxy shall cease to be valid one year from the date thereof.

9.14       Revocation of Proxies

In addition to revocation in any other manner permitted by law, an instrument of proxy may be revoked by an instrument in writing signed in the same manner as an instrument of proxy may be signed and deposited either at the registered office of the Corporation at any time up to and including the last day (excluding Saturdays and holidays) preceding the date of the meeting of shareholders or any adjournment thereof at which the instrument of proxy is to be used or with the chairman of such meeting or any adjournment thereof before the time of voting on the particular matter.

9.15       Time for Deposit of Proxies

The board may by resolution specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting or an adjournment thereof by not more than 48 hours exclusive of any part of a non-business day, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, only if it has been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

9.16       Joint Shareholders

If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

9.17       Votes to Govern

At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by-law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

9.18       Show of Hands

Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

9.19       Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a vote by show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

9.20       Termination, Adjournment and Postponement

The chairman of a meeting of shareholders may terminate the meeting following the conclusion of all business which may properly come before the meeting. A meeting of shareholders may be adjourned only upon the affirmative vote of a majority of the votes cast in respect of the shares present or represented in person or by proxy at the meeting. Any business may be brought before or dealt with at any adjourned meeting which may have been brought up or dealt with at the original meeting. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days, it is not necessary to give notice of the resumption of the meeting if the time and place for resuming the meeting are announced at the meeting which is adjourned. The directors may postpone any meeting of shareholders previously called by the directors. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the resumption of the meeting shall be given in accordance with the Act.

9.21       Procedure at Meetings

The chairman of any meeting of shareholders shall determine the procedure thereat in all respects and his decision on all matters or things, including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instrument of proxy or ballot, shall be conclusive and binding upon all of the shareholders of the Corporation, except as otherwise specifically provided in the by-laws of the Corporation.

9.22       One-Shareholder Meeting

Where all of the outstanding shares of any class or series of shares of the Corporation are held by one shareholder, that shareholder present in person or by proxyholder or by authorized representative shall constitute a meeting of the holders of that class or series of shares of the Corporation.

9.23       Meetings by Telephonic, Electronic or Other Communication Facility

Meetings of shareholders may be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting if so determined by the directors or by the shareholders who called the particular meeting of shareholders. Any person entitled to attend a meeting of shareholders may participate in such a meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other if the Corporation makes available such a communication facility and any person participating in a meeting by such means shall, be deemed to be present at the meeting. Any vote at such a meeting may, but is not required to, be held entirely by means of a telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

9.24       Resolution in Writing

A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor in accordance with the Act.

ARTICLE X
INFORMATION AVAILABLE TO SHAREHOLDERS

10.1       Information Available to Shareholders

Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

10.2       Directors’ Determination

The directors may from time to time, subject to the rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the board or by a resolution of the shareholders in a general meeting.

ARTICLE XI
DIVISIONS AND DEPARTMENTS

11.1       Creation and Consolidation of Divisions

The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including, without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case, The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations or any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

11.2       Name of Division

Any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business under such name, provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation.

11.3       Officers of Division

From time to time the board or, if authorized by the board, the President and Chief Executive Officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board or, if authorized by the board, the President and Chief Executive Officer, may remove at its or his pleasure any officer so appointed, without prejudice to such officer’s rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

ARTICLE XII
NOTICES

12.1       Method of Giving Notices

Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box and shall be deemed to have been received on the fifth (5th) day after so depositing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. Notwithstanding the foregoing, a notice or document required or permitted by the Act, the articles, the bylaws or otherwise may be sent by electronic means in accordance with the Electronic Commerce Act, 2000 (Ontario). The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

12.2       Signature to Notices

The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

12.3       Proof of Service

A certificate of the Chairman of the Board (if any), the President, the Chief Operating Officer and Chief Financial Officer or of any other officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to the facts in relation to the mailing or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation as the case may be.

12.4       Notice to Joint Shareholders

All notices with respect to shares registered in more than one name shall, if more than one address appears on the records of the Corporation in respect of such joint holdings, be given to all of such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to the holders of such shares.

12.5       Computation of Time

In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, both the date of giving the notice and the date of the meeting or other event shall be excluded.

12.6       Undelivered Notices

If any notice given to a shareholder pursuant to paragraph 12.1 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

12.7       Omissions and Errors

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise found thereon.

12.8       Deceased Shareholders

Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased, and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with any person or persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs, executors or administrators and on all persons, if any, interested with him in such shares.

12.9       Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

12.10       Waiver of Notice

Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.

ARTICLE XIII
BORROWING POWERS OF THE DIRECTORS

13.1       Borrowing Power

Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the provisions of the Act, the board may from time to time, without authorization of the shareholders:

(a)          borrow money on the credit of the Corporation;

(b)          issue, reissue, sell or pledge debt obligations of the Corporation;

(c)          give guarantees on behalf of the Corporation to secure performance of an obligation of any person; and

(d)          mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

The directors may from time to time authorize any director or directors, officer or officers, employee or employees of the Corporation or other person or persons, whether connected with the Corporation or not, to make arrangements with reference to the monies borrowed or to be borrowed as aforesaid and as to the terms and conditions of the loan thereof and as to the securities to be given therefor, with power to vary or modify such arrangements, terms and conditions and to give such additional debt obligations for any monies borrowed or remaining due by the Corporation as the directors of the Corporation may authorize and generally to manage, transact and settle the borrowing of money by the Corporation.

The directors may from time to time authorize any director or directors, officer or officers, employee or employees of the Corporation or other person or persons, whether connected with the Corporation or not, to sign, execute and give on behalf of the Corporation all documents, agreements and promises necessary or desirable for the purposes aforesaid and to draw, make, accept, endorse, execute and issue cheques, promissory notes, bills of exchange, bills of lading and other negotiable or transferable instruments and the same and all renewals thereof or substitutions therefor so signed shall be binding upon the Corporation.

The words “debt obligations” as used in this paragraph 13 mean bonds, debentures, notes or other similar obligations or guarantees of such an obligation, whether secured or unsecured.

ARTICLE XIV
EFFECTIVE DATE

14.1       Effective Date

This by-law shall come into force on April 4, 2016, being the date on which it was approved by the board, and thereby substitutes and repeals all prior by-laws of the Corporation. This by-law shall remain in force subject to confirmation by the shareholders at the next meeting of shareholders, in accordance with the provisions of the Act.

Dated the 4th day of April, 2016.

/s/ Anthony Giovinazzo	/s/ Andrew Williams
ANTHONY GIOVINAZZO	ANDREW WILLIAMS
President and Chief Executive Officer	Chief Operating Officer and Chief Financial Officer

Confirmed by the shareholders of the Corporation at a meeting of shareholders in accordance with the provisions of the Act.

Dated the 10th day of May, 2016.

ANTHONY GIOVINAZZO	ANDREW WILLIAMS
President and Chief Executive Officer	Chief Operating Officer and Chief Financial Officer

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